UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
MRC GLOBAL INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

Dated March 27, 2024

MRC Global

2024 Notice of Virtual ANNUAL MEETING of STOCKHOLDERS & Proxy Statement

2024 Virtual Meeting of Stockholders Online Meeting Only - No Physical Meeting Location

[●], 2024

Dear Fellow Stockholders:

As chairman of MRC Global’s Board of Directors, I am proud of the Company’s strong commitment to its investors, customers, employees and sound governance. On behalf of the MRC Global Board of Directors, I thank you for your investment in our Company and your continued support.

We are pleased to invite you to the 2024 Annual Meeting of Stockholders that will be conducted virtually on [●], 2024, starting at [●] Houston, Texas time. Stockholders will be able to listen, vote and submit questions from any remote location with internet connectivity. A notice of the meeting and a Proxy Statement containing information about the matters to be acted upon are attached to this letter. Information on how to participate in this year’s virtual meeting can be found on page 1. Our Board of Directors recommends that you vote in accordance with our Board’s recommendations on all proposals using the WHITE proxy card.

In March of this year, we added David A. Hager to the Board as a new independent director. During his tenure as CEO and Executive Chairman of Devon Energy, Dave led the execution of a strategy that drove impressive returns for Devon’s shareholders. His breadth and depth of board and business experience, particularly in energy, will bring valuable perspectives to our board as MRC Global continues to invest in our growth drivers, serve our customers and drive to generate significant value for our shareholders. Also in March our Board determined to not re-nominate Barbara J. Duganier for re-election at the 2024 Annual Meeting of Stockholders as she had notified the Board of her desire to not stand for re-election. We want to thank Barbara for her many years of contribution to the Company and wish her the best in all of her future endeavors.

Engine Capital LP (together with its affiliates and related persons, “Engine Capital”) has nominated Bradley T. Favreau and Daniel B. Silvers (collectively, the “Engine Capital Nominees”) for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. As a result, you may receive solicitation materials from Engine Capital, including proxy statements and proxy cards, seeking your proxy to vote for Engine Capital’s nominees.

Our Board of Directors does not endorse the Engine Capital Nominees and unanimously recommends that you vote “FOR” the election of the eight nominees proposed by our Board:

Deborah G. Adams	Ronald L. Jadin
Leonard M. Anthony	Dr. Anne McEntee
George J. Damiris	Robert J. Saltiel, Jr.
David A. Hager	Robert L. Wood

and “FOR” the other proposals recommended by our Board using the WHITE proxy card. You may receive solicitation materials from Engine Capital, including proxy statements and blue proxy cards. MRC Global is not responsible for the accuracy or completeness of any information provided by or relating to Engine Capital or its nominees in solicitation materials filed or disseminated by or on behalf of Engine Capital or any other statements Engine Capital may make.

Our Board strongly urges you to discard and NOT to vote using any blue proxy card sent to you by Engine Capital. If you have already submitted a blue proxy card, you can revoke the proxy and vote for our Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet by following the instructions on your WHITE proxy card, WHITE voting instruction form or notice. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

PLEASE NOTE THAT THIS YEAR, YOUR WHITE PROXY CARD LOOKS DIFFERENT. RECENTLY ADOPTED NEW PROXY RULES REQUIRE THE COMPANY’S WHITE PROXY CARD TO LIST THE ENGINE CAPITAL NOMINEES IN ADDITION TO OUR BOARD’S NOMINEES. PLEASE MARK YOUR WHITE PROXY CARD CAREFULLY AND VOTE “FOR” ONLY THE EIGHT NOMINEES AND PROPOSALS THAT OUR BOARD RECOMMENDS.

Your vote is extremely important no matter how many shares you own. Whether or not you expect to attend the meeting, please promptly use your WHITE proxy card to vote by proxy over the Internet or by mail. If you have any questions or require any assistance with voting your shares, please call MRC Global’s proxy solicitor:

Morrow Sodali LLC

430 Park Ave., 14th Floor

New York, NY 10022

Telephone: (203) 658-9400

Email: MRC@info.morrowsodali.com

Thank you for being a stockholder and for the trust and continued interest you have in MRC Global Inc.

Best regards,

/s/ Robert L. Wood

Robert L. Wood

Chairman of the Board

Notice of 2024 Virtual Annual Meeting of Stockholders

Date and Time

[●], 2024

[●] Houston, Texas time

Virtual Only Meeting

No physical meeting location; See Voting Instructions for Stockholders on page 1.

Items to be Voted On

1.	Election of 8 Company director nominees: Deborah G. Adams, Leonard M. Anthony, George J. Damiris, David A. Hager, Ronald L. Jadin, Dr. Anne McEntee, Robert J. Saltiel, Jr. and Robert L. Wood

2.	Consider and act upon an advisory approval of a non-binding resolution approving the Company’s named executive officer compensation.

3.	Consider and act upon the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2024.

4.	Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

5.	Act on any other business that may properly come before the Annual Meeting or any reconvened meeting after adjournment.

How to Vote in Advance

Your vote is very important. Even if you intend to be present virtually at the Annual Meeting, please promptly vote in one of the following ways so that your shares may be represented and voted at the Annual Meeting:

Advance Voting Methods

Internet – Follow online instructions on your Proxy Card and vote at [●]

Mail - Complete, sign, date and return your proxy card or voting instruction form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on [●], 2024.

MRC Global’s proxy materials including the Proxy Statement and 2023 Annual Report for the fiscal year ended December 31, 2023, are available and all future soliciting materials will be available, at www.viewourmaterial.com/mrc.

Who Can Vote?

You can vote at the virtual Annual Meeting if you were a holder of record of the Company’s common or preferred stock at the close of business on March 25, 2024.

Changes to Board Composition

In March 2024, the Company added David A. Hager to the Board. Also in March 2024, the Board determined to not re-nominate Barbara J. Duganier for re-election at the 2024 Annual Meeting of Stockholders as she had notified the Board of her desire to not stand for re-election at the 2024 Annual Meeting of Stockholders. Effective as of the end of Ms. Duganier’s term of office, the Board has decreased the size of the Board from ten to nine directors.

Voting Instructions

If you plan to participate in the virtual 2024 Annual Meeting of Stockholders, please see the instructions on page 1 of the Proxy Statement.

Voting by internet or by returning your proxy card or voting instruction form in advance of the 2024 Annual Meeting of Stockholders does not deprive you of your right to attend the virtual meeting.

By Order of the Board of Directors,

/s/ Daniel J. Churay

Daniel J. Churay

Executive Vice President – Corporate Affairs,

General Counsel and Corporate Secretary

[●], 2024

MRC Global Inc.

1301 McKinney Street, Suite 2300

Houston, Texas 77010

i	2024 Proxy Statement

2023 Executive Compensation Program	65
Realized Pay	72
Other Matters Related to Compensation	73
Compensation & Human Capital Committee Report	76

PROPOSAL II: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION	77

Summary Compensation Table for 2023	78
Grants of Plan-Based Awards in Fiscal Year 2023	79
Outstanding Equity Awards at 2023 Fiscal Year-End	80
Option Exercises and Stock Vested During 2023	81
CEO PAY RATIO	81
PAY VERSUS PERFORMANCE DISCLOSURE	82
Employment and Other Agreements	84
Potential Payments upon Termination or Change in Control	85
Change in Control	89
Certain Relationships and Related Transactions	91
Related Party Transaction Policy	91

REPORT OF THE AUDIT COMMITTEE	92

Principal Accounting Fees and Services	94
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors	94

PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	96

PROPOSAL IV: AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION	97

SUSTAINABILITY AND SOCIAL RESPONSIBILITY	99

INCORPORATION BY REFERENCE	102

OTHER MATTERS	102

ACCESS TO REPORTS AND OTHER INFORMATION	102

ii	2024 Proxy Statement

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING

Our 2024 Annual Meeting of Stockholders, or the Annual Meeting, will be a completely virtual meeting. There will be no physical meeting location.

How Can I Participate in the Virtual Annual Meeting?

The Annual Meeting will be held online via a live webcast at [●]. You are entitled to participate in the Annual Meeting only if you were a holder of Common or Preferred Stock as of the close of business on the Record Date, or your authorized representative or you hold a valid proxy for the Annual Meeting. Stockholders must pre-register to attend or vote by ballot at the Annual Meeting.

You may only participate in the virtual meeting by registering in advance at [●] prior to the deadline of [●] a.m. Central Time on [●], 2024. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request.

If you are a beneficial holder, you must obtain a “legal proxy” from your broker, bank or other nominee in order to vote at the Annual Meeting. Upon completing registration, participants will receive further instructions via e-mail, including unique links that will allow them to access the meeting. Beneficial holders do not require a “legal proxy” to attend the meeting (but not vote at the meeting) and can do so by following the instructions above.

If you have any difficulty following the registration process, please email Morrow Sodali at MRC@info.morrowsodali.com.

Even if you plan to attend the virtual Annual Meeting, we recommend you also vote by proxy in advance of the Annual Meeting so that your vote will be counted if you later are unable or decide not to attend the virtual Annual Meeting.

Contested Election

Engine Capital has nominated Bradley T. Favreau and Daniel B. Silvers (collectively, the “Engine Capital Nominees”) for election as directors at the Annual Meeting in opposition to the nominees that our Board of Directors recommends. In accordance with our bylaws, all director nominees will be elected by a plurality of votes cast and the eight director nominees who receive the greatest number of votes will be elected to our Board at the Annual Meeting. Any shares not voted “FOR” a particular director nominee as a result of a “WITHHOLD” vote or a broker non-vote will not be counted in that director nominee’s favor and will not otherwise affect the outcome of the election (except to the extent they otherwise reduce the number of shares voted “FOR” such director nominee).

All director nominees that our Board recommends have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. Our Board does not anticipate that any of our director nominees will be unable to serve as a director. If, at the time of the Annual Meeting, any nominee is unable to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate that our Board designates, unless the Board chooses to reduce its size.

We encourage you to vote by proxy using your WHITE proxy card or WHITE voting instruction form as promptly as possible, even if you plan to attend our Annual Meeting. If you have any questions about voting by proxy using your WHITE proxy card or WHITE voting instruction form, please contact Morrow Sodali LLC, our proxy solicitation firm, at MRC@info.morrowsodali.com or (203) 658-9400. Our Board unanimously recommends that you use the WHITE proxy card or WHITE voting instruction form to vote “FOR” only each of our Board’s eight director nominees.

As a result, you may receive solicitation materials from Engine Capital, including proxy statements and proxy cards, seeking your proxy to vote for the Engine Capital Nominees.

1	2024 Proxy Statement

Our Board does NOT endorse any of the Engine Capital Nominees and unanimously recommends that you disregard any materials, including any blue proxy card, that may be sent to you by Engine Capital. Importantly, voting on a blue proxy card to “withhold” with respect to any of the Engine Capital Nominees is NOT the same as voting “FOR” our Board’s director nominees. This is because a vote on a blue proxy card to “withhold” with respect to any of the Engine Capital Nominees will revoke any WHITE proxy card or WHITE voting instruction form you may have previously submitted. To support our Board’s director nominees, you should use the WHITE proxy card or WHITE voting instruction form to vote “FOR” only each of our Board’s eight director nominees.

2	2024 Proxy Statement

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

In this Proxy Statement, we present certain financial measures that deviate from measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are not necessarily better than the nearest GAAP measure but provide additional information as described below. For more complete information on the 2023 financial and operating performance of MRC Global Inc. (“MRC Global”, the “Company”, “we”, “us” or “our”), please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and can be found on the internet at www.viewourmaterial.com/mrc. This annual report provides a complete reconciliation of certain of the non-GAAP measures as described below.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure, and we define adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, amortization of intangibles and certain other expenses, including non-cash expenses (such as equity-based compensation, severance and restructuring, changes in the fair value of derivative instruments, long-lived asset impairments, including goodwill and intangible assets), inventory-related charges incremental to normal operations and plus or minus the impact of our last-in, first-out (“LIFO”) inventory costing methodology. We believe adjusted EBITDA provides investors a helpful measure for comparing our operating performance with the performance of other companies that may have different financing and capital structures or tax rates. We believe it is a useful indicator of our operating performance without regard to items, such as amortization of intangibles, which can vary substantially from company to company depending upon the nature and extent of acquisitions. Similarly, the impact of the LIFO inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. We believe that net income is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted EBITDA. See the following table for a detailed reconciliation of net income to adjusted EBITDA.

	($ in millions)
	Year Ended December 31,
	2021	2022	2023

Net Income (loss)	$(14)	$75	$114

Income tax expense	—	35	39

Interest expense	23	24	32

Depreciation and amortization	19	18	19

Amortization of intangibles	24	21	21

Facility closures	1	—	—

Severance and restructuring	1	1	—

Employee separation	1	—	—

Non-recurring IT related professional fees	—	—	1

Increase in LIFO reserve	77	66	2

Equity-based compensation expense	12	13	14

Customer settlement	—	—	3

Activism response legal and consulting costs	—	—	1

Asset disposal	—	—	1

Foreign currency losses	2	8	3

Adjusted EBITDA	$146	$261	$250

3	2024 Proxy Statement

Adjusted Gross Profit. Adjusted gross profit is a non-GAAP financial measure. We define adjusted gross profit as sales, less cost of sales, plus depreciation and amortization, plus amortization of intangibles plus inventory-related charges incremental to normal operations, and plus or minus the impact of our LIFO inventory costing methodology. We present adjusted gross profit because we believe it is a useful indicator of our operating performance without regard to items, such as amortization of intangibles, which can vary substantially from company to company depending upon the nature and extent of acquisitions. Similarly, the impact of the LIFO inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. We use adjusted gross profit as a key performance indicator in managing our business. We believe that gross profit is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted gross profit. See the following table for a detailed reconciliation of gross profit to adjusted gross profit.

	($ in millions)
	Year Ended December 31,
		% of		% of		% of
	2021	Revenue	2022	Revenue*	2023	Revenue*

Gross profit, as reported	$417	15.6%	$610	18.1%	$690	20.2%

Depreciation and amortization	19	0.7%	18	0.5%	19	0.6%

Amortization of intangibles	24	0.9%	21	0.6%	21	0.6%

Increase in LIFO reserve	77	2.9%	66	2.0%	2	0.1%

Adjusted Gross Profit	$537	20.1%	$715	21.3%	$732	21.5%

*	Does not foot due to rounding

Net Debt. Net debt and related leverage metrics may be considered non-GAAP measures. We define net debt as total long-term debt, including the current portion, minus cash. We define our leverage ratio as net debt divided by adjusted EBITDA (as defined above). We believe net debt is an indicator of the extent to which the Company’s outstanding debt obligations could be satisfied by cash on hand and a useful metric for investors to evaluate the Company’s leverage position. We believe the leverage ratio is a commonly used metric that management and investors use to assess the borrowing capacity of the Company. We believe total long-term debt (including the current portion) is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to net debt.

The following table reconciles total long-term debt (including the current portion), as derived from our consolidated financial statements, with net debt (in millions) and shows the calculation of our leverage ratio:

	($ in millions)
	Year Ended December 31,
	2021	2022	2023

Long-term debt, net	$295	$337	$9

Plus: current portion of debt	2	3	292

Total debt	297	340	301

Less: Cash	48	32	131

Net Debt	$249	$308	$170

Adjusted EBITDA	$146	$261	$250

Leverage ratio (net debt : adjusted EBITDA)	1.7x	1.2x	0.7x

RANCE Adjusted for LIFO. Return on average net capital employed (“RANCE”) adjusted for LIFO is a non-GAAP measure. We define RANCE adjusted for LIFO as RANCE, plus or minus the impact of the

4	2024 Proxy Statement

benefit or expense of our LIFO accounting. We believe that RANCE, calculated in accordance with GAAP without the adjustment, is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to RANCE adjusted for LIFO. RANCE adjusted for LIFO is not necessarily a better measure of return. However, we believe that it provides a good measure of our return without the impact of our LIFO accounting for inventory. Inflationary and deflationary conditions, which are beyond management’s control, create swings in LIFO expense or benefit. The following table reconciles RANCE to RANCE adjusted for LIFO.

	($ in thousands)
	2021	2022	2023	2020–23

Net Income (Loss) before Preferred	$(14,100)	$74,853	$113,587	$174,340

Interest	23,205	23,982	32,565	$79,752

Interest, net tax	18,332	18,946	25,727	$63,005

NOPAT before Preferred	$4,232	$93,799	$139,314	$237,345

Debt	$297,347	$339,974	$300,965	$330,409

Equity	678,407	741,477	843,077	742,013

Net Capital	$975,754	$1,081,451	$1,144,042	$1,072,422

Annual RANCE %	0.4%	9.1%	12.5%	7.4%

LIFO	$76,893	$66,335	$2,193	$145,423

LIFO, net tax	60,745	52,405	1,732	114,884

NOPAT before Preferred adj. for LIFO	$64,977	$146,204	$141,046	$352,229

RANCE % adj. for LIFO	6.2%	13.5%	12.4%	10.7%

5	2024 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information on the 2023 financial and operating performance of MRC Global Inc. (“MRC Global”, the “Company”, “we”, “us” or “our”), please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) that was filed with the SEC and can be found on the internet at www.viewourmaterial.com/mrc.

Time of Virtual Annual Meeting

[●], 2024

[●] Houston, Texas time

We will hold a virtual meeting of stockholders. Stockholders may participate virtually by typing [•] into your computer’s browser window. Please see Instructions for the virtual Annual Meeting on page 1.

Voting Matters

Stockholders are being asked to vote on the following matters at the 2024 Annual Meeting of Stockholders:

Item I	The election of 8 Company director nominees:	Page 32

Board Recommendation: FOR each of the Company’s nominees

Item II	Approval, on an advisory basis, of the Company’s Named Executive Officer Compensation	Page 77

Board Recommendation: FOR

Item III	Ratification of the appointment of Ernst & Young LLP as independent auditors for 2024	Page 96

Board Recommendation: FOR

Item IV	Amendment of the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation	Page 97

Board Recommendation: FOR

6	2024 Proxy Statement

  Company Director Nominees

Name	Age at Annual Meeting	Director Since	Professional Background	Independent	Committee Membership & Positions
Robert L. Wood	70	2015	Former Chairman, President & CEO of Chemtura Corporation	✓	Chairman of the Board
Deborah G. Adams	63	2017	Former Senior Vice President of Phillips 66	✓	Compensation (Chair) Governance
Leonard M. Anthony	69	2008	Former CEO of WCI Steel, Inc. & former CFO of Dresser-Rand Group, Inc.	✓	Audit Compensation
George J. Damiris	64	2021	Former CEO of HollyFrontier Corporation and Holly Energy Partners	✓	Compensation Governance (Chair)
David A. Hager	67	2024	Former CEO & Executive Chairman of Devon Energy Corporation	✓	Audit Governance
Ronald L. Jadin	63	2021	Former CFO of W.W. Grainger, Inc.	✓	Audit (Chair) Governance
Anne McEntee	53	2022	Managing Director - Asset Management with Wren House Infrastructure Management Ltd., Former CEO of General Electric Company’s Digital Services unit of GE Renewable Energy	✓	Audit Compensation
Robert J. Saltiel, Jr.	61	2021	President & CEO of MRC Global, Former CEO of Key Energy Services, Inc. and Atwood Oceanics, Inc.		CEO

In the chart above, “Compensation” refers to the Board’s Compensation & Human Capital Committee, and “Governance” refers to the Board’s Environmental, Social, Governance & Enterprise Risk Committee

  Preferred Stock Designated Director

Henry Cornell	68	2018	Founder & Senior Partner of Cornell Capital LLC and former Vice Chairman of the Merchant Banking Division of Goldman Sachs Co.	Independent Director

7	2024 Proxy Statement

Key Statistics about our Director Nominees

Independence	CEO Experience	Board Refreshment
88%	63%	5
7 of 8 Director Nominees are Independent, including our Chairman of the Board	5 of 8 Director Nominees are Current or Former CEOs	New Directors have been added since 2021

Gender Diversity	Overall Diversity	Average Tenure
25%	38%	4.6 Years
2 of 8 Director Nominees are Females	3 of 8 Director Nominees are Women or from a Minority Group

	50%
	2 of 4 Board Leadership Positions (including the Chairman of the Board) are Women or from a Minority Group

8	2024 Proxy Statement

Governance Highlights

Our Board of Directors (the “Board”) oversees the development and execution of MRC Global’s strategy. Some examples of the robust corporate governance practices and procedures that the Board and MRC Global through its Executive Leadership Team have adopted are listed below.

Board Structure & Governance	✓	Nine of our directors and seven of our eight director nominees are independent.
	✓	Each of the Audit, Compensation & Human Capital and Environmental, Social, Governance & Enterprise Risk (“ESG & Enterprise Risk”) Committees is comprised entirely of independent directors.
	✓	The directors regularly hold executive sessions at each Board and committee meeting.
	✓	We have a mandatory retirement policy for directors.
	✓	Annually, we review our committee charters and Corporate Governance Guidelines.
	✓	Our non-executive Chairman is independent and separate from our CEO.
✓

All directors are elected annually based on a plurality of the votes cast in uncontested elections, with a director resignation policy requiring a letter of resignation from a director if a director receives a greater number of “withhold” votes than “for” votes in the director’s election other than the one director designated by the holder of the Company’s preferred stock as described below in “Security Ownership—Preferred Stock Issuance—Board Representation Rights.”

	✓	The Board and each committee annually conduct a thorough self-assessment process focused on Board or committee performance, respectively.
	✓	We are committed to Board refreshment. Since 2021, we have added five new independent directors.
	✓	Our Board is committed to diversity of backgrounds, experience and perspectives. As Ms. Duganier leaves the Board, the Board expects to consider additional female candidates for the Board.
	✓	Our Board and committees actively review risks and oversee risk management, including enterprise, environmental, social and governance (“ESG”) and cyber security risks.
	✓	Our Board is actively engaged in overseeing talent and long-term succession planning for senior leadership and directors.

Corporate Responsibility	✓	We have a comprehensive ethics program with standards of business conduct that help guide and promote good governance, responsible business practices and the highest standards of integrity.
✓

Our Board and our ESG & Enterprise Risk Committee oversee management’s implementation of our ESG policies, programs and standards and there is a dedicated Sustainability Leader on the Executive Leadership Team.

Stock Ownership	✓	We have stock ownership guidelines of 5x the annual cash retainer for our nonemployee directors.
	✓	We have stock ownership guidelines of 5x base salary for the CEO and 3x base salary for other named executive officers (“NEOs”).
	✓	We prohibit hedging and pledging of our Company securities by directors and executive officers.

9	2024 Proxy Statement

2023 Financial and Operational Highlights

MRC Global is the leading global distributor of pipe, valves, fittings (“PVF”) and other infrastructure products and services to diversified energy, industrial and gas utility end-markets. We provide innovative supply chain solutions, technical product expertise and a robust digital platform to customers globally through our leading position across each of our diversified end-markets including the following sectors:

●	Gas Utilities: gas utilities (storage and distribution of natural gas)

●	DIET: downstream, industrial and energy transition (crude oil refining, petrochemical and chemical processing, general industrials and energy transition projects)

●	PTI: production and transmission infrastructure (exploration, production and extraction, gathering, processing and transmission of oil and gas)

Financial and operational highlights from fiscal year 2023 include:

Sales of $3.41 billion, compared to $3.36 billion in 2022	Cash flow provided by operations of $181 million

Net income attributable to common stockholders of $90 million, a 76% increase over $51 million in 2022 Adjusted EBITDA of $250 million, 7.3% of sales	Gross profit percentage of 20.2% of sales Adjusted gross profit percentage of 21.5% of sales - two consecutive years above 21%

Total debt of $301 million, and net debt of $170 million (both as of December 31, 2023) — the lowest net debt since the Company’s initial public offering (“IPO”) in 2012	Ended the year with a leverage ratio of 0.7x — the lowest since the Company’s IPO in 2012

Generated 44% of the Company’s revenue through MRCGO™ digital platform/e- commerce	96% of 2023 valve sales were “Low-E” valves, dramatically reducing fugitive emissions of methane and other greenhouse gases.

*	See “Reconciliation of Non-GAAP Financial Measures From GAAP” above for information about the non-GAAP measures: adjusted gross profit percentage, adjusted EBITDA, net debt and leverage ratio.

10	2024 Proxy Statement

2023 Executive Compensation Highlights

“Pay for Performance” Executive Compensation Strategy

MRC Global’s executive compensation program is designed to attract, motivate and retain our executives, including our named executive officers (“NEOs”), who are critical to the Company’s long-term success. Our executive compensation strategy is “pay for performance” and is focused on:

●

motivating executive officers to increase the economic value of the Company by strengthening our position as a leading global distributor of infrastructure products and value-added services provider and by aggressively pursuing profitable growth; and

●	aligning our executive officers’ interests and actions with the interests of our stockholders and key stakeholders.

We provide our executive officers with a compensation package that consists primarily of:

●	a base salary,

●	short-term incentive (“STI”) in the form of annual cash payments based upon achievement of certain performance metrics, and

●

long-term incentive (“LTI”) in the form of time-vested restricted stock units (“RSUs”) and performance share units (“PSUs”), which pay out based upon achievement of certain performance metrics over a three-year performance period.

Our Compensation & Human Capital Committee, which is composed solely of independent directors, believes in a pay for performance philosophy. While our Compensation & Human Capital Committee sets target compensation for the executive officers each year based on market practices and internal considerations, the executive officers’ realized compensation is strongly dependent on the Company’s performance relative to pre-determined and measurable financial and safety metrics and stock price performance.

●	As illustrated in the following graphic, a substantial portion of our target compensation for executive officers is at risk.

●	The 2023 STI payments for our NEOs were based on the achievement of the following performance metrics:

●	87.5% on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and

●	12.5% on two safety targets.

●

The 2023 LTI equity grant consisted of time vested RSUs and PSUs for NEOs. Vesting of the PSUs depends on performance based upon the Company’s total shareholder return (“TSR”) relative to companies in the OIH[1] index plus DNOW Inc. plus the Russell 2000 (IWM – iShares Russell 2000 ETF) for each year in the three-year period ended December 31, 2025 as well as the full three-year period. The time vested RSUs provide retention value, and the value of the units is also tied to performance because it increases or decreases depending on our stock price at vesting. See “Pay Versus Performance Disclosure”. The time vested RSUs vest ratably on each anniversary of the grant date over a three-year period.

[1]	The OIH Index is the Van Eck Oil Services ETF.

11	2024 Proxy Statement

Target Compensation

The following illustration represents the elements of our 2023 compensation package at target to reflect the CEO’s compensation and an average for the other active NEOs.

The CEO’s Compensation at Risk has increased from 84% in 2022 to 85% in 2023, and the average Compensation at Risk for the other NEOs has increased from 66% to 71% from 2022 to 2023.

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Key Features of Our Executive Compensation Program

What We Do
✓

We pay for performance – 85% of CEO ongoing pay and an average of 71% of other active NEOs’ 2023 target compensation is at risk, and target total direct compensation is achieved only when performance objectives are achieved.

✓	We benchmark pay relative to the market and review the peer group used for market benchmarking on an annual basis.
✓

We set objectives for our annual STI plan that are measurable, determined in advance and aligned with stockholder interests. Our 2023 STI targets were stretch targets; our 2023 adjusted EBITDA target was $300 million compared to 2022 actual results of $261 million, a 15% increase, and the 2023 safety targets were more stringent than our 2022 targets.

✓

Our LTI equity compensation plan is designed to be strongly tied to Company performance. We award PSUs to tie payouts to our relative TSR versus other comparator companies. We award RSUs to tie realized value to stock price and to provide retention value.

✓	We have a 100% cap on PSU payouts based on relative TSR if the Company’s TSR is negative.
✓

Beginning in 2022, we added a Russell 2000 ETF to the companies used in the relative TSR calculation for PSUs to better reflect our performance against the broader market and acknowledge the broader competition for investor capital. In 2023, we replaced the OSX with the OIH in our comparator group that is used to calculate relative TSR for our PSUs to better reflect our markets for investor capital.

✓	Beginning in 2024, our RSUs and PSUs will no longer vest solely upon a Change in Control. Our agreements for the awards have been modified to reflect “double-trigger” vesting.
✓	We have equity ownership guidelines that provide for significant executive officer equity ownership.
✓	We have adopted a new Compensation Clawback Policy to align with new New York Stock Exchange and SEC rules, which replaces our prior longstanding policy.
✓	We have a fully independent Compensation & Human Capital Committee.
✓	Our Compensation & Human Capital Committee engages a compensation consultant that is independent of management and the Company.
✓	We have an annual Say-on-Pay vote.

What We Don’t Do
No guaranteed minimum incentives
No excise tax gross ups
No re-pricing of stock options or stock appreciation rights permitted without approval from stockholders
No hedging or derivative transactions with respect to our shares by executive officers or directors permitted
No pledging of MRC Global securities by executive officers or directors permitted

SAY-ON-PAY

81% APPROVAL	Stockholders showed support of our executive compensation programs, with 81% of the votes cast for the approval of the “say-on-pay” proposal at our 2023 annual meeting of stockholders.

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Deadlines for Submitting Stockholder Proposals for 2025 Annual Meeting of Stockholders

The Corporate Secretary of the Company must receive proposals for inclusion in our Proxy Statement for our 2025 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than [●], 2024.

The Corporate Secretary of the Company must receive notice of a stockholder nomination for candidates for the Board or any other business to be considered at our 2025 annual meeting of stockholders no earlier than the close of business on [●], 2025, and no later than the close of business on [●], 2025. Changes to the date of our annual meeting and the date of the first announcement of such meeting may change these dates, as set forth in our bylaws and further discussed below. Copies of our bylaws are available on our website at https://www.mrcglobal.com, by clicking on “Investors” in the menu, then “Corporate Governance”, then “Documents and Charters”.

14	2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors of MRC Global Inc., a Delaware corporation, for use at our 2024 virtual Annual Meeting of Stockholders (the “Annual Meeting”) and at any reconvened meeting after an adjournment or postponement of the Annual Meeting. We will hold the Annual Meeting online only. There will be no physical meeting location. The Annual Meeting will be held on [●], 2024, at [●] a.m. Houston, Texas time. Please see Instructions for the virtual Annual Meeting on page 1.

We have two classes of stock: common stock, $.01 par value per share (“common stock”), and 6.5% Series A Convertible Perpetual Preferred Stock (“preferred stock”, and together with the common stock, “stock”). You are receiving these materials because, at the close of business on March 25, 2024 (the “Record Date”), you owned shares of stock. All stockholders of record on the Record Date are entitled to attend and vote at the Annual Meeting. Each common stockholder will have one vote on each matter for every share of common stock owned on the Record Date. On the Record Date, we had a total of 105,508,677 shares of common stock, of which 24,216,330 shares are held in treasury, resulting in 85,206,668 shares of common stock entitled to vote at the meeting. Any shares held in our treasury on the Record Date are not considered outstanding and will not be voted or considered present at the meeting. On the Record Date, we had a total of 363,000 shares of preferred stock outstanding entitled to 20,302,009 votes at the Annual Meeting, which number is equal to the number of shares of common stock into which the shares of preferred stock could be converted on the Record Date, rounded to the nearest share. Holders of the common stock and the preferred stock vote (on an as-converted basis) together on all matters as a single class.

How is MRC Global distributing proxy materials? Is MRC Global using the SEC’s “Notice and Access” rule?

We expect our proxy materials including this Proxy Statement, our WHITE proxy card and our 2023 Annual Report (the “Annual Report”) (which includes the Form 10-K), to first be mailed on or about [●] and to first be made available to stockholders at that time. Copies of the Form 10-K, as well as other periodic filings by the Company with the SEC, are also available on our website at [●] by clicking on “INVESTOR” and “SEC Filings”. The information included in our website is not incorporated herein by reference.

MRC Global is not using the SEC’s “Notice and Access” rule with respect to this year’s Annual Meeting.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for director and other matters to be voted on at the Annual Meeting. It also:

(i)	explains the voting process and requirements;
(ii)	describes the Company’s nominees and the compensation of our directors;
(iii)

describes the compensation of our principal executive officer, our principal financial officer and at least our three other most highly compensated officers (collectively referred to as our “named executive officers” or “NEOs”);

(iv)	provides information regarding our independent registered accounting firm, and
(v)	provides certain other information that SEC rules require.

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What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Company Proposals	How may I vote?	How does the Board recommend that I vote?
I. Election of 8 Company director nominees	You may: (i) vote FOR the election of each nominee; or (ii) WITHHOLD authority to vote for each nominee.	FOR each of the Company’s 8 director nominees

II. Approve on an advisory basis the Company’s named executive officer compensation	You may: (i) vote FOR or AGAINST the non-binding, advisory resolution approving named executive officer compensation; or (ii) indicate that you wish to ABSTAIN from voting on the matter.	FOR the approval of a non-binding, advisory resolution approving the Company’s named executive officer compensation
III. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024

You may:

(i)  vote FOR or AGAINST the ratification of the appointment of Ernst & Young LLP as our Independent registered accounting firm for 2024; or

(ii)   you may indicate that you wish to ABSTAIN from voting on the matter.

FOR the ratification of Ernst & Young LLP as our registered public accounting firm for 2024

IV. Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation

You may:

(i)  vote FOR or AGAINST the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; or

(ii)   you may indicate that you wish to ABSTAIN from voting on this matter.

FOR the approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation

We are not aware of any matter to be presented at the Annual Meeting that is not included in this Proxy Statement. However, your proxy authorizes the person named on the proxy card to take action on additional matters that may properly arise. These individuals will exercise their best judgment to vote on any other matter, including a question of adjourning the Annual Meeting.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are a stockholder of record.

If you hold your shares with a broker or in an account at a bank, then you are a beneficial owner of shares held in “street name”. Your broker or bank is considered the stockholder of record for purposes of voting at the Annual Meeting. Your broker or bank should provide you with instructions for directing the broker or bank how to vote your shares.

16	2024 Proxy Statement

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

Vote online at the Virtual Annual Meeting	Vote online at [●]

If you receive a paper copy of the proxy materials, complete, sign, date and return the proxy card or voting instruction form

Unless you or your representative attend and vote online at the virtual Annual Meeting, for your vote to count the Company must receive your vote, either by internet, proxy card or voting instruction form by 11:59 p.m., Eastern Daylight Time on [●], 2024. Internet voting will close at 11:59 p.m., Eastern Daylight Time on [●], 2024.

If I hold shares in street name, does my broker need instructions to vote my shares?

Under rules of the New York Stock Exchange (the “NYSE”), if you hold shares of stock in street name and do not submit specific voting instructions to your brokers, banks or other nominees, they generally will have discretion to vote your shares on routine matters such as Proposal III but will not have the discretion to vote your shares on non-routine matters, such as Proposals I, II and IV. When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine, and you do not provide any voting instructions, a broker non-vote occurs and, as a result, your shares will not be voted on these proposals.

Additionally, brokers are not allowed to exercise their voting discretion with respect to matters which the NYSE rules would otherwise determine to be “routine” to the extent that the broker has provided the applicable beneficial owner with competing proxy materials (in addition to the Company’s proxy materials). Consequently, if Engine Capital provides a beneficial owner with competing proxy materials (in addition to the Company’s proxy materials), the broker will not have discretionary authority as to any matter. Thus, beneficial owners of shares held in broker accounts are advised that, if Engine Capital provides the owner with competing proxy materials (in addition to the Company’s proxy materials) and beneficial owners do not timely provide instructions to their broker, their shares will not be voted at the Annual Meeting in connection with any of the proposals, including the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024 (Proposal III). If a quorum is not established, we will not be permitted to conduct business at the Annual Meeting. We strongly encourage you to use the WHITE proxy card to authorize a proxy to votey our shares or provide voting instructions to your broker so that your vote will contribute toward establishing a quorum and permit the conduct of business at the Annual Meeting.

How do I vote my shares?

If you are a stockholder of record, you may vote your shares by proxy without attending the Annual Meeting. We encourage stockholders to submit their proxies in advance of the Annual Meeting. You can ensure that your shares are voted by completing, signing and returning the WHITE proxy card or voting your shares over the Internet pursuant to the instructions provided on the WHITE proxy card. If you are voting over the Internet, you will need to provide the control number that is printed on the WHITE proxy card that you receive. Voting your shares by proxy by any of these methods will not affect your right to attend and vote at the Annual Meeting or by executing a proxy designating a representative to vote for you at the Annual Meeting.

You are urged to follow the instructions on your WHITE proxy card or voting instruction form to indicate how your vote is to be cast. Please see the Instructions for the virtual Annual Meeting on page 1 if you wish to attend the virtual meeting.

17	2024 Proxy Statement

Pursuant to Section 212(c) of Delaware Law, stockholders may validly grant proxies over the internet. Your internet vote authorizes the proxies designated by the Company to vote your shares in the same manner as if you had returned a proxy card or voting instruction form. To vote over the internet, follow the instructions provided on your Notice. If you hold shares in street name, you are encouraged to contact your bank or broker to obtain and return the appropriate voting instruction form.

Other Candidates Nominated for Election as Directors at the Annual Meeting in Opposition to the Board’s Nominees

Engine Capital has notified the Company of its intent to nominate a slate of two alternative nominees for election as directors at the Annual Meeting (the “Engine Capital Nominees”) in opposition to the nominees recommended by the Board. The Board does NOT endorse any of the Engine Capital Nominees and strongly urges you to discard and NOT sign or return any proxy card that may be sent to you by Engine Capital. The Board unanimously recommends that you vote “FOR ALL” the nominees proposed by the Board on the WHITE proxy card.

If you have previously submitted a proxy card sent to you by Engine Capital, you can revoke that proxy and vote for the Board’s recommended nominees and on the other matters to be voted on at the Annual Meeting by:

●	completing, signing and returning the WHITE proxy card,
●	voting over the Internet pursuant to the instructions provided on the WHITE proxy card or
●	voting at the meeting.

Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement. We are not responsible for the accuracy of any information that may be provided by or relating to Engine Capital or the Engine Capital Nominees contained in any solicitation materials that may be filed or disseminated by or on behalf of Engine Capital or any other statements Engine Capital may make.

It will NOT help elect the nominees recommended by the Board if you sign and return proxy cards sent by Engine Capital, even if you vote to “WITHHOLD” your vote with respect to their nominees using the Engine Capital proxy card. In fact, doing so will cancel any previous vote cast by you on the Company’s proxy card. The only way to support the Board’s recommended nominees is to vote “FOR” the Board’s recommended nominees by using the enclosed WHITE proxy card. Only the last proxy received will be counted.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. We encourage you to promptly vote in advance of the Annual Meeting by completing, signing and returning the WHITE proxy card or voting your shares over the Internet pursuant to the instructions provided on the WHITE proxy card. If you attend the Annual Meeting, you can vote even if you previously submitted your proxy.

If Engine Capital proceeds with its previously announced alternative director nominations, we may conduct multiple mailings of the Proxy Statement and the accompanying proxy materials prior to the Annual Meeting date so that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest-dated proxy you submit will be counted, and, if you wish to vote as recommended by the Board, then you should only submit WHITE proxy cards.

18	2024 Proxy Statement

What if I return my proxy card or vote by internet but do not specify how I want to vote?

If you are a stockholder of record and correctly sign, date and return your WHITE proxy card or complete the internet voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

I.

FOR the election of the 8 Company director nominees: Deborah G. Adams, Leonard M. Anthony, George J. Damiris, David A. Hager, Ronald L. Jadin, Dr. Anne McEntee, Robert J. Saltiel, Jr., and Robert L. Wood

II.	FOR the approval, on an advisory basis, of a non-binding advisory resolution approving the Company’s named executive officer compensation
III.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024
IV.	FOR the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

What can I do if I change my mind after I vote my shares?

Attendance virtually in the virtual Annual Meeting will not in and of itself constitute revocation of a proxy. Any stockholder of record who authorizes his or her vote or by internet or executes and returns a proxy card may revoke the proxy before it is voted by:

●	notifying in writing the Corporate Secretary of MRC Global Inc. at 1301 McKinney Street, Suite 2300, Houston, Texas 77010, Attention: Corporate Secretary;
●	executing and returning a subsequent proxy; or
●	appearing online and voting at the Annual Meeting.

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or by obtaining a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting.

What shares are included on my proxy card?

You will receive one proxy card for all the shares of MRC Global that you hold as a stockholder of record (in certificate form or in book-entry form). If you hold your shares of MRC Global in street name, you will receive voting instructions for each account you have with a broker or bank.

How may I obtain instructions on how to attend the Annual Meeting online?

Please see Instructions for the virtual Annual Meeting on page 1. If you need assistance with these directions, please call us at 713-655-1005 or 877-294-7574 or write us at MRC Global Inc., 1301 McKinney Street, Suite 2300, Houston, Texas 77010, Attn: Corporate Secretary.

What is the quorum requirement for the Annual Meeting?

There must be a quorum to take action at the Annual Meeting (other than action to adjourn or postpone the Annual Meeting for lack of a quorum). A quorum will exist at the Annual Meeting if stockholders holding a majority of the voting powers of all of the shares entitled to vote at the Annual Meeting are present virtually or by proxy. Stockholders of record who return a proxy or vote virtually at the Annual Meeting will be considered part of the quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

19	2024 Proxy Statement

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal	Voting Requirement

I.Election of the 8 Company director nominees

Each director must be elected by a plurality of the votes cast. Any director who receives a greater number of “WITHHOLD” votes than “FOR” votes is expected to tender to the Board the director’s resignation promptly following the certification of election results pursuant to the Company’s Corporate Governance Guidelines. Pursuant to these guidelines, the Board must accept or reject the resignation within 90 days following the certification of election results and publicly disclose its decision.

II.Approve, on an advisory basis, a non-binding advisory resolution approving the Company’s executive officer compensation

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

III.Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

IV.Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

To be approved, this proposal must be approved by the affirmative vote of the holders of at least 75% of the voting power of the Company’s issued and outstanding stock entitled to vote thereon, voting together as a single class.

Other matters that may properly come before the Annual Meeting may or may not require more than a majority vote under our bylaws, our Amended and Restated Certificate of Incorporation, the laws of Delaware or other applicable laws, depending on the nature of the matter.

Who will count the votes?

A representative of First Coast Results, Inc. will act as the inspector of elections and count the votes.

Where can I find the voting results of the Annual Meeting?

We will disclose the final voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

May I propose actions for consideration at the 2025 Annual Meeting of stockholders?

Yes. For your proposal to be considered for inclusion in our Proxy Statement for the 2025 annual meeting of stockholders, we must receive your written proposal no later than [●], 2024. If we change the date of the 2025 annual meeting of stockholders by more than 30 days from the anniversary of the date of this year’s Annual Meeting, then the deadline to submit proposals will be a reasonable time

20	2024 Proxy Statement

before we begin to print and mail our proxy materials. Your proposal, including the manner in which you submit it, must comply with SEC regulations regarding stockholder proposals.

If you wish to raise a proposal (including a director nomination) from the floor during our 2025 annual meeting of stockholders, we must receive a written notice of the proposal no earlier than the close of business on [●], and no later than the close of business on [●], 2025. If our first announcement of the date of the 2025 annual meeting of stockholders is less than 100 days prior to the meeting, then in accordance with the Bylaws, the Corporate Secretary of the Company must receive the notice by the 10th day following the announcement. If the date of the 2025 annual meeting is more than 30 days before or more than 30 days after the anniversary of the date of this year’s Annual Meeting, you must deliver the notice not earlier than the close of business on the 120th day prior to the date of the 2025 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2025 annual meeting. Your submission must contain the additional information that our bylaws require. Proposals should be addressed to our Corporate Secretary at 1301 McKinney Street, Suite 2300, Houston, Texas 77010.

Who is paying for this proxy solicitation?

Our Board is soliciting your proxy. We expect to solicit proxies in person, by telephone or by other electronic means. We have retained Morrow Sodali LLC, 430 Park Ave., 14th Floor, New York, NY 10022 to assist in this solicitation. We expect to pay Morrow Sodali LLC an estimated [●], plus expenses and disbursements. Morrow Sodali expects that approximately 45 of its employees will assist in the solicitation.

We will pay the expenses of this proxy solicitation, including the cost of preparing, printing and mailing the Notice, this Proxy Statement and related proxy materials. These expenses may include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding proxy materials to beneficial owners of MRC Global shares. Our aggregate expenses, including those of Morrow Sodali, other outside advisors, related to our solicitation of proxies in excess of expenses normally spent for an annual meeting of stockholders in which there is not a proxy contest are expected to be approximately $[●], of which approximately $[●] has been incurred as of the date of this Proxy Statement.

Are you “householding” for stockholders sharing the same address?

The SEC has adopted rules that allow a company to deliver a single set of proxy materials to an address shared by two or more of its stockholders. This method of delivery, known as “householding”, permits us to realize cost savings and reduces the amount of duplicate information stockholders receive. In accordance with notices sent to stockholders sharing a single address, we are sending only one set of proxy materials to that address unless we have received contrary instructions from a stockholder at that address. Any stockholders who object to or wish to begin householding may notify the Corporate Secretary of the Company orally or in writing at the telephone number or address, as applicable, set forth above. We will deliver promptly an individual copy of the proxy materials to any stockholder who revokes its consent to householding upon our receipt of such revocation.

If you would like to receive a copy of this Proxy Statement and our 2023 Annual Report, we will promptly send you a copy upon request directed to our transfer agent, Computershare. You can call Computershare toll free at 1-800-962-4284. You can call the same phone number to notify us that you wish to receive a separate 2023 Annual Report or Proxy Statement in the future or to request delivery of a single copy of any materials if you are receiving multiple copies now.

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BACKGROUND TO THE SOLICITATION

The summary below details the significant contacts between the Company and Engine Capital beginning on June 6, 2022 through the date of this proxy statement. This summary does not purport to catalogue every conversation of or between members of the Board, the Company’s management and the Company’s advisors, on the one hand, and representatives of Engine Capital and their advisors, on the other hand. Engine Capital LP is a stockholder which, together with its affiliates and related persons, purportedly was the owner of an aggregate of [3,866,886 shares of our common stock, or approximately 4.6% of the outstanding shares of our common stock, as of February 14, 2024]. In addition to the meetings described below, members of the Board received regular updates and met with management and the Company’s advisors regarding Engine Capital throughout the period leading up to the date of this proxy statement.

The Board and the Environmental, Social, Governance & Enterprise Risk Committee (the “ESG & Enterprise Risk Committee”) are committed to maintaining a Board with the skills, experience and capabilities desirable in light of the Company’s business and strategy, including customer or end market experience, leadership experience and experience in the areas of ESG and digital technology. The ESG & Enterprise Risk Committee annually assesses new candidates for the Board and welcomes suggestions regarding Board composition from the Company’s shareholders.

On June 6, 2022, Engine Capital introduced itself as a interested potential shareholder to a member of the Company’s investor relations team and had its first virtual meeting with members of the Company’s executive management team on August 18, 2022. From August 2022 through September 2023, the Company engaged periodically in constructive dialogue with Engine Capital with respect to the various questions relating to the strategic direction of the Company and other related topics.

On September 18, 2023, Rob Saltiel, the Company’s President and Chief Executive Officer, and Kelly Youngblood, the Company’s Executive Vice President and Chief Financial Officer, had a call with Arnaud Ajdler, a managing partner at Engine Capital, and Brad Favreau, a partner at Engine Capital. During this call, Messrs. Ajdler and Favreau stated that Engine Capital owned 2.5% of the Company’s common stock. They then previewed the contents of a letter Engine Capital intended to send to the Board and provided the Company with Engine Capital’s views as follows:

●	The Company had done a good job in right-sizing and diversifying its business. In particular, the Company’s Gas Utility end sector business has less cyclicality risk.
●	Engine Capital believes the Company’s increased gross profit margins are sustainable.
●	The Company is producing good cash flow generation.
●	Management has done an excellent job in running the Company.
●	The Company’s common stock was “deeply undervalued”.
●	The Company could benefit from a private buyer that is less concerned about volatility and mark-to-market risks.
●	The Company should entertain a strategic review, including a sale to a private buyer.

On September 18, 2023, Engine Capital e-mailed a letter to the Board setting forth Engine Capital’s 2.5% ownership of the Company’s outstanding common stock, its favorable views of the Company’s management and its belief that the Company should pursue strategic alternatives to increase the Company’s stock price (the “September 18, 2023 Letter”).

On September 22, 2023, Engine Capital e-mailed the Company to state that it had increased its ownership of the Company’s outstanding common stock from 2.5% to closer to 4%.

On September 24, 2023, the Board met and, together with management and the Company’s advisors, discussed Engine Capital’s interactions with the Company, the September 18, 2023 Letter and response options.

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On October 3, 2023, the Company e-mailed Engine Capital to thank Engine Capital for its continued interest and support and to advise that the Company had shared the letter with its Board and was in the process of reviewing Engine Capital’s suggestions and questions.

On October 4, 2023, Engine Capital replied by e-mail and requested that the Company implement its suggestions in the September 18, 2023 Letter “with a sense of urgency.”

On October 16, 2023, pre-market open, Bloomberg News published an article disclosing certain details contained in the September 18, 2023 Letter, including Engine Capital’s request that the Company explore a sale and that Engine Capital owned an approximately 4% stake of the Company.

On October 17, 2023, Engine Capital e-mailed the Company and wrote, with respect to the Bloomberg News article, that it was “unfortunate as we were hoping to keep [the September 18, 2023 Letter] private for now,” and requested a conversation with the Company about next steps.

On October 20, 2023, at the request and direction of the Board, representatives from J.P. Morgan (“JPM”), the Company’s financial advisor, telephonically met with Engine Capital in an effort to better understand Engine Capital’s thesis and intentions with the Company.

On October 27, 2023, Robert L. Wood, Chairman of the Board, and Leonard M. Anthony, a member of the Board, met virtually with Messrs. Ajdler and Favreau to discuss Engine Capital’s views on strategic alternatives available to the Company.

On October 31, 2023, Mr. Ajdler sent an e-mail to Mr. Wood and Mr. Anthony requesting that the Company:

●

consider appointing an individual selected by Engine Capital to the Board, to give Engine Capital Board representation and “to help with the sale of the company, or to help with capital allocation if the company remains a standalone entity in the public markets,”

●	reach out to strategic players in addition to private equity if the Company was indeed pursuing a sale and
●	incentivize management with a bonus for a successful sale of the Company.

On November 3, 2023, the Board met and, together with management and the Company’s advisors, discussed Engine Capital’s recent communications. Separately, on November 3, 2023, upon the recommendation of the ESG & Enterprise Risk Committee, as part of its annual governance review the Board approved and adopted changes to the Company’s bylaws and Corporate Governance Guidelines focused on mechanics related to universal proxy changes and other standard market practices for director nominations.

On November 8, 2023, members of the Company’s management conducted its third-quarter earnings call, during which, among other things, they spoke about the Company’s plans for growth in the future, including possible M&A to grow the Company.

On November 9, 2023, Mr. Ajdler e-mailed Messrs. Saltiel, Youngblood, Wood and Anthony with Engine Capital’s feedback on the earnings call. In his e-mail, Mr. Ajdler stated his belief that the Company should be taken private and should not attempt to grow through acquisitions. Later that day, Mr. Youngblood and a member of the Company’s investor relations team, met telephonically with Engine Capital to discuss the earnings call, as well Engine Capital’s thesis and its request to add an individual selected by Engine Capital to the Board.

On November 12, 2023, Mr. Wood responded to Mr. Ajdler’s October 31, 2023 e-mail and advised that the Board is open to receive names of qualified directors with needed skill sets, including skill sets in technology (enterprise systems technology) and cyber security.

On November 14, 2023, Mr. Ajdler e-mailed Mr. Wood, copying certain other members of the Board, and saying that Engine Capital wants a director with “an investor mindset in the boardroom,” because it will be “important in the context of evaluating a potential sale” and that Engine Capital, as a “large shareholder,” would like to have “a seat at the table.”

23	2024 Proxy Statement

On November 17, 2023, at the request and direction of the Board, Daniel Churay, General Counsel and Corporate Secretary of the Company, e-mailed Engine Capital to request the name of its proposed nominee to the Board.

On November 29, 2023, Engine Capital e-mailed Mr. Churay and advised that Engine Capital proposed that Mr. Favreau be added to the Board.

Between December 5, 2023 and December 13, 2023, the Company exchanged e-mails and coordinated with Engine Capital to schedule an interview of Mr. Favreau with members of the ESG & Enterprise Risk Committee.

On December 15, 2023, the Board met and, among other things, Mr. Churay provided the Board with an update on discussions with Engine Capital and noted that an interview of Mr. Favreau would be held in January to discuss his candidacy. Further, it was noted that the ESG & Enterprise Risk Committee was scheduled to meet on December 18, 2023 to discuss the current composition, profile and skills of the Board to provide a view as to the qualifications and profile of a new director that the Board might consider, if any.

On December 18, 2023, the ESG & Enterprise Risk Committee met and, among other things, discussed the current composition, profile and skills of the Board, to identify the current needs of the Board.

On January 8, 2024, Mr. Favreau met in person at the Company’s corporate headquarters with each of Barbara J. Duganier and Deborah G. Adams, members of the ESG & Enterprise Risk Committee, as well as with Messrs. Saltiel, Youngblood and Churay.

On January 23, 2024, in line with the Company’s standard process, Mr. Churay sent to Mr. Favreau a director and officer questionnaire and asked that it be completed by Mr. Favreau in connection with the ESG & Enterprise Risk Committee’s evaluation of him as a Board candidate.

On January 25, 2024, Messrs. Ajdler and Favreau met virtually with Messrs. Wood, Anthony, Churay and Youngblood and Ms. Duganier, and reviewed written materials to reiterate Engine Capital’s position that the Company should consider a sale of the Company or, alternatively, consider stock repurchases and add Mr. Favreau to the Board. The Board met the same day to review and discuss Engine Capital’s written presentation and the request to add Mr. Favreau to the Board.

On January 25, 2024, the Board met and, among other things, discussed the skill sets and qualifications of the current members of the Board of directors and of Mr. Favreau. Additionally, the ESG & Enterprise Risk Committee authorized the retention of the Heidrick & Struggles (“Heidrick”) to assist the committee to identify qualified director candidates.

On February 2, 2024, Engine Capital delivered a written notice formally nominating three individuals, Marjorie L. Bowen, Bradley T. Favreau, and Daniel B. Silvers, as stockholder nominees to be elected to the Board at the Annual Meeting. On the same day, Mr. Ajdler e-mailed Messrs. Saltiel, Youngblood, Anthony and Wood to apprise them of Engine Capital’s nominations, its reasons for making the nominations and its desire to keep the nominations private.

On February 7, 2024, the Board met and discussed, among other things, the date of the Annual Meeting and proposed slate of directors to be elected at the meeting.

During the month of February 2024, at the request and direction of the Board and the ESG & Enterprise Risk Committee, Mr. Churay coordinated interviews of 10 potential director candidates, including nominees identified by Heidrick and Engine Capital’s nominees.

On February 19, 2024, the Board met and received a report from members of the ESG & Enterprise Risk Committee relating to director candidate interviews that had been conducted through that date and to review biographical background, including skill sets and experience of select candidates.

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On February 23, 2024, Mr. Churay requested that Engine Capital provide contact information for each of Ms. Bowen and Mr. Silvers to schedule interviews with members of the ESG & Enterprise Risk Committee. On February 24, 2024, Mr. Ajdler replied to the Company’s e-mail and declined to provide the requested contact information unless and until the Company and Engine Capital discuss and agree upon terms of a potential settlement agreement.

On February 26, 2024, at the request and direction of the ESG & Enterprise Risk Committee, Mr. Churay e-mailed Engine Capital to again request contact information for each of Ms. Bowen and Mr. Silvers and to apprise Engine Capital that, consistent with the Board’s past practice, prior to appointment or nomination of any new director, interviews with nominees need to be conducted.

On February 26, 2024, Mr. Jadin and Ms. Duganier, members of the ESG & Enterprise Risk Committee, and Mr. Wood met virtually with David A. Hager, a board candidate that Heidrick identified, to discuss his background and qualifications to serve on the Board.

On February 27, 2024, Mr. Ajdler responded via e-mail that Engine Capital needed to understand the context of interviews and asked the Company to acknowledge that the interviews of its proposed candidates would be conducted in good faith.

On February 28, 2024, Messrs. Wood, and Anthony met virtually with Messrs. Ajdler and Favreau. Mr. Wood apprised Engine Capital of the Company’s process for identifying new directors to the Board and noted that the Board has a responsibility to its shareholders to have all board candidates, including Engine Capital’s nominees, undergo substantially similar vetting processes. Mr. Ajdler responded that Engine Capital “wants and earned representation” on the Board.

On February 28, 2024, Dr. McEntee met virtually with Mr. Hager to discuss his background and qualifications to serve on the Board.

On February 29, 2024, Mr. Ajdler e-mailed Mr. Churay the contact information for Ms. Bowen and Mr. Silvers, and Mr. Churay organized interviews with each of them.

On March 1, 2024, Ms. Adams and Mr. Anthony met virtually with Mr. Hager to discuss his background and qualifications to serve on the Board.

On March 4, 2024, Barbara Duganier, Deborah Adams and George Damiris, members of the ESG & Enterprise Risk Committee along with Mr. Saltiel met virtually with Ms. Bowen to discuss her background and qualifications to serve on the Board.

Also, on March 4, 2024, Ms. Adams and Messrs. Damiris and Saltiel, met virtually with Mr. Silvers to discuss his background and qualifications to serve on the Board.

On each of March 4, 2024 and March 6, 2024, the Board met, together with members of management and the Company’s advisor, and discussed, among other things, the interviews conducted by members of the ESG & Enterprise Risk Committee and the skills sets and experience of select candidates, including those of Ms. Bowers, Mr. Favreau, Mr. Silvers and Mr. Hager, as well as Board diversity.

On March 11, 2024, the ESG & Enterprise Risk Committee and the Board, together with members of management and the Company’s advisors, met to consider and approve a proposed slate of directors for election at the Annual Meeting, as well as consider and approve a proposal to increase the size of the Board. At the meeting, the Board determined to increase the size of the Board from nine to 10 directors and to appoint David A. Hager as a member of the Board as of March 11, 2024. In deciding to appoint Mr. Hager, the Board considered Mr. Hager’s breadth and depth of board and business experience, his transactional experience, his financial literacy, his knowledge of upstream and midstream markets and the North America energy business and his independence per the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission (“SEC”). In addition, at the meeting Barbara J. Duganier announced her desire to not run for re-election at the

25	2024 Proxy Statement

Annual Meeting, and the Board determined to recommend the following persons as the slate of directors nominated to be elected at the Annual Meeting: Ms. Adams, Dr. McEntee and Messrs. Anthony, Damaris, Hager, Jadin, Saltiel and Wood.

On March 11, 2024, Messrs. Wood and Anthony met virtually with Messrs. Ajdler and Favreau to notify them that the Board had determined to not recommend any of Engine Capital’s nominees to the slate of directors for election at the Company’s 2024 annual meeting of stockholders.

On March 14, 2024, Engine Capital delivered a written notice formally withdrawing their nomination of Marjorie L. Bowen as a stockholder nominee. The letter stated that Engine Capital’s nomination of Bradley T. Favreau and Daniel B. Silvers remained in full force and effect.

On March 15, 2022, the Company filed a preliminary proxy statement with the SEC.

On March 27, 2024, the Company filed this revised preliminary prospectus statement with the SEC.

26	2024 Proxy Statement

SECURITY OWNERSHIP

Directors and Executive Officers

The following table shows, as of March 15, 2024, the number of shares of our common stock that each of our directors, each of our named executive officers (NEOs) and all of our executive officers and directors as a group beneficially own.

The rules of the SEC generally determine beneficial ownership, which generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities that the table names have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 15, 2024, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unvested restricted stock units (RSUs) and performance share units (PSUs) are not included to the extent they will not definitively vest within 60 days of March 15, 2024. Except as otherwise indicated, the business address for each of our beneficial owners is c/o MRC Global Inc., 1301 McKinney Street, Suite 2300, Houston, Texas 77010.

Name	Total Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding	Shares of Unvested Restricted Stock or RSUs included in Total	Options Exercisable Included in Total

Robert J Saltiel, Jr.	397,160	*	—	—

Kelly Youngblood	237,545	*	9,017	—

Daniel J. Churay(1)	171,054	*	7,665	25,109

Grant R. Bates(2)	116,094	*	6,313	4,046

Rance C. Long	70,366	*	—	2,636

Deborah G. Adams	85,608	*	15,295	—

Leonard M. Anthony	128,924	*	15,295	0

Henry Cornell(3)	20,386,193	19.3%	15,295	9,415

George J. Damiris	33,221	*	15,295	—

Barbara Duganier	93,233	*	15,295	—

David A. Hager	12,414	*	—	—

Ronald L. Jadin	33,221	*	15,295	—

Anne McEntee	22,310	*	15,295	—

Robert L. Wood(4)	119,229	*	27,954	—

All directors and executive officers, as a group (19 persons)	22,033,708	20.9%
*Less than 1%

(1)	Mr. Churay owns 550 shares of our common stock through an Individual Retirement Account.

(2)	Mr. Bates indirectly owns 5,004 shares of our common stock through ownership by his spouse.

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(3)

Mr. Cornell directly owns 84,174 shares of our common stock and indirectly owns 10 shares of our common stock held by his minor son. In addition, Mr. Cornell together with Mario Investments LLC, Cornell Capital Special Situations Partners II LP, Cornell Capital GP II LP and Cornell Investment Partners LLC has beneficial ownership of the outstanding Series A Convertible Perpetual Preferred Stock convertible into 20,302,009 shares of common stock. Mr. Cornell is the sole member of Cornell Investment Partners LLC, which is the general partner of Cornell Capital GP II LP, which is the general partner of Cornell Capital Special Situations Partners II LP, which is the sole member of Mario Investments LLC. Refer to “Certain Beneficial Owners” and “Preferred Stock Issuance” for additional details.

(4)	Mr. Wood owns 3,000 shares of our common stock indirectly through Robert Wood TTE.

As of March 15, 2024, the Company’s directors and executive officers beneficially owned 20.9% of our outstanding common stock (assuming conversion of all preferred stock to common stock). The percentage beneficially owned was calculated based on 85,135,649 shares of common stock and preferred stock convertible into 20,302,009 shares of common stock for a total of 105,437,658 shares outstanding on March 15, 2024.

Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding preferred stock or common stock as of February 15, 2024, including the business address of each.

Names and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Mario Investments LLC(1) c/o Cornell Capital GP II LP 499 Park Avenue, 21st Floor New York, NY 10022	20,302,009	19.3%

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	9,003,975	8.5%

Pzena Investment Management, LLC(3) 320 Park Avenue, 8th Floor New York, NY 10022	7,001,859	6.6%

BlackRock, Inc.(4) 50 Hudson Yards New York, NY 10001	6,560,977	6.2%

Frontier Capital Management Co., LLC(5) 99 Summer Street Boston, MA 02110	6,005,201	5.7%

(1)

On April 26, 2023, Mario Investments LLC, Cornell Capital Special Situations Partners II LP, Cornell Capital GP II LP, Cornell Investment Partners LLC, and Henry Cornell filed a Schedule 13D/A reporting shared beneficial ownership of 363,000 shares of preferred stock convertible into 20,302,009 shares of common stock on an as-converted basis with shared voting and dispositive power.

(2)

Based on the Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has sole dispositive power with respect to 8,836,179 shares of common stock, shared dispositive power with respect to 167,796 shares of common stock and shared voting power with respect to 88,600 shares of common stock.

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(3)

Based on the Schedule 13G/A filed with the SEC on February 8, 2024, Pzena Investment Management, LLC has sole dispositive power with respect to 7,001,859 shares of common stock and sole voting power with respect to 5,382,512 shares of common stock.

(4)

Based on the Schedule 13G/A filed with the SEC on January 26, 2024, BlackRock, Inc. has sole dispositive power with respect to 6,560,977 shares of common stock and sole voting power with respect to 6,405,529 shares of common stock.

(5)

Based on the Schedule 13G filed with the SEC on February 14, 2024, Frontier Capital Management Co., LLC has sole dispositive power with respect to 6,005,201 shares of common stock and sole voting power with respect to 4,380,058 shares of common stock.

Preferred Stock Issuance

In June 2015, we filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Perpetual Preferred Stock (the “Certificate of Designations”) creating the Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “preferred stock”), and establishing the designations, preferences, and other rights of the preferred stock. On June 10, 2015, we issued 363,000 shares of preferred stock and received gross proceeds of $363 million. In connection with the issuance, we entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with Mario Investments LLC, the initial holder of the preferred stock (the “Initial Holder”). The following description is qualified in its entirety by reference to the full text of the Certificate of Designations and the Shareholders’ Agreement, each of which were filed as exhibits to our Current Report on Form 8-K, which was filed with the SEC on June 11, 2015. Capitalized terms used in this “Preferred Stock Issuance” description that are not defined in this Proxy Statement shall have the terms that the Certificate of Designations assigns to those terms.

Voting and Other Rights

The preferred stock ranks senior to our common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution. The preferred stock has a stated value of $1,000 per share, and holders of the preferred stock are entitled to cumulative dividends payable quarterly in cash at a rate of 6.50% per annum.

The preferred stock does not create a dual class voting structure as it is does not constitute a second class of common stock with special voting rights. Holders of the preferred stock are entitled to vote together with the holders of the common stock as a single class, in each case, on an as-converted basis, except in rare instances when the law requires a separate class vote of the common stockholders. The preferred stockholders also have certain rights regarding the issuance of stock that is Parity Stock or Senior Stock (as each of those terms are defined in the Certificate of Designations). A vote of two-thirds of the preferred stock is required to:

●	amend or alter the Company’s certificate of incorporation to create or increase any class or series of Parity Stock or Senior Stock or adversely affect the rights of the preferred stock;

●	amend, alter or repeal any provision of the Company’s certificate of incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the preferred stock; or

●	to consummate a share exchange, reclassification, merger or consolidation where:

●	the shares of the preferred stock do not remain outstanding, and the terms of the preferred stock are not amended or

●	the preferred stockholders do not receive preference securities in a transaction with the same or better terms than those in the preferred stock,

or, in either case, certain additional requirements are not met.

Pursuant to the Shareholders’ Agreement, the Initial Holder and certain related parties if the preferred stock is transferred to those parties (collectively, the “Original Holder’s Group”) are entitled to vote their shares in their discretion. Holders of the preferred stock have certain limited special approval rights, including with respect to the issuance of pari passu or senior equity securities of the Company.

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Lapse of Certain Voting Requirements

Prior to June 10, 2020, the Original Holder’s Group agreed to vote their shares in favor of director nominees that the Board nominates. This provision has lapsed, and the Original Holder’s Group is no longer required to vote their shares in favor of director nominees that the Board nominates.

Sunset Provisions

The preferred stock is convertible at the option of the holders into shares of common stock at an initial conversion rate of 55.9284 shares of common stock for each share of preferred stock, which represents an initial conversion price of $17.88 per share of common stock, subject to adjustment. The Company currently has the option to redeem, in whole but not in part, all of the outstanding shares of preferred stock at par value, subject to certain redemption price adjustments. We may elect to convert the preferred stock, in whole but not in part, into the relevant number of shares of common stock if the last reported sale price of the common stock has been at least 150% of the conversion price then in effect for a specified period. The conversion rate is subject to customary anti-dilution and other adjustments.

Fundamental Change

If a Fundamental Change occurs, each holder of the preferred stock has the right, at the holder’s option, to require the Company to repurchase all or part of the holder’s shares of preferred stock for cash. Among other things, as described as follows, an all-cash acquisition of the Company would constitute a Fundamental Change, but a stock-for-stock merger of the Company would not so long as the shares received in exchange for Company common stock were quoted or listed on a major U.S. stock market. A “Fundamental Change” occurs when:

(i)

(except as described in clause (ii) below) the acquisition by a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than the current holder of the preferred stock, the Company, the Company’s Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries) of the “beneficial ownership,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power in the aggregate of all classes of the Company’s Common Equity (i.e. the Company’s common stock);

(ii)	the consummation of:

(A)

any recapitalization, reclassification or change of the Company’s common stock (other than changes resulting from a subdivision or combination) as a result of which the common stock is converted into, or exchanged for, stock, other securities, other property or assets;

(B)	any share exchange, consolidation or merger of the Company pursuant to which the Company’s common stock is converted into cash, securities or other property or assets; or

(C)

any sale, lease or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person or entity other than one of the Company’s Wholly Owned Subsidiaries;

provided, that any transaction described in clause (B) above in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction(s) own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction(s) in substantially the same proportions as such ownership immediately prior to such transaction(s) will not be a Fundamental Change;

(iii)	the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv)	the Company’s common stock (or other common stock underlying the Preferred Stock, such as after a stock-for-stock merger) ceases to be listed or quoted on a major U.S. stock market;

provided, that:

(x)

transaction(s) described in clause (ii) above will not be a Fundamental Change, if at least 90% of the consideration received the common stockholders of the Company (excluding cash payments for fractional shares) in connection with the transaction(s) consist of shares

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of common stock that are listed or quoted on a major U.S. stock market and as a result of the transaction(s) the preferred stock becomes convertible into that consideration; and

(y)

transactions described in clause (i) above will not constitute a Fundamental Change, if the holders of the preferred stock transfer to any transferee shares of preferred stock that would cause a Fundamental Change to occur described in clause (i) above and the holders of the preferred stock know or have good reason to know that the consummation of the transfer to the transferee would cause a Fundamental Change to occur.

Board Representation Rights

Pursuant to the Shareholders’ Agreement, for so long as the Original Holder’s Group maintains at least 33% of their original investment (whether in preferred stock or shares of common stock issued upon conversion of the preferred stock), the Original Holder’s Group has the right to appoint a single representative, in a non-voting observer capacity, to attend all meetings of the Board, subject to certain exceptions.

Pursuant to the Certificate of Designations and the Shareholders’ Agreement, on June 10, 2018, the Original Holder’s Group had the right to designate one person to serve as a director on the Board if the Original Holder’s Group maintained at least 33% of their original investment and shares of the preferred stock remained outstanding. The Original Holder’s Group met such requirement, and the Company was required to increase the size of the Board to accommodate the appointment of Henry Cornell, as a director designated by the Original Holder’s Group on June 10, 2018. The holders of the preferred stock also have certain Board representation rights if dividends payable on the preferred stock are in arrears for six or more quarterly periods, but in no event may the holders of the preferred stock appoint more than two directors. Also, pursuant to the Shareholders’ Agreement, if no shares of the preferred stock remain outstanding but the Original Holder’s Group maintains at least 33% of their original investment through their shares of common stock received upon conversion of the preferred stock, the Original Holder’s Group may designate one nominee to serve as a director on the Board (the “Investor Designee”), subject to the Investor Designee’s satisfaction of all applicable requirements regarding service as a director of the Company under applicable law, regulation or stock exchange rules and such other criteria and qualifications the Company maintained that is applicable to all directors as of the date of the issuance of the preferred stock. The Company is required to increase the size of the Board by one director and fill the vacancy with the Investor Designee. Thereafter, the Company is required to nominate the Investor Designee for election by the Company’s stockholders and recommend that the Company’s stockholders vote in favor of the election of the Investor Designee.

If for any reason the director that the Original Holder’s Group appointed or designated is no longer serving as a director, the Original Holder’s Group may appoint or designate a new person to fill the vacancy. At such time as the Original Holder’s Group owns less than 33% of their original investment, pursuant to the Shareholders’ Agreement, the rights of the Original Holder’s Group terminate, and the Investor Designee must resign.

Certain Other Provisions

Pursuant to the Shareholders’ Agreement, the Original Holder’s Group has certain registration rights, including customary demand and piggyback registration rights in respect of the shares of preferred stock and any shares of common stock issued upon conversion of the preferred stock.

Pursuant to the Shareholders’ Agreement, for so long as the Original Holder’s Group maintains at least 33% of their original investment (whether in preferred stock or shares of common stock issued upon conversion of the preferred stock), the Company is required to, prior to the issuance of equity securities to a third party (subject to certain exceptions), offer the Original Holder’s Group the right to acquire its pro rata portion of such equity securities.

MRC Global Inc. may not enter into any new, or amend, or modify any existing agreement or arrangement that by its terms restricts, limits, prohibits or prevents MRC Global Inc. from paying dividends on the Preferred Stock, redeeming or repurchasing the Preferred Stock or effecting the conversion of the Preferred Stock. Any such agreement, amendment or modification would require the consent of the holder of the Preferred Stock.

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PROPOSAL I: ELECTION OF DIRECTORS

The directors of the Company are elected by the stockholders annually. As of the date of this proxy statement, the Board consists of ten members. Eight directors will stand for re-election and be elected by holders of our common stock and preferred stock, voting together, and the holder of the Company’s preferred stock has designated and will designate the other director.

Each director’s term of office expires when his or her successor is elected and qualified at the Annual Meeting. At the Annual Meeting, our stockholders will elect the eight directors named below to hold office until the 2025 annual meeting of stockholders (the “2025 Annual Meeting of Stockholders”), or until their successors are elected and qualified, or their earlier retirement, removal or death. Each director has served continuously since the date of his or her appointment. All nominees have consented to being named in this Proxy Statement and to serve if elected. If any nominee should be unable or unwilling to stand for election as a director, it is intended that the common stock represented by proxies will be voted for the election of a substitute director that the Board may nominate.

As set forth in the Company’s Certificate of Designations and the Shareholders’ Agreement, the Original Holder’s Group has the right to designate one person to serve as a director on the Board. The Original Holder’s Group designated Henry Cornell to serve as a director on the Board effective June 10, 2018. The Original Holder’s Group, as holders of the preferred stock, have indicated to the Company their intent to continue to designate Mr. Cornell. Because the holders of the preferred stock designate Mr. Cornell, the holders of our common stock will not vote to elect him.

As described under “Corporate Governance Matters—Process for Identifying and Adding New Directors” below, the Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board and the Company. The structure and composition of the Board are intended to leverage diverse perspectives of the Board members and promote effective oversight.

As described under “Background to the Solicitation” above, based upon the Company’s criteria for nominations of directors to the Board and the unanimous recommendation of the ESG & Enterprise Risk Committee, the Board unanimously determined to nominate Deborah G. Adams, Leonard M. Anthony, George J. Damiris, David A. Hager, Ronald L. Jadin, Dr. Anne McEntee, Robert J. Saltiel, Jr. and Robert L. Wood to serve until the 2025 Annual Meeting. See the section of this proxy statement titled “—Certain Information Regarding Nominees” below for more information about the skills, qualifications, attributes and experiences upon which the Board based its determination that its nominees should serve as directors.

As described previously, Engine Capital has nominated Bradley T. Favreau and Daniel B. Silvers (collectively, the “Engine Capital Nominees”) for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board.

The Board does not endorse the Engine Capital Nominees, and unanimously recommends that you use the WHITE proxy card to vote “FOR” ONLY the election of the eight nominees proposed by the Board of Directors:

Deborah G. Adams	Ronald L. Jadin
Leonard M. Anthony	Dr. Anne McEntee
George J. Damiris	Robert J. Saltiel, Jr.
David A. Hager	Robert L. Wood

The Board strongly urges you to discard and NOT to vote using any blue proxy card that may be sent to you by Engine Capital. If you have already voted using a blue proxy card sent to you by Engine Capital, you have every right to change your vote and we strongly urge you to revoke that proxy by using the

32	2024 Proxy Statement

WHITE proxy card to vote in favor of ONLY the eight nominees that the Board recommends—by internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you have any questions or require any assistance with voting your shares, please contact Morrow Sodali LLC, our proxy solicitation firm, at (203) 658-9400.

If Engine Capital withdraws its nominees, abandons its solicitation or fails to comply with the universal proxy rules after a shareholder has already granted proxy authority, shareholders can still sign and date a later submitted WHITE proxy card.

If Engine Capital withdraws its nominees, abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of any Engine Capital Nominee will be disregarded and not be counted, whether the vote is provided on the Company’s WHITE proxy card or the Engine Capital blue proxy card.

Although the Company is required to include all nominees for election on its proxy card, for additional information regarding the Engine Capital Nominees and any other related information, please refer to the Engine Capital proxy statement. You may receive solicitation materials from Engine Capital, including proxy statements and blue proxy cards. The Company is not responsible for the accuracy or completeness of any information provided by or relating to Engine Capital or its nominees contained in solicitation materials filed or disseminated by or on behalf of Engine Capital or any other statements Engine Capital may make. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

If you are a registered holder and submit a validly executed WHITE proxy card but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the eight nominees that the Board proposes as set forth in this proxy statement. You are permitted to vote for fewer than eight nominees. If you vote for fewer than eight nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. However, if you are a registered holder and submit a validly executed WHITE proxy card but vote “FOR” more than eight nominees, all of your votes with respect to the election of directors will be invalid and will not be counted. It is, therefore, important that you do not vote “FOR” more than eight nominees, so that your vote with respect to this item is counted.

If you are a beneficial holder and properly mark, sign and return your WHITE voting instruction form or use your WHITE voting instruction form or notice to vote via internet, your shares will be voted as you direct your bank or broker. However, if you sign and return your WHITE voting instruction form but do not specify how you want your shares voted with respect to the election of directors, they will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the eight nominees that the Board proposes as set forth in this proxy statement, depending on the bank or broker through which you hold your shares. You are permitted to vote for fewer than eight nominees. If you vote for fewer than eight nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. If you are a beneficial holder and you vote “FOR” more than eight nominees on your WHITE voting instruction form, all of your votes with respect to the election of directors will be invalid and will not be counted. It is therefore important that you provide specific instructions to your broker or bank regarding the election of Directors so that your vote with respect to this item is counted.

Each nominee has consented to serve if elected. If any nominee becomes unavailable to serve as a Director before the Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee that the Board designates. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.

33	2024 Proxy Statement

Knowledge, Skills and Experience of Nominees Plus our Designated Director

The chart below summarizes the number of Board nominees plus the designated director that possess knowledge, skills and experiences covering areas we believe are important to our sustainable success and certain demographic information.

DIRECTOR	Deborah Adams	Leonard Anthony	Henry Cornell	David Hager	George Damiris	Ronald Jadin	Anne McEntee	Robert Saltiel	Robert Wood

Independence

Independent Director	●	●	●	●	●	●	●		●

Management Roles

CEO/Former CEO		●		●	●			●	●

CFO/Former CFO		●				●

COO/Operations/HSE/Operating Risks	●			●	●			●	●

Global/Intenational Exposure/Experience	●	●	●	●	●		●	●	●

Financial Acumen/Financial Expert/Financial Risks	●	●	●	●	●	●	●	●	●

Industry Experience

PVF/Industrial Distribution Experience/Related Risks	●	●	●			●	●

Oilfield Services/Equipment Sales Experience		●					●	●

Supplier/Supply Chain Experience/Related Risks	●	●				●	●

Customer End Sectors

Gas Utilities

Downstream, Industrial & Energy Transition	●	●			●		●	●	●

Production & Transmission Infrastructure	●			●	●

Information Technology Experience

IT Systems	●	●				●

Cyber & Information Security/Related Risks						●

Emerging IT Risks							●

IT Systems Implementation Risks	●	●				●	●

Environment & Climate

Environmental & Climate/Related Risks	●	●			●		●

Transactional Experience

Public Company M&A	●	●	●	●	●	●		●

Public Company Divestitures	●	●	●	●	●			●	●

Capital Markets Experience		●	●			●

Board Service

Other Public Boards	2	0	0	0	1	0	0	0	1

Prior Public Boards	1	2	5	2	2	0	0	2	3

Personal/Demographics

Tenure	6.6	11.6	5.0	0.1	2.6	2.6	1.6	3.2	8.8

Age	63	69	68	67	64	63	53	61	70

Gender (Male or Female)	F	M	M	M	M	M	F	M	M

Racially or Ethnically Diverse									●

Note: Tenure is based on years as a director while MRC Global was a public company. Mr. Anthony has been a director since 2008, prior to the Company’s initial public offering.

34	2024 Proxy Statement

Certain Information Regarding Nominees

Set forth below for each individual nominated for election as a director of the Company is biographical information and information regarding the business experience, qualifications and skills of each director nominee, including the information and qualifications that led the Board to conclude that the director nominee is qualified to serve on our Board. Current Board committees and leadership roles are listed for 2024 – 2025, subject to the re-election of each director.

Director Since: 2015 Age: 70 Chairman of the Board Independent

Robert L. Wood

Background. Since 2019, Mr. Wood has been a partner in the consulting firm The McChrystal Group, specializing in leadership development for business organizations. From 2004 to 2008, Mr. Wood was chairman, president and CEO of Crompton Corporation (which merged with Great Lakes Chemical to become Chemtura Corporation in 2005), a global, specialty chemicals company. Mr. Wood spent 27 years in a variety of sales, marketing and management roles within the Dow Chemical organization and ultimately became the business group president of Thermosets and Dow Automotive Group. In this role, he was named to Dow’s Corporate operating board, which was charged with setting corporate strategy and establishing corporate policies. Prior to that, Mr. Wood was the global vice president of Polyurethanes and global vice president of Engineered Plastics. In addition to the public company listed below, he served on the board of directors of Univar Solutions, Inc., a chemical distribution company, from 2016 through September 2023. Mr. Wood graduated from the University of Michigan with a Bachelor of Arts in 1976.

Other Active Public Company Boards. In addition to serving on our Board, Mr. Wood serves on the boards of directors of the following public companies:

	Company	Business
	Linde plc (NYSE: LIN)	Gas distribution
Key Skills, Qualifications and Experience. Mr. Wood brings to the Board executive leadership experience through his more than 25 years of public company experience, including his leadership as CEO of Crompton. He also has significant expertise and insight into our downstream customer needs and desires because of his 30 years of global chemical industry experience, a prime market in the downstream sector for the Company’s products and services. Mr. Wood has worked in serving multiple international markets, including many of those that the Company services, and Mr. Wood has experience with global suppliers. Mr. Wood has served on a number of public and non-profit boards and has deep experience in governance. He is lead independent director of Linde plc. Mr. Wood has experience in public market transactions, having served as a chairman of the board and CEO of Crompton in its merger with Great Lakes Chemical, as a director of Praxair Distribution, Inc., which merged with Linde plc, and as a director of Univar, which was sold to a private equity fund managed by Apollo Global Management Inc. He has served our Board as Chairman of our Compensation & Human Capital Committee and his over seven years of experience on our Board has provided him the experience regarding the issues that our business faces.

35	2024 Proxy Statement

Director Since: 2017 Age: 63 Committees: Compensation & Human Capital (chair) ESG & Enterprise Risk Independent

Deborah G. Adams

Background. From 2014 until her retirement in 2016, Ms. Adams served on the executive leadership team at Phillips 66 as senior vice president of health, safety and environmental, projects and procurement. From 2008 – 2014, she led the midstream operations of Phillips 66 and ConocoPhillips as the division president of transportation. She has also held various leadership posts including leading the international refining business for ConocoPhillips, serving as general manager of global downstream IT systems and serving on several of ConocoPhillips’ joint venture boards. In addition to the public companies listed below, Ms. Adams served on the board of directors of Gulf Port Energy, an oil and gas production development company, from March 2018 through May 2021. She currently serves on the board of directors of Austin Industries, a privately held, employee-owned construction company, which she joined in May 2018. Ms. Adams served her alma mater, Oklahoma State University, as a member of the foundation board of trustees from July 2012 until June 2020 and continues to serve on the foundation board of governors. Ms. Adams has been inducted into the Oklahoma State University College of Engineering, Architecture and Technology Hall of Fame. Since May of 2021, Ms. Adams has served as a member of the Advisory Board for the TriCities Chapter of the National Association of Corporate Directors (“NACD”).

Other Active Public Company Boards. In addition to serving on our Board, Ms. Adams serves on the board of directors of the following public companies:

	Company	Business
	EnLink Midstream LLC (NYSE: ENLC)	Midstream energy services

	Amplify Energy Corp (NYSE: AMPY)	Oil and gas production and development

Key Skills, Qualifications and Experience. Ms. Adams has extensive leadership experience in midstream and downstream businesses, both key end sectors for the Company’s products and services. Her expertise in the procurement function from a customer view along with her experience in information systems adds to her qualifications to serve on our Board. Ms. Adams has worked abroad and has international experience in our end markets, which provides her insight into the business of the Company’s International segment. Ms. Adams has served on a number of public, private and non-profit company boards and has deep experience in governance. She is the chair of the nominating and governance committees of the boards of directors of both Amplify and Austin Industries. Each of those committees also has oversight of those companies sustainability initiatives and risks.

36	2024 Proxy Statement

Director Since: 2008 Age: 69 Committees: Audit Compensation & Human Capital Independent

Leonard M. Anthony

Background. Mr. Anthony served as the president and CEO of WCI Steel, Inc., an integrated producer of custom steel products, from December 2007 to October 2008. He was also a member of the board of directors of WCI Steel from December 2007 to October 2008. Mr. Anthony retired in October 2008. He served as an executive vice president and chief financial officer of Dresser-Rand Group, Inc. from April 2005 to August 24, 2007. Mr. Anthony has more than 25 years of financial and operational management experience with various corporations, including oilfield equipment firms and steel producers. He was previously a director of privately-held The NanoSteel Company, an advanced materials company until April of 2022 and Tech Precision Corporation until April 2017. Tech Precision’s subsidiary, Rancor, Inc., provides high precision fabrication and machining. Mr. Anthony earned a bachelor of science in accounting from Pennsylvania State University and a masters of business administration from the Wharton School of the University of Pennsylvania. He also completed the Advanced Management Program (A.M.P.) from Harvard Business School.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. Mr. Anthony has extensive experience at multiple levels of financial control, planning and reporting and risk management for large corporate enterprises. Mr. Anthony has public company leadership experience with an oilfield equipment company, which shares the same upstream customer base as our Company. He also has experience in steel product industries. Most of the Company’s key products are made of steel, so Mr. Anthony’s steel experience provides him insight into our suppliers, products and customer product needs. Mr. Anthony has served on a number of public, private and non-profit company boards and has deep experience in governance. Mr. Anthony is the longest serving continuous director on our Board, and as such, has deep experience regarding the issues that our business faces. He has been designated as a financial expert on our Audit Committee.

37	2024 Proxy Statement

Director Since: 2021 Age: 64 Committees: Compensation & Human Capital ESG & Enterprise Risk (chair) Independent

George J. Damiris

Background. Mr. Damiris previously served as the president and chief executive officer of both HollyFrontier Corporation and Holly Energy Partners from 2016 until his retirement in 2019. From 2007 until 2015, he served in various leadership roles with HollyFrontier, and before that, with Koch Industries. He holds a B.S. in Chemical Engineering and an MBA from Case Western Reserve University.

Other Active Public Company Boards. In addition to serving on our Board, Mr. Damiris serves on the board of directors of the following public company:

	Company	Business
	Eagle Materials, Inc. (NYSE: EXP)	Building materials company

Key Skills, Qualifications and Experience. Mr. Damiris has extensive public company leadership experience in the refining and pipeline transportation industries, both of which are in our core customer base. His refining experience, in particular, is directly related to the downstream sectors that the Company serves. As CEO and a director of HollyFrontier and Holly Energy Partners, Mr. Damiris has deep business leadership experience, having addressed the demands of investors and other stakeholders in a public company. Mr. Damiris has served on a number of public, private and non-profit company boards, providing him with deep governance experience.

38	2024 Proxy Statement

Director Since: 2024 Age: 67 Committees: Audit ESG & Enterprise Risk Independent

David A. Hager

Background. From 2016-2023, Dave Hager was the executive chairman of the Devon Energy Corporation. Prior to that he served in various other leadership roles from 2009 onward, including his serving as a non-executive director from 2007-2009 and as president and chief executive officer from 2015 to 2021. Mr. Hager started his career in 1979 with the Mobil Oil Corporation (now Exxon Mobil Corporation). From there he worked at the Sun Company, Inc. from 1981 to 1989. From 1989 to 1999, Mr. Hager served in various leadership roles as a part of Oryx Energy Company. He later served as executive vice president of Kerr-McGee, which was acquired by Anadarko in 2006. Mr. Hager has previously served on the boards of EnLink Midstream, LLC, a midstream energy services company, and Pride International, Inc., an oil production company. Mr. Hager received a B.S. in geophysics from Purdue University and an MBA from Southern Methodist University.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. Mr. Hager has 40 years of experience in the oil and gas industry, from the very beginning of his career in 1979, which provides him with profound knowledge of the Company’s customer base in that sector. While with Devon Energy, Mr. Hager led it to become a leaner and more financially strong organization that was prepared for dramatic changes in commodity prices, which will serve the Company in an ever-evolving market. Mr. Hager has experience in public market transactions, having served on the board and as CEO of Devon Energy when it merged with WPX Energy. Mr. Hager is actively involved in the broader energy industry. Mr. Hager has served on Board of Directors of the American Petroleum Institute and the American Exploration & Production Council. Mr. Hager has served on several private boards in his community including the Greater Oklahoma City Chamber of Commerce, the Oklahoma City National Memorial, the YMCA of Greater Oklahoma City and United Way of Central Oklahoma, providing him with deep leadership experience and community engagement.

39	2024 Proxy Statement

Director Since: 2021 Age: 63 Committees: Audit (Chair) ESG & Enterprise Risk Independent

Ronald L. Jadin

Background. Mr. Jadin previously served as the chief financial officer of W.W. Grainger, Inc. from 2008 until his retirement in 2018. From 1998 until 2008, he served in various finance and leadership roles with Grainger, and before that, with General Electric Company. He holds a B.A. in Economics from Yale University and an MBA from the University of Wisconsin – Whitewater.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. As a prior chief financial officer of a public company and finance professional, Mr. Jadin has extensive experience at multiple levels of financial control, planning and reporting and risk management for large corporate enterprises. W.W. Grainger is an industrial supply distribution company, and Mr. Jadin’s years of experience with W.W. Grainger provides the Company with key insights regarding other distributors and supply chain issues. Mr. Jadin has had experience in the implementation and improvement of information technology systems, which is relevant to the Company’s continued digital transformation in this area. Mr. Jadin has been designated as a financial expert on our Audit Committee.

Director Since: 2022 Age: 53 Committees: Audit Compensation & Human Capital Independent

Dr. Anne McEntee

Background. Dr. Anne McEntee currently serves as Managing Director of Asset Management on the Leadership Team of Wren House Infrastructure Management Ltd., a global infrastructure investment firm. From 2017 until 2022 she served as the chief executive officer of General Electric Company’s (“GE’s”) Digital Services unit of GE Renewable Energy from 2017 until 2023. From 2013 until 2017, she led the Onshore Wind unit of GE Renewable Energy and from 2011 until 2013 she led the Flow & Process Technologies division of GE Oil & Gas. Dr. McEntee joined GE in 1998 and has held various managerial and leadership roles at GE Power Systems and GE Energy. She holds a B.S. in Applied Mathematics, M.S. in Mathematics and PhD in Applied Mathematics, all from Rensselaer Polytechnic Institute. Dr. McEntee is a director of privately held i3 Broadband, a provider of broadband fiber optic cable connections to homes in the Midwestern U.S., and Seacube Container Leasing Limited, a leading global acquirer, seller, and lessor of international equipment.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. Dr. McEntee has extensive experience in renewable energy, working across GE’s broader portfolio of on- and offshore wind power generation, electric grid solutions, hybrid energy storage and hydropower businesses. These experiences provide her insight into the Company’s opportunities and role in the energy transition from carbon-generated energy into renewables. In addition, her experiences in the Flow & Process Technologies division of GE Oil & Gas are directly relevant to the Company’s products and services provided to customers in the oil and gas and downstream sectors. She has a Master Black Belt in Six Sigma training, and during her career at GE, she has led global sourcing functions. These experiences are directly relevant to provide insight to the Company regarding its business processes and supply chain function. Dr. McEntee has served on a number of public, private and non-profit company boards, providing her with deep governance experience.

40	2024 Proxy Statement

Position: President & CEO Director Since: 2021 Age: 61

Robert J. Saltiel, Jr.

Background. Rob Saltiel serves as our President and CEO and on our Board of Directors. Rob previously served as President and CEO and a member of the board of directors of Key Energy Services, Inc. from 2018 to 2019 and as President and CEO and a member of the board of directors of Atwood Oceanics, Inc. from 2009 to 2017. Rob’s earlier experience includes positions in strategy, operations and marketing at Transocean, Nabors Industries, Enron, McKinsey and ExxonMobil. Rob received a bachelor of science degree in chemical engineering from Princeton University and a masters of business administration from Northwestern University’s Kellogg School of Management.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. Mr. Saltiel is uniquely qualified to serve as one of our directors due to his extensive executive and leadership experience in the oil and natural gas industry, including oilfield services, his global experience and his experience leading publicly traded companies. He began his career at a petroleum refinery and his experiences have provided him insight into this important Company customer segment. Early in his career, Mr. Saltiel worked at McKinsey & Company and, as a result, he has a keen perspective on business processes, marketing and generating profits for investors. As CEO and a member of the board of Atwood Oceanics, Inc., Mr. Saltiel has experience in public market transactions when Atwood was sold to Ensco plc. He has worked in oilfield services and deeply understands the Company’s oil and gas customer base. Mr. Saltiel has lived and worked outside of the United States, which has also given him a perspective on our International segment and global business.

The Company’s bylaws provide that for a director nominee to be elected, the director must receive a plurality of the votes cast by the stockholders present in person or represented by proxy voting together as a single class with respect to that director nominee’s election at the Annual Meeting.

Abstentions and broker non-votes will not be treated as “FOR” votes cast for any nominee, and therefore will have no effect on the outcome of Proposal I — Election of Directors. Any director who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election is expected to tender to the Board the director’s resignation as a director promptly following the certification of election results pursuant to the Company’s Corporate Governance Guidelines. Pursuant to these guidelines, the Board must accept or reject such resignation within 90 days following the certification of election results and publicly disclose its decision.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH, OR “FOR ALL”, OF THE ELECTION OF THE ABOVE NOMINEES.

41	2024 Proxy Statement

Director Designated by the Holder of the Company’s Preferred Stock

Director Since: 2018 Age: 68 Independent

Henry Cornell

Background. Mr. Cornell is the founder and senior partner of Cornell Capital LLC, a private investment firm formed in 2013 and previously served as a director of the Company from 2007 until he resigned from the board in 2015. From 1984 until May 2013, Mr. Cornell was employed by Goldman, Sachs & Co., where he was the vice-chairman of Goldman Sachs’ Merchant Banking Division. Mr. Cornell has over 40 years of experience across all aspects of private equity investing in a broad array of industries. He began his career as an attorney with Davis Polk & Wardwell before joining Goldman Sachs’ Investment Banking Division in 1984. He founded Goldman Sachs’ principal investment business in Asia. Under his leadership, Goldman Sachs made numerous landmark investments in the region. Mr. Cornell returned to New York in 2000 as the head of Private Equity Americas and Asia, and as a member of the Global Investment Committee. Mr. Cornell earned a bachelor of arts from Grinnell College in 1976 and a juris doctorate from New York Law School in 1981. Mr. Cornell is a member of the board of trustees of Mt. Sinai Hospital, the Whitney Museum, The Asia Society and the Navy SEAL Foundation and is a member of the Council on Foreign Relations. He has previously been a member of the boards of directors of Kinder Morgan, Inc., Bill Barrett Corp., Cypress Energy Partners LP and Cobalt International Energy, Inc.

Other Active Public Company Boards. None.

Experience. Mr. Cornell led Goldman Sachs’ acquisitions of its interest in the Company’s predecessor companies, including (among others) McJunkin Corporation, Red Man Pipe and Supply, Transmark and Midfield Supply, beginning in 2007. These companies were merged to form MRC Global before Goldman Sachs subsequently sold its entire interest through the Company’s initial public offering and subsequent follow-on offerings. As a result, he has deep knowledge regarding the Company, its markets and its business and operations. Given his career at Goldman Sachs, Mr. Cornell brings extensive experience in financial matters relating to both public and private companies. He has deep experience in capital markets and capital raising issues. He also has extensive prior experience serving on boards of directors of other significant companies including multi-national companies in the energy industry, which has provided him with relevant experience in a variety of industries and on a variety of corporate governance matters. Mr. Cornell has lived and worked outside of the United States, principally in Asia, and his experience has provided the Company with deep insights regarding the Company’s global business and International segment.

42	2024 Proxy Statement

Director Not Standing for Election

Director Since: 2015 Age: 65 Committees: ESG & Enterprise Risk (Chair) Audit Independent

Barbara J. Duganier*

Background. From 2004 to 2013, Ms. Duganier was a managing director at Accenture, a multinational professional services company that provides services in strategy, consulting, digital technology and operations. She held various leadership and management positions in Accenture’s outsourcing business, including as global chief strategy officer, during which time she consulted for numerous clients in the energy, chemicals, mining and utilities industries. Prior to joining Accenture, Ms. Duganier, a certified public accountant, was an auditor and a consultant at Arthur Andersen, where she became a partner and held various leadership and management roles, including as global chief financial officer of Andersen Worldwide. She earned a B.S.B.A. in accounting from John Carroll University in 1979. Ms. Duganier is a director of privately held McDermott International, a multinational engineering, procurement and construction company, and privately held Pattern Energy, a renewable energy company. Ms. Duganier was previously a director of the general partner of Buckeye Partners, L.P., a midstream pipeline operator, and Noble Energy, an oil and natural gas exploration and production company.

Other Active Public Company Boards. In addition to serving on our Board, Ms. Duganier serves on the board of directors of the following public company:

	Company	Business
	Texas Pacific Land Corporation (NYSE: TPL)	Land resource management and water services company

Key Skills, Qualifications and Experience. Ms. Duganier’s training and extensive experience as a certified public accountant, her track record of leading large organizations, her business experience both within and outside of the energy industry, her information technology systems experience and her diversified board experience make her well-qualified to serve on our Board. Her service on the Pattern Energy board provides insight to the Company regarding energy transition projects, and her service on the McDermott board provides the Company with insights into engineering, procurement and construction firms, many of whom are Company customers. Ms. Duganier has experience in public market transactions, having served as a director with HCC Insurance Holdings, Inc. during its acquisition by Tokio Marine Holdings, Inc., as a director of the general partner of Buckeye Partners, L.P., during its sale to a private equity fund operated by IFM Investors plc and as a director of Noble Energy, Inc. during its sale to Chevron Corporation. She has been designated as a financial expert on our Audit Committee. Ms. Duganier earned her CERT Certificate in Cybersecurity Oversight through NACD by completing the Cyber-Risk Oversight Program. In 2020, the NACD named her to the NACD’s Directorship 100. She received her NACD Directorship Certification in 2021.

*  Ms. Duganier notified the board of her desire not to stand for re-election at the 2024 Annual Meeting of Stockholders and accordingly the Board determined to not re-nominate Barbara J. Duganier for re-election at the 2024 Annual Meeting of Stockholders. Effective as of the end of Ms. Duganier’s term of office, the Board has decreased the size of the Board from ten to nine directors.

43	2024 Proxy Statement

CORPORATE GOVERNANCE MATTERS

The primary responsibility of our Board is to foster the long-term success of the Company by promoting the interests of our stockholders. Our Board believes that strong corporate governance is critical to achieving our performance goals and to maintaining the trust and confidence of investors, employees, customers, suppliers, business partners, regulatory agencies and other stakeholders.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to help guide and promote our good corporate governance and responsible business practices. The Corporate Governance Guidelines provide a framework for the effective governance of MRC Global as a whole and also address the operation, structure, and practice of the Board and its committees. The Board’s ESG & Enterprise Risk Committee reviews these guidelines at least annually. Our Corporate Governance Guidelines can be found on the Company’s website at www.mrcglobal.com.

Strategic Planning

During the year, the Board meets with management to discuss and approve our strategic plans, financial goals and capital allocation, taking into account potential or existing disruptive forces, innovation, macroeconomic factors, customer end market trends, the competitive landscape and other factors critical to successful performance. The Board also conducts quarterly reviews of progress on objectives and strategies. During Board meetings, directors review key issues and financial performance. The Board meets privately with the CEO at least four times per year and meets in executive session without the CEO at each regular Board meeting and additionally as required. Further, the CEO communicates regularly with the Board on important business opportunities and developments. The Board and the CEO also annually discuss and collaborate to set the CEO’s performance goals and objectives. The Board meets at least annually in executive session to assess the CEO’s performance.

The Board maintains a process for planning orderly succession for the CEO and other executive officer positions and oversees executive officer development. The Compensation & Human Capital Committee assists the Board with oversight of the planning for orderly succession as described in further detail below under the caption “CEO and Senior Management Succession Planning.”

Board Membership and Qualifications

The Board regularly considers the long-term make-up of our Board, leadership structure and how the members of our Board change over time. The entire Board selects nominees for the Board in accordance with the procedures and criteria set forth in our Corporate Governance Guidelines. The Board will also consider director candidates from stockholders that have been properly nominated in accordance with our Corporate Governance Guidelines and as further detailed under Deadlines for Submitting Stockholder Proposals for 2025 Annual Meeting of Stockholders on page 14. The Board will consider these stockholder nominees in the same manner and by the same criteria as Board nominees. The Board strives to maintain an engaged, independent Board with broad and diverse experience and judgment that is committed to representing the long-term interests of our stockholders. The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board and the Company. The structure and composition of the Board are intended to leverage diverse perspectives of the Board members and promote effective oversight.

When reviewing director candidates, the Board considers each candidate’s qualifications for membership on the Board, including the enhanced independence, financial literacy and financial expertise standards that Audit Committee membership may require and assesses the performance of current directors who are proposed to be renominated to the Board.

44	2024 Proxy Statement

Board Diversity

Our Board is committed to diversity of experience, backgrounds and perspectives to provide effective oversight of the Company’s strategies and risks. The Board believes its members must be willing and able to devote adequate time and effort to Board responsibilities. Our Corporate Governance Guidelines, which were amended in November 2023, provide that the ESG & Enterprise Risk Committee and the Board, in identifying Board candidates, will consider candidates who possess the background, skills and expertise to make significant contributions to our Board, including business experience, thought, style, culture, gender, geographic background, race, visible minorities, national origin, indigenous persons, religion, gender identity and expression, sexual orientation, disability, service in the armed forces, age and other personal characteristics. Currently, 44% (4 of 9) of our directors (which excludes the preferred stock designated director) are women or ethnically/racially diverse; three of our current Board members are women, and one director is of a race other than white and 50% (2 of 4) of the directors that hold our Board leadership positions (including the Chairman of our Board) are women or of a race other than white. 38% (3 of 8) of our director nominees (which excludes the preferred stock designated director) are women or ethnically/racially diverse. In light of Ms. Duganier’s decision in March 2024 to not stand for re-election at the Annual Meeting, when seeking new director candidates, the ESG & Enterprise Risk Committee and the Board expect to consider additional female candidates.

Process for Identifying and Adding New Directors

The Board has added five new directors in recent years. In March of 2024, the board added one new director, David Hager. In September of 2022, the board added one new director, Dr. Anne McEntee. In November of 2021, the Board added two new directors, George Damiris and Ronald Jadin. In February of 2021, the Board added our CEO who is also a director, Robert Saltiel. The ESG & Enterprise Risk Committee, which acts as our nominating and governance committee, identified, screened and recommended director candidates for nomination to the Board. The candidates were evaluated in light of the then-existing composition of the Board and the background and areas of expertise of existing directors and potential nominees. Throughout the process, the ESG & Enterprise Risk Committee and the Board were aided by an independent search firm that the Board engaged. The process for identifying and adding new directors is as follows:

Evaluate Board Composition. The ESG & Enterprise Risk Committee evaluates Board composition annually and identifies skills, experience and capabilities desirable for new directors in light of the Company’s business and strategy, including (among others) customer or end market experience, leadership experience, and experience in the areas of ESG and digital technology.

Identify a Diverse Pool of Candidates. A diverse pool of potential director candidates is identified using multiple sources such as independent search firms and director recommendations. The Board does not have a specific director diversity policy, but it fully recognizes that having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process, and enhances overall culture in the boardroom.

Review Candidates. Potential candidates are comprehensively reviewed and are the subject of rigorous discussion during the ESG & Enterprise Risk Committee meetings and Board meetings. The candidates that emerge from this process are interviewed by members of the ESG & Enterprise Risk Committee and other Board members, including the Chairman and the CEO. During these meetings, directors assess candidates on the basis of their skills and experience, their personal attributes, and their expected contribution to the current mix of competencies and diversity of the Board. At the same time due diligence is conducted, the Chairman, as well as the ESG & Enterprise Risk Committee, solicits feedback from other directors and persons outside the Company.

Recommend Potential Director for Approval. The ESG & Enterprise Risk Committee recommends potential directors to the Board for approval. If a director is appointed between annual meetings of stockholders, the Board will approve the director’s appointment to an open position on the Board. Stockholders vote on director nominees at the Annual Meeting.

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Onboard the New Director. For each new director, we conduct a comprehensive onboarding process to ensure that he or she has a full understanding of the business and to allow the director to make meaningful contributions quickly, which includes a combination of one-on-one sessions with management and other Board members, facility site visits, written materials and training.

Board Annual Self-Assessment and Continuing Education

The Board and each committee perform an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. The ESG & Enterprise Risk Committee leads the Board in the self-assessment. Each year, our ESG & Enterprise Risk Committee discusses and considers the appropriate approach and approves the form of evaluation. Members of our Board and each of our Board committees participate in the formal evaluation process, responding to questions designed to elicit information to be used in improving Board and committee effectiveness. In response to feedback from the evaluation process, our Board and committees work with management to take steps to improve policies, processes and procedures to further Board and committee effectiveness.

As in past years, in 2023, the ESG & Enterprise Risk Committee retained outside counsel and the Company’s general counsel to assist the committee in tailoring a self-assessment survey to meet the needs of the Board. The outside counsel administered the self-assessment as an independent person to foster frank feedback regarding Board and committee performance. Outside counsel then collated the results of the survey and reviewed the results to provide legal advice to the Board regarding any areas of improvement. The Chair of the ESG & Enterprise Risk Committee discussed the results of the self-assessment and any legal advice, and the Board and each committee implemented improvement steps or changes as needed.

During these assessments, the Board reviews the background and qualifications of each of their respective members, as well as an assessment of the Board’s and each of its committees’ composition in light of their respective needs and objectives after considering issues of judgment, diversity, age, skills, background and experience. Our Board also assesses its overall succession planning process and committee composition.

The Company provides membership in the National Association of Corporate Directors (NACD) to Board members, as well as the opportunity to attend director education programs at other institutions, to assist them in remaining current with exemplary board and committee practices and developments in corporate governance.

Communications with Directors

Any stockholder or other interested person may communicate with our Board, individually or as a group, by contacting our Corporate Secretary or the Chairman of the Board. This contact information is maintained on the Investors tab of our website at www.mrcglobal.com.

The current contact information for either the Corporate Secretary or the Chairman of the Board is as follows and should be addressed to either of their attention, as applicable:

MRC Global Inc.

Attention: Corporate Secretary

1301 McKinney Street, Suite 2300

Houston, TX 77010

E-mail: gc@mrcglobal.com

Communications to directors at this address will be forwarded to the relevant director(s) except for solicitations or other matters not related to MRC Global.

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Code of Ethics

We have adopted a Code of Ethics that applies to our directors, officers and employees. The Code of Ethics sets forth guidelines for deterring wrongdoing and promoting conduct in accordance with ethical standards. Our Code of Ethics can be found on our Company’s website at www.mrcglobal.com. If we amend or waive provisions of this Code of Ethics, we intend to also disclose the same on our website. We have also adopted a Code of Ethics for Principal Executive and Senior Financial Officers that applies to the principal executive officer, the principal financial officer, the principal accounting officer and the controller, or other persons performing similar functions for the Company. The Code of Ethics for Principal Executive and Senior Financial Officers is intended to supplement the Code of Ethics with additional applicable policies, procedures, and guidelines. The Code of Ethics for Principal Executive and Senior Financial Officers can be found at www.mrcglobal.com. If we amend or waive provisions of the Code of Ethics for Principal Executive and Senior Financial Officers, we intend to also disclose the same on our website.

Director Independence

The New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Governance Guidelines require that a majority of our directors be independent. Additionally, all members of the Audit Committee, Compensation & Human Capital Committee and ESG & Enterprise Risk Committee (acting as our nomination and governance committee) are required to be independent. The NYSE listing standards include objective tests that can disqualify a director from being treated as independent, as well as a subjective element, under which the Board must affirmatively determine that each independent director has no material relationship with the Company or management. The Board and the ESG & Enterprise Risk Committee broadly considers all relevant facts and circumstances and apply the standards listed in Annex A of the Company’s Corporate Governance Guidelines in making independence determinations.

The Board has determined that each of our directors, other than Mr. Saltiel, qualifies as an independent director within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements that our Board has adopted as set forth in our Corporate Governance Guidelines.

Board Leadership Structure

Robert Wood is our non-executive chairman and presides over all meetings of the Board and stockholders, reviews and approves meeting agendas, meeting schedules and other information, acts as a liaison between the outside directors and management, consults on stockholder engagement and governance matters and performs such other duties as the Board requires from time to time. The CEO is responsible for working with the Board in setting the Company’s strategic direction and day-to-day leadership and performance. Having an independent non-executive chairman allows management to deepen its focus on customers, growing the business, cost control, operational excellence and delivering stockholder value. The Board believes that having an independent, non-executive chairman:

(1)	increases the independent oversight of the Company and enhances the Board’s objective evaluation of our CEO;

(2)	provides our CEO with an experienced sounding board in the chairman; and

(3)	provides an independent spokesperson for the Company.

Our Compensation & Human Capital, Audit and ESG & Enterprise Risk Committees are currently comprised entirely of independent directors. The Board believes that having an independent, non-executive chairman of the Board and independent Compensation & Human Capital, Audit and

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ESG & Enterprise Risk Committees provides a structure for strong independent oversight of our management. Each committee chair presides over the chair’s committee meetings and reviews and approves meeting agendas, schedules and other information for the committee. We believe that the Board’s leadership structure, including its independent chair, majority of independent directors, and allocation of oversight responsibilities to appropriate committees, provides effective board-level risk oversight.

CEO and Senior Management Succession Planning

Our Board oversees management succession planning and talent development. During the year, the Compensation & Human Capital Committee is engaged on topics related to leadership and talent development, with one meeting dedicated to an in-depth review of succession planning for key executive officer roles, including the CEO. The succession plans are reviewed with the full Board at least annually. The Board also reviews succession planning in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to personally assess candidates.

Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company’s business and operations.

Director Attendance at Meetings of the Board, Committees and Annual Meeting of Stockholders

Our Board Members are expected to attend our 2024 Annual Meeting of Stockholders.

All Board members standing for re-election who were then Board members at our 2023 Annual Meeting of Stockholders attended that meeting.

During 2023, the Board held ten meetings. Each of our nominees who were directors in 2023 attended at least 75% of the aggregate meetings of our Board and committees of the Board on which the person served during 2023.

The directors of the Board meet in regularly scheduled executive sessions at times and for reasons as they desire and set, with at least four executive sessions per year. During the sessions, the chairman presides.

The Board’s Role in the Oversight of Risk Management

The Board, as a whole, is responsible for overseeing our risk exposure as part of determining a business strategy that generates long-term stockholder value. The Board shapes our enterprise-wide risk policies, desire for risk taking and acceptable risk tolerance levels that provide the foundation for our overall business strategy. The Board recognizes that risk mitigation not only preserves value, but, when managed appropriately, can create value and opportunity for the Company.

The Board recognizes that purposeful and appropriate risk-taking in certain areas is important for the Company to be competitive and to achieve our long-term goals. Accordingly, the Board has established an enterprise risk management (“ERM”) framework through which it regularly identifies key risks that face the Company and carefully considers our appetite for each risk. This ERM framework is designed to identify, assess, prioritize, address, manage, monitor and communicate risks across the Company’s operations and foster a corporate culture of integrity and risk awareness.

As part of the Company’s strategic planning process, the Company maintains a Risk Management Committee that assists the Board in identifying key risks and the Board’s oversight responsibilities over

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risk management. Our Risk Management Committee is comprised of the following members of our management:

●	CEO

●	CFO

●	General Counsel

●	Senior Vice President, North America Operations and e-Commerce

●	Senior Vice President, Sales and Marketing

●	Senior Vice President, Supply Chain

●	Senior Vice President, Chief Human Resources Officer

●	Senior Vice President, International

●	Senior Vice President, Sustainability and Assistant General Counsel

●	Vice President, Chief Accounting Officer

●	Vice President, Business Systems
●	Vice President, Tax

●	Vice President, Corporate Development and Financial Planning & Analysis

●	Vice President, Chief Information Officer

●	Vice President, Investor Relations & Treasury

●	Vice President, Total Rewards and HR Operations

●	Assistant General Counsel and Assistant Secretary

●	Senior Director, Corporate Accounting

●	Senior Director, Information Security

●	Senior Director, Risk Management

●	Director, Financial Reporting

The principal responsibilities of the Risk Management Committee are to review, assess and monitor any material risks or exposures associated with the conduct of our business, our corporate culture, the internal risk management processes or systems implemented to identify, mitigate, monitor or manage these risks or exposures and the Company’s policies and procedures for risk management.

Consistent with this approach, one of the Board’s primary responsibilities is overseeing and interacting with senior management with respect to key aspects of the Company’s business, including risk assessment, monitoring, managing and risk mitigation of the Company’s top risks. Our Board meets with senior management at regular Board meetings and, if necessary, at other times to discuss the strategy and success in addressing our identified key risks and any potential disruptive forces along with any other risks that we may face.

In addition to the foregoing, the Board has tasked designated committees of the Board to assist with the oversight of certain categories of risk management, and the committees report to the Board regularly on these matters. All committees play significant roles in carrying out the risk oversight function that typically focuses in their areas of expertise. In general, the committees oversee the following risks:

●

Audit Committee: reviews and assesses the guidelines and policies governing the Company’s financial and accounting risk management and oversight processes and assists with the Board’s oversight of financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems

●

Compensation & Human Capital Committee: reviews the Company’s employee compensation policies and human capital practices to assess whether such policies and practices encourage long-term focus, support the recruitment, retention and development of executive talent and discourage excessive risk-taking behavior

●

ESG & Enterprise Risk Committee: reviews and assesses enterprise risks and opportunities that may be applicable to the Company from time to time, including (among others) risks from cyber incidents, health and safety risks, reputational risks, ESG issues (including climate-related risks) and the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, that we filed with the SEC

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Although these committees assist the full Board with risk oversight, ultimately the full Board oversees the Company’s enterprise risk management and our corporate culture with regular presentation and discussion.

In addition, throughout the year, the Board and the relevant committees receive updates from management with respect to various enterprise risk management issues, including (among others) market conditions, supply chains, geopolitical factors, health and safety, cybersecurity, company culture, ESG and other matters, and dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. The Company’s senior management engages with and reports to the Company’s Board and the relevant committees on a regular basis to address high-priority risks.

The Company believes that the Board’s leadership structure supports the risk oversight function of the Board by providing for open communication between management and the Board. In addition, strong independent directors chair the various committees involved in assisting with risk oversight, and all directors are involved in the risk oversight function.

Board Oversight of Cybersecurity and Information Security Risk

Our Board appreciates the importance of maintaining the confidence and trust of our customers, suppliers and employees. As part of the Board’s role as independent oversight of the key risks facing our Company, the Board devotes regular and thorough attention to our data, information technology (“IT”) systems and their development (including the Company’s e-commerce strategy and its implementation) and protection of our data and IT systems, including business resilience, compliance, cybersecurity and information security risk.

The Board oversees the Company’s approach to IT and cybersecurity staffing, policies, processes and practices to gauge and address the risks associated with our data and IT systems’ protection. The Board has tasked the ESG & Enterprise Risk Committee with leading and assisting the full Board in its oversight of the Company’s efforts to protect its data and IT systems. Our Board and ESG & Enterprise Risk Committee each receive regular presentations and reports throughout the year on MRC Global’s cybersecurity threats, audits and exercises to determine the sufficiency of defenses against cybersecurity threats, training and resilience and metrics.

Cybersecurity Governance Highlights

✓  Risk and posture reporting to our Board and ESG & Enterprise Risk and Audit Committees in response to key developments

✓  Cross-functional approach to addressing cybersecurity risk, with operations, legal, risk, finance, information technology, human resources, and corporate audit functions participating in and presenting on key topics

✓  Global presence, with technical operations coverage and visibility

The presentations and reports also include regulatory developments, policies and practices, and information on security resources and organization.

We have established a Cybersecurity Committee led by our general counsel, consisting of our head of information security, chief information officer and chief financial officer. Our general counsel, Daniel Churay, has earned a CERT certificate in cybersecurity from Carnegie Mellon and began his career as a computer programmer/analyst. The Cybersecurity Committee takes steps to understand and mitigate information security risks by completing regular reviews and approvals of our information security program. The members of the Cybersecurity Committee are also members of the Risk Management Committee.

Each quarter, the ESG & Enterprise Risk Committee has received a report from a member of the Cybersecurity Committee, including reports from our head of information security, providing information on cybersecurity and information security risks, protective measures and controls, table top exercise, penetration testing and phishing test results and industry trends. In addition, our Audit Committee has received reports on the Company’s digitization, e-commerce and IT efforts and the impact of those

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efforts on the Company’s financial condition and results of operations. The Audit Committee has worked with the ESG & Enterprise Risk Committee to engage external auditors or consultants from time to time to review various aspects of the Company’s cybersecurity policies and programs and recommend updates or changes. In 2023, the Audit Committee received reports from KPMG LLP, the Company’s outsourced internal auditor, on a review of IT security policies and data loss prevention processes. With respect to cybersecurity, the Company’s policies are aligned with standards promulgated by the National Institute of Standards and Technology (NIST).

Our Company has a team of information security employees and vendors who monitor and respond to security incidents, maintain oversight of third parties and guide the business in disaster recovery and resiliency planning for cybersecurity risks. Each of our employees receives education and multi-media reminders on responsible information security practices through our security awareness program.

See pages 10-11 and 15-16 of our Annual Report on Form 10-K for the year ended December 31, 2023, that has been filed with the SEC for detailed information on cybersecurity risks related to our business and our cybersecurity programs.

Board Oversight of ESG Risk

Our effective management of ESG factors is of long-term significance to our stockholders, employees and communities and is critical to our Company’s success. Our Board has tasked its ESG & Enterprise Risk Committee with assisting the full Board in its oversight of the Company’s efforts on ESG matters including the impacts of climate change on our business and our reporting on our emissions as well as our health and safety programs for our employees and others engaged our business. Our Board reviews these matters on a quarterly basis. In addition, the Company has appointed a senior vice president – sustainability (SVP – Sustainability) and has an ESG Committee, comprised of members of management, which reports to the ESG & Enterprise Risk Committee. The management ESG Committee is responsible for monitoring, assessing and improving all relevant issues with respect to ESG. Our SVP – Sustainability chairs the ESG Committee, which is comprised of the executives representing various functions within our Company including operations, quality, safety, corporate services, marketing, human resources, legal, investor relations and supply chain. In addition, our SVP – Sustainability oversees the Company’s health and safety function and programs. The Audit Committee has worked with the ESG & Enterprise Risk Committee to engage external auditors or consultants from time to time to review various aspects of the Company’s climate change reporting and programs and recommend updates or changes. In 2023, the Audit Committee received reports from KPMG LLP, the Company’s outsourced internal auditor, on a review of the validation of the Company’s energy transition data reporting.

Information on Standing Committees of the Board

The Company currently has three standing Board committees: an Audit Committee, a Compensation & Human Capital Committee, and an ESG & Enterprise Risk Committee (which acts as the Board’s nominating and governance committee). Each committee’s functions are described in detail in its respective charter, which is available on the Company’s website at www.mrcglobal.com.

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Audit Committee

The Audit Committee met five times during 2023. As described in its charter, the Audit Committee’s primary duties and responsibilities are to assist Board oversight of:

2023-24 Chair: Ronald L. Jadin Members: Leonard M. Anthony Barbara J. Duganier* David A. Hager Dr. Anne McEntee Independent: 4 Financial Experts: 4

O  the integrity of the Company’s financial statements

O  the integrity and adequacy of the Company’s auditing, accounting and financial reporting processes and systems of internal controls for financial reporting

O  the Company’s compliance with legal and regulatory requirements, including internal controls designed for that purpose

O  the independence, qualifications, engagement, compensation and performance of the Company’s independent auditor and other accounting and auditing firms that provide attestation services

O  performance of the Company’s internal audit function

O  the review of significant financial statement, control and compliance risks

O  other financial accounting firms that provide attestation services

O  related party transactions

O  the application of the Company’s codes of business conduct and ethics

*	Ms. Duganier‘s service as a director will end at the Annual Meeting.

Compensation & Human Capital Committee

The Compensation & Human Capital Committee met four times during 2023. As described in its charter, the Compensation & Human Capital Committee’s primary functions include:

2023-24 Chair: Deborah G. Adams Members: Leonard M. Anthony George J. Damiris Dr. Anne McEntee Independent: 4

O  establishing policies and periodically determining matters involving executive compensation

O  reviewing compensation of non-employee Board members

O  recommending changes in employee benefit programs

O  granting or recommending the grant of restricted stock units, stock and other long-term incentive awards

O  assessing risk in compensation programs

O  providing counsel regarding key personnel selection

O  overseeing executive development and succession

O  overseeing the Company’s human capital practices

O  overseeing the Company’s diversity, equity and inclusion practices and programs

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ESG & Enterprise Risk Committee

The ESG & Enterprise Risk Committee (which is the Company’s nominating and governance committee) met five times during 2023. As described in its charter, the ESG & Enterprise Risk Committee’s primary functions include:

2023-24 Chair: George J. Damiris Members: Barbara J. Duganier* Deborah G. Adams David A. Hager Ronald L. Jadin Independent: 4

O  identifying individuals qualified to become members of the Board consistent with any criteria the Board approves from time to time

O  recommending to the Board director candidates for election at the annual meetings of stockholders or to fill vacancies pursuant to the bylaws

O  recommending to the Board director nominees for each Board committee

O  developing, annually reviewing and recommending to the Board a set of corporate governance guidelines for the Company

O  assisting the Board in assessing the independence of the members of the Board

O  leading the Board and other Board committees in their annual evaluation process

O  assisting the Board in evaluating any proposed changes to the Company’s charter, bylaws, or other governance issues

O  overseeing the Company’s enterprise risk management framework, policies and procedures, including (among other things) assisting the full Board with its oversight of cyber security

O  overseeing the Company’s efforts on ESG matters

*	Ms. Duganier‘s service as a director will end at the Annual Meeting.

No Legal Proceedings

To the best of our knowledge, there is no material proceeding to which any director, director nominee, executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of such director, nominated director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Non-Employee Director Compensation Table

As compensation for their services on the Board, we paid each non-employee director an annual cash retainer of $75,000, which was raised to $90,000 as of May 2023. We paid the chair of the Audit Committee an additional annual cash retainer of $25,000, the chair of the Compensation & Human Capital Committee $20,000, and the chair of the ESG & Enterprise Risk Committee $15,000. Each committee member (other than the chairs) received a $2,000 annual retainer for each committee membership. For all, retainers were paid on a pro-rata basis based on the time of service. The Company also granted restricted stock awards to each non-employee director. Pursuant to the Director Compensation Plan, the number of shares so granted is determined by dividing $145,000, or in the case of the non-executive chairman $265,000, by the 20-day volume weighted average price (“VWAP”) as of the date immediately preceding the grant date. In 2023, these amounts were increased for non-employee directors from $125,000 and for the non-executive chairman from $225,000 in annual grants. All directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

Our non-employee director compensation program is intended to be competitive to attract qualified directors to join our Board and to align directors with stockholders’ interests. We also design the program so that the majority of a director’s compensation is in the form of Company stock. To that end,

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our compensation consultant, Meridian Compensation Partners, annually benchmarks our director compensation program against the same peer group used for executive compensation benchmarking (as described in “Compensation Discussion and Analysis”). Our Compensation Committee then reviews this analysis and recommends any changes to the Board for approval. The changes to director compensation made in May 2023 followed this process and were the first changes to director compensation that the Board has made since 2018. The increases in cash retainers and annual grants were made to reflect changes in market amounts over the past five years.

Total Director Compensation for 2023

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)

Deborah G. Adams	103,125	138,114	241,239

Leonard M. Anthony	90,506	138,114	228,620

Henry Cornell	81,125	138,114	219,239

George J. Damiris	85,125	138,114	223,239

Barbara Duganier	102,264	138,114	240,378

David A. Hager(2)	—	—	—

Ronald L. Jadin	98,606	138,114	236,720

Cornelis A. Linse(3)	46,742	—	46,742

Anne McEntee	84,705	138,114	222,819

Robert L. Wood	81,125	252,425	333,550

(1)

Grants awarded on May 4, 2023. The fair value of the stock awards was $9.03 per share, which was less than the 20-day VWAP of $9.48 used to determine the number of awards under the Director Compensation Plan.

(2)	David Hager joined the Board in March 2024, so he received no fees or stock awards for 2023.

(3)	Cornelis A. Linse retired from the Board on May 4, 2023. The fees paid include a prorated second quarter payment.

The following table indicates the aggregate number of shares of our common stock subject to outstanding option and unvested stock awards that our non-employee directors held as of December 31, 2023:

Name	Stock Options (#)	Stock Awards (#)

Deborah G. Adams	—	15,295

Leonard M. Anthony	—	15,295

Henry Cornell	—	15,295

George J. Damiris	—	15,295

Barbara Duganier	—	15,295

David A. Hager(1)	—	—

Ronald L. Jadin	—	15,295

Cornelis A. Linse	—	15,295

Anne McEntee	—	15,295

Robert L. Wood	—	27,954

(1)	David Hager joined the Board in March 2024, and owned no Company stock options or common stock as of December 31, 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the objectives and design of MRC Global’s compensation program for our 2023 named executive officers (NEOs), who are as follows:

Executive Officer	Age	Position (as of December 31, 2023)

Robert J. Saltiel, Jr.	61	President and Chief Executive Officer (CEO) 2021 – present

Kelly Youngblood	58	Executive Vice President and Chief Financial Officer (CFO) 2020 – present

Daniel J. Churay	61	Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary (GC) 2011 – present

Grant R. Bates	52	Senior Vice President – North American Operations & E – Commerce 2016 – present*

Rance C. Long	55	Senior Vice President – Sales & Marketing 2020 – present*

* Dates for Messrs. Bates and Long reflect dates of service as a senior vice president of the Company with varying responsibilities from time to time.

Executive Summary

MRC Global is the leading global distributor of pipe, valves, fittings (“PVF”) and other infrastructure products and services to diversified energy, industrial and gas utility end-markets. We provide innovative supply chain solutions, technical product expertise and a robust digital platform to customers globally through our leading position across each of our diversified end-markets including the following sectors:

●	Gas Utilities: gas utilities (storage and distribution of natural gas)

●	DIET: downstream, industrial and energy transition (crude oil refining, petrochemical and chemical processing, general industrials and energy transition projects)

●	PTI: production and transmission infrastructure (exploration, production and extraction, gathering, processing and transmission of oil and gas)

MRC Global’s executive compensation program is designed to attract, motivate and retain our executives, including our named executive officers (NEOs), who are critical to the Company’s long-term success. Our executive compensation strategy is “pay for performance” and is focused on:

●

motivating executive officers to increase the economic value of the Company by strengthening our position as a leading global distributor of infrastructure products and value-added services provider and by aggressively pursuing profitable growth; and

●	aligning our executive officers’ interests and actions with the interests of our stockholders and key stakeholders.

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We provide our executive officers with a compensation package that consists primarily of:

●	a base salary,

●	short-term incentive (STI) in the form of annual cash payments based upon achievement of certain performance metrics, and

●

long-term incentive (LTI) in the form of time-vested restricted stock units (RSUs) and performance share units (PSUs), which pay out based upon achievement of certain performance metrics over a three-year performance period.

2023 Company Performance Highlights

Our continued focus on creating business efficiencies and increasing profitability has contributed to improved 2023 performance across several metrics including:

Cash provided by operations of $181 million A 76% increase in net income attributable to common stockholders Two years of adjusted gross profit percentage in excess of 21% The lowest net debt and leverage ratio since our IPO in 2012

In 2023, we delivered the following:

Sales of $3.41 billion, compared to $3.36 billion in 2022	Cash flow provided by operations of $181 million

Net income attributable to common stockholders of $90 million, a 76% increase over $51 million in 2022 Adjusted EBITDA of $250 million, 7.3% of sales	Gross profit percentage of 20.2% of sales Adjusted gross profit percentage of 21.5% of sales - two consecutive years above 21%

Total debt of $301 million, and net debt of $170 million (both as of December 31, 2023) — the lowest net debt since the Company’s initial public offering (“IPO”) in 2012	Ended the year with a leverage ratio of 0.7x — the lowest since the Company’s IPO in 2012

Generated 44% of the Company’s revenue through MRCGOTM digital platform/ e-commerce	96% of 2023 valve sales were “Low-E” valves, dramatically reducing fugitive emissions of methane and other greenhouse gases.

*	See “Reconciliation of Non-GAAP Financial Measures From GAAP” above for information about the non-GAAP measures: adjusted gross profit percentage, adjusted EBITDA, net debt and leverage ratio.

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The following graphs further illustrate the Company’s 2023 performance compared to the last three years.

See “Reconciliation of Non-GAAP Financial Measures From GAAP” above for information about the non-GAAP measures: adjusted gross profit percentage, adjusted EBITDA, RANCE adjusted for LIFO, net debt and leverage ratio.

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2023 Executive Compensation Decisions

We have shaped our executive compensation to meet the changing demands of our business over the past three years. Two major events have impacted our Company in this period: the recovery from and remaining impacts of the COVID-19 pandemic and, second, our organizational focus on efficiency and improvement in profitability. This has occurred during a competitive market for talent, tightened labor constraints and an inflationary environment.

2021

As 2021 began, it was unclear whether and at what rate business would recover from the negative impact of the COVID-19 pandemic. Given the uncertainty of the business outlook, MRC Global focused on maintaining the lower selling, general and administrative (“SG&A”) cost base that it achieved in 2020 while eliminating at the beginning of 2021 the prior year’s COVID-19 furlough. Our compensation arrangements remained generally static, although in October 2021, we restored one-half of the prior Company match for employee contributions to our North American defined contribution retirement plans. During 2021:

●	We reduced the size of long-term incentive (LTI) equity award grants for management as a percentage of salary, including for executive officers.

●	We did not implement an annual merit raise process, and our executive officer salaries remained frozen.

●	We maintained reduced STI and LTI targets for eligible employees, including our executive officers.

●	We reduced 2021 payouts under our annual STI plan by 50%, including for our executive officers.

In March 2021, we transitioned the leadership of the Company to a new CEO, Robert Saltiel, and our prior CEO retired. The Board, with the assistance of its Compensation & Human Capital Committee (the “Committee”), negotiated Mr. Saltiel’s starting compensation package with the assistance of the Committee’s compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). The Board and the Committee benchmarked the package against CEO compensation for the Committee’s then chosen peer group as well as general industry surveys. Mr. Saltiel’s 2021 STI payouts were also reduced by 50%.

As the year concluded, the 2019 – 2021 performance cycle concluded for the PSUs that were issued to executives in 2019. As neither the relative TSR nor the RANCE component met the threshold for payouts, the recipient executives, including the NEOs, received no payout for this cycle, and the shares were forfeited.

In 2021, our business began to recover, and our revenue increased to $2.666 billion, a 4% increase from 2020. In 2021, MRC Global reduced net debt by 6% to $249 million, ended the year with a leverage ratio of 1.7x, and generated positive adjusted EBITDA of $146 million, a 51% increase from 2020.

2022

2022 was a year of strong recovery in MRC Global’s markets, balanced by on-going inflationary pressures in a tight market for talent and labor, including executive talent. MRC Global anticipated a strong recovery at the beginning of the year and set stretch STI targets for its NEOs as a result. Our 2022 adjusted EBITDA target was $190 million compared to 2021 adjusted EBITDA of $146 million, a 30% increase, and the 2022 safety targets were the same targets as the 2021 targets.

Our gas utilities sector continued to increase sales driven primarily by customer integrity spending as our customers replaced aging infrastructure. Likewise, our downstream and industrial sector also

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increased as customers increased maintenance turnarounds in their plants and started new projects that were previously delayed during the COVID-19 pandemic. Energy transition projects increased as customers invested in biofuels and new offshore wind energy projects. Our upstream and midstream business grew dramatically as economies opened up from COVID-19 restrictions and consumed more energy. In addition, the Russian invasion of Ukraine dramatically impacted the need for oil and natural gas production as countries sanctioned Russia, and Russia retaliated by curtailing oil and gas sales, particularly natural gas sales to Europe. This resulted in increased customer activity to supply Western oil and gas markets.

Given this market growth, the Company actively managed the attraction and retention of talent to meet the growing opportunity. To remain competitive, we increased employee compensation for most of our employees through merit and cost of living adjustments and restored the remaining Company match to our defined contribution retirement plans in North America that we had cut during the 2020 COVID-19 downturn. With respect to the NEOs, the Company adjusted base salaries upwards for Messrs. Bates and Long and increased contingent compensation opportunity for all the NEOs by increasing their target annual, short-term incentive (STI) percentage for 2022. In particular, the STI target payout percentages for Messrs. Youngblood and Churay were restored to their pre-pandemic levels. Prior to taking these actions, the compensation of these executives was below the market median of benchmarked compensation.

2023

2023 was a year of continued recovery and expected growth, and we set stretch STI targets for our NEOs as a result.

The weighting of our STI goals for our NEOs in 2023 remained the same as in 2022: 87.5% on adjusted EBITDA and 12.5% on safety measures. We elected to continue the use of adjusted EBITDA as the key financial metric for performance for our NEOs and cascaded adjusted EBITDA as a metric for STI payments for the broader organization. We retained total recordable incident rate (“TRIR”) and lost time incident rate (“LTIR”) safety metrics for the STI program for our NEOs with revised targets. Additionally, we cascaded a global safety metric to all operations-based roles in the STI program

To reflect the expected growth in our business, our 2023 adjusted EBITDA target was $300 million compared to a 2022 adjusted EBITDA target of $190 million, a 58% increase, and 2022 actual adjusted EBITDA of $261 million, a 15% increase. Our 2023 safety targets were also more stringent to underscore our commitment to a safe workplace and our desire to continually focus on and improve upon our safety results.

The Company continued to actively manage the attraction and retention of talent in 2023. To remain competitive, we increased employee compensation for our employees through merit and cost of living adjustments. After reviewing peer group and market compensation data with Meridian, the Committee adjusted base salaries upwards for all of our NEOs, increased contingent compensation opportunity by increasing the target annual, short-term incentive (STI) percentage for Messrs. Churay and Youngblood and increased the LTI grant value for all NEOs. The Board, on the Committee’s recommendation, ratified the actions with respect to Mr. Saltiel.

The first half of 2023 met our expectations for the expected growth of our business. However, year-over-year 2023 sales compared to 2022 began to decline in the third quarter and declined further in the fourth quarter. As a result our 2023 revenue modestly increased 1% over 2022. Our Gas Utilities customers have indicated to us that during the supply chain shortages of 2021-22, they over-purchased PVF and other gas utilities products due to fears of not being able to get product due to the shortages. In 2023, many of these customers have slowed their purchases from us to work off the excess product that they have in their inventories. Our DIET and PTI sectors grew modestly during 2023. As a result, we did not meet our adjusted EBITDA target of $300 million and ended the year with $250 million in adjusted EBITDA. We did slightly overachieve on the safety metrics in the STI plan. Our adjusted EBITDA and safety performance resulted in an STI payout to the NEOs of 80.4% of target.

59	2024 Proxy Statement

Even in light of moderating sales, we were able to maintain our adjusted gross profit percentage above 21% for the second year in a row. In addition, we generated $181 million in cash flow from operations, well exceeding the Company’s business plan at the beginning of the year of $120 million. This cash flow generation was a result of management’s efforts to control SG&A, measures to increase working capital and inventory efficiency and the reduced need for inventory in the second half of the year. This cash generation, in turn, resulted at the end of 2023 with the Company having net debt of $170 million and a leverage ratio of 0.7x, both public company records for the Company.

2024

In light of expected slowing market conditions entering 2024, management recommended, and the Committee approved, holding NEO total target compensation flat for 2024.

Overview of the Company’s Executive Compensation Design

Compensation Philosophy and Objectives

Our executive compensation programs are structured to reward the achievement of our specific annual and strategic performance goals and our long-term objective of increasing shareholder value. Accordingly, the executive compensation philosophy of the Compensation & Human Capital Committee is threefold:

●

To attract and retain talented executive officers by providing competitive total compensation, and to motivate them to achieve the Company’s short-term and long-term financial and strategic goals and objectives;

●	To align the interests of our executive officers with those of our stockholders; and

●	To provide performance-based cash and stock incentive awards to recognize and reward executive officers who demonstrate sustained exceptional performance.

Pay for Performance Program

Our Compensation & Human Capital Committee, which is composed solely of independent directors, believes in a pay for performance philosophy. While the Committee sets target compensation for the executive officers each year based on market practices and internal considerations, the executive officers’ realized compensation is strongly dependent on the Company’s performance relative to pre-determined and measurable financial metrics and stock price performance.

●	As illustrated in the graphic below, a substantial portion of the 2023 target compensation for executive officers was at risk.

●

Under our 2023 STI plan, 87.5% of the potential payout to our NEOs was based on an adjusted EBITDA target, 6.25% was based on a total recordable incident rate (“TRIR”) safety target and 6.25% was based on a lost time incident rate (“LTIR”) safety target. Our adjusted EBITDA target was a stretch target, and our safety targets were also more rigorous. Our 2023 adjusted EBITDA target was $300 million compared to a 2022 adjusted EBITDA target of $190 million, a 58% increase, and 2022 actual adjusted EBITDA of $261 million, a 15% increase.

●	There would not be a payout relative to each of the performance metrics in the STI plan unless the threshold for payout was achieved for each respective metric.

●

The 2023 LTI equity grant consisted of time vested RSUs and PSUs for NEOs. Vesting of the PSUs depends on performance based upon the Company’s TSR relative to companies in the OIH index plus DNOW Inc. plus the Russell 2000 (IWM-iShares Russell 2000 ETF). 25% of the relative TSR performance is measured on TSR for each of 2023, 2024, 2025 as well as the

60	2024 Proxy Statement

three-year period, 2023-25. The time vested RSUs provide retention value, and the value of the units is also tied to performance because it increases or decreases depending on our stock price at vesting. The time vested RSUs vest ratably over a three-year period.

Target Compensation

The following illustration represents the elements of our 2023 compensation package at target to reflect the CEO’s compensation and an average for the other active NEOs.

The CEO’s Compensation at Risk has increased from 84% in 2022 to 85% in 2023, and the average Compensation at Risk for the other NEOs has increased from 66% to 71% from 2022 to 2023.

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Key Features of our Executive Compensation Program

What We Do
✓	We pay for performance – 85% of CEO ongoing pay and an average of 71% of other active NEOs 2023 target compensation is at risk, and target total direct compensation is achieved only when performance objectives are achieved.
✓	We benchmark pay relative to the market and review the peer group used for market benchmarking on an annual basis.
✓	We set objectives for our annual STI plan that are measurable, determined in advance and aligned with stockholder interests. Our 2023 STI targets were stretch targets; our 2023 adjusted EBITDA target was $300 million compared to 2022 actual results of $261 million, a 15% increase, and the 2023 safety targets were more stringent than our 2022 targets.
✓	Our LTI equity compensation plan is designed to be strongly tied to Company performance. We award PSUs to tie payouts to our relative TSR versus other comparator companies. We award RSUs to tie realized value to stock price and to provide retention value.
✓	We have a 100% cap on PSU payouts based on relative TSR if the Company’s TSR is negative.
✓	Beginning in 2022, we added a Russell 2000 ETF to the companies used in the relative TSR calculation for PSUs to better reflect our performance against the broader market and acknowledge the broader competition for investor capital. In 2023, we replaced the OSX with the OIH in our comparator group that is used to calculate relative TSR for our PSUs to better reflect our markets for investor capital.
✓	Beginning in 2024, our RSUs and PSUs will no longer vest solely upon a Change in Control. Our agreements for the awards have been modified to reflect “double-trigger” vesting.
✓	We have equity ownership guidelines that provide for significant executive officer equity ownership.
✓	We have adopted a new Compensation Clawback Policy to align with new New York Stock Exchange and SEC rules, which replaces our prior longstanding policy.
✓	We have a fully independent Compensation & Human Capital Committee.
✓	Our Compensation & Human Capital Committee engages a compensation consultant that is independent of management and the Company.
✓	We have an annual Say-on-Pay vote.

What We Don’t Do
No guaranteed minimum incentives
No excise tax gross ups
No re-pricing of stock options or stock appreciation rights permitted without approval from stockholders
No hedging or derivative transactions with respect to our shares by executive officers or directors permitted
No pledging of MRC Global securities by executive officers or directors permitted

Peer Group

We benchmark our executive compensation against a selected group of peers as well as industry surveys.

In August 2023, the Compensation & Human Capital Committee performed its annual review of our compensation peer group with the assistance of its compensation consultant, Meridian, and made no changes to the existing peer group for 2024.

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These peers were chosen as representative of our competition for executive talent. Specifically, these companies:

●	Are distributors or sellers of industrial or energy products of a similar character to those that we sell
●	Have similar distribution or energy product business models to our business model
●	Serve similar end markets as we do (e.g., gas utilities, downstream and industrial, upstream oil and gas and midstream pipelines)

We also considered the relative size and complexity of the companies compared to MRC Global, primarily measured by revenue, enterprise value and assets. We excluded from our peers distributors that do not sell products in our oil and gas end markets such as distributors of commercial or consumer goods, swimming pool supplies, roofing materials, office supplies and dental appliances, and companies with dramatically different size as measured by revenues, enterprise value or assets.

		(values in millions)

Company	Ticker	Revenue*	Enterprise Value*	Assets*
Applied Industrial Technologies, Inc.	AIT	$3,645	$3,993	$2,384
ChampionX Corporation	CHX	$3,256	$4,433	$3,572
Dril-Quip Inc.	DRQ	$325	$487	$978
DXP Enterprises Inc.	DXPE	$1,188	$902	$902
Flowserve Corporation	FLS	$3,505	$4,606	$4,703
H&E Equipment Services, Inc.	HEES	$1,095	$2,038	$2,123
Helix Energy Solutions Group Inc.	HLX	$661	$616	$2,307
Herc Holdings Inc.	HRI	$2,336	$5,451	$5,310
Kennametal Inc.	KMT	$1,998	$2,560	$2,660
Liberty Oilfield Services Inc.	LBRT	$2,712	$2,455	$2,191
MSC Industrial Direct Co. Inc.	MSM	$3,501	$5,038	$2,619
NexTier Oilfield Services, Inc.	NEX	$1,830	$2,268	$1,532
NOW Inc.	DNOW	$1,744	$806	$1,162
Weatherford International plc	WFRD	$3,751	$3,068	$4,684
25th Percentile		$1,327	$1,186	$1,680
Median		$2,167	$2,507	$2,345
75th Percentile		$3,440	$4,323	$3,344

MRC Global Inc.	MRC	$2,799	$1,690	$1,786
Percentile Rank		63%	28%	26%
*	Enterprise Value and Market Cap are from S&P Capital IQ as of July 15, 2022, and Assets and Revenue are as of most recently reported prior to July 15, 2022.

In November 2022, Meridian made a report to the Committee on publicly disclosed executive pay data, which the Committee considered when making its 2023 compensation decisions. Meridian used compensation peer data from the above companies for each position that our executive officers hold to the extent available.

Meridian also provided data from the following two third-party general industry surveys for companies with revenue amounts similar to those of the Company as an additional reference point to validate the peer-company specific data:

●	Willis Towers Watson 2022 General Industry Executive Survey Report

●	2022 Radford Global Compensation Database

Meridian presented compensation at each quartile of the data (both peer-company specific data as well as third party market survey data) to the Committee with respect to total compensation and major elements of compensation (i.e., base salary, annual cash incentive and long-term equity compensation) for each of the executive officer’s positions.

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The Compensation & Human Capital Committee used this data to determine whether its compensation decisions were within the market for each executive officer; however, the Committee did not set any compensation for any executive officer at a specific level within the peer group range for each executive officer (such as pegging the compensation to a 50th percentile level). The Committee exercised its discretion considering the following factors:

● the executive’s contributions and performance	● market levels of compensation for positions comparable to the executive’s position

● the executive’s roles and responsibilities, including the executive’s tenure in such role	● the executive’s compensation history and compensation mix, including that with prior employers

● the Company’s need for the executive’s skills	● the executive’s potential and readiness to contribute in the executive’s current role

● the executive’s experience and management responsibilities

The Committee did not necessarily weigh any particular factor more or less than any other factors.

Participants in the Compensation Process

Role of the Compensation & Human Capital Committee

The Compensation & Human Capital Committee (the “Committee”) establishes policies and has decision-making authority with respect to compensation matters for executive officers (other than the CEO), including determination of the compensation and benefits and LTI grants. With respect to the CEO, the Committee recommends compensation decisions, including the grant of LTI compensation, to the full Board, which then makes decisions regarding CEO compensation.

The Committee’s duties pursuant to its charter are set forth on page 52 above.

Role of Compensation Consultant

Pursuant to the Committee’s charter, the Committee has the authority to retain or terminate compensation consultants and engage other advisors. Since 2010, the Committee has engaged Meridian, an independent consultant specializing in executive compensation, to formulate a report and make recommendations to the Committee regarding executive and director compensation based on peer group, other market data, industry trends and current practices.

The Committee evaluated the SEC’s and NYSE’s six independence factors to determine that the service Meridian provided to the Committee was free of any actual or perceived conflicts of interest. Meridian does not provide any other services to the Company or its executive leadership team.

Role of Executive Officers

Our CEO, General Counsel and Senior Vice President – Chief Human Resources Officer (CHRO) provide support and information as the Committee requests. These officers make quarterly presentations to the Committee with respect to issues and developments regarding compensation and our compensation programs. They develop current and historical summary compensation data (including each element of compensation) for our executive officers and provide this data on a regular basis to the Committee.

Our CEO provides the Committee with an evaluation of the annual performance of each of the executive officers that report to the CEO and makes preliminary recommendations for base salary and incentive target levels for them. Recommendations for base salary, annual performance, incentive target levels and incentive payouts for the CEO are left entirely to the Committee’s discretion and are approved by the Board.

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The Committee then determines appropriate changes in compensation (including salary, STI and LTI) for the upcoming year. Each year, the Committee approves each executive officer’s annual STI target opportunity (expressed as a percentage of base salary) as well as the performance metrics and goals for the executive to receive the STI award at target. The Committee also sets minimum and maximum STI payouts and the metrics and goals to receive those payouts and a scale of payouts in between. The Committee makes decisions with respect to LTI equity-based compensation awards that the Company grants to our executive officers and any performance parameters that executive officers must meet to receive payouts of LTI awards upon vesting. With respect to CEO compensation decisions, the Committee makes its recommendations to the entire Board for final approval.

Stockholder Engagement

81% APPROVAL	Stockholders showed support of our executive compensation programs, with 81% of the votes cast for the approval of the “say-on-pay” proposal at our 2023 annual meeting of stockholders.

We have a long history since our IPO in 2012 of engaging with current and prospective stockholders. In 2023, we had interactions with investors in the following ways:

●	Quarterly earnings calls
●	Investor conferences and events, including discussions with both portfolio managers and ESG analysts
●	One-on-one investor discussions
●	Annual stockholders meeting
●	Our website
●	Press releases
●	Our SEC filings
●

Participation in various evaluations, ratings and rankings, such as the Carbon Disclosure Project (CDP) sponsored by CDP Global, an international non-profit organization, S&P Global, Sustainalytics, ISS and MSCI.

At our 2023 Annual Meeting of Stockholders held on May 4, 2023, we received support for our Say-On-Pay Proposal from 81% of the votes cast. Since the date of 2023 Annual Meeting of Stockholders, we proactively reached out to investors holding approximately 30 million shares, or 35%, of the Company’s issued and outstanding common stock. In light of the support and favorable feedback received from shareholders, we have not made any material changes to our compensation practices or policies in the past year.

2023 Executive Compensation Program

Elements of Compensation

The principal components of compensation for our executive officers, including our NEOs, are:

●	Base salary;

●	STI annual cash awards;

●	LTI (equity awards); and

●	Benefits and perquisites – including health, welfare and retirement benefits

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In addition to base salary, our 2023 executive compensation was comprised of STI annual cash incentives and LTI equity awards as well as certain benefits and perquisites. Consistent with our pay-for-performance philosophy, the table below summarizes how performance in 2023 impacted pay in 2023.

	Plan Measures	Performance	Component Payout	Total Payout

STI	87.5% on adjusted EBITDA 6.25% on TRIR 6.25% on LTIR	Adjusted EBITDA: 83.4% of target TRIR: 9.2% better than target LTIR: 8.3% better than target	75.2% 118.0% 116.7%	80.40%

2021-23 PSUs	TSR relative to OSX companies + DNOW Inc. 50% on relative TSR for 2021-23 50% on RANCE (adj. for LIFO)	62% TSR (31st percentile) RANCE = 10.7%	54% 168%	110.50%

2022-23 PSUs	TSR relative to OSX companies + DNOW Inc. + Russell 2000 ETF 25% on 2022 relative TSR 25% on 2023 relative TSR 25% on 2024 relative TSR 25% on 2022-24 relative TSR	65% TSR (76th percentile) -8% TSR (24th percentile) Performance period not completed Performance period not completed	166% 0% — —	Minimum payout 41.5%

2023-25 PSUs	TSR relative to OIH companies + DNOW Inc. + Russell 2000 ETF 25% on 2023 relative TSR 25% on 2024 relative TSR 25% on 2025 relative TSR 25% on 2023-25 relative TSR	-8% TSR (30th percentile) Performance period not completed Performance period not completed Performance period not completed	50% — — —	Minimum payout 12.5%

Return on average net capital employed (RANCE), adjusted for LIFO, is calculated as set forth in “Reconciliation of Non-GAAP Financial Measures From GAAP”.

Minimum payouts for 2022-23 and 2023-25 PSUs are based on completed performance periods and assume zero payouts for the remaining, uncompleted performance periods.

Note that the comparator groups for relative TSR have changed year over year so the payouts for the same years for different grants could be different.

Base Salary

We provide our executive officers with a base salary to compensate them for services they provide and to provide a market competitive base level of pay commensurate with the skills and experience of our executives. The Compensation & Human Capital Committee, with the CEO, reviews the base salary for each executive officer based on the CEO’s recommendations on an annual basis and approves any changes based on each executive officer’s position, responsibilities, contributions, leadership, performance, current compensation (both individually and as compared to other executives) and survey data. Increases are not automatic or guaranteed and do not always take place each year. The Committee, on a similar basis, also reviews the CEO’s salary and makes a recommendation whether to implement any changes to the full Board.

Consistent with our compensation process, the CEO provided the Committee with recommendations regarding the base salaries of the other NEOs. The Committee, then with advice from its independent compensation consultant, Meridian, determined that the base salaries of the other NEOs should be adjusted to reflect market conditions (based on peer and market compensation data) and performance. With respect to the CEO, the Committee reviewed the market data with Meridian and the performance of the CEO with the Board. Then based on a recommendation of the Committee, the Board approved the CEO’s salary.

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Based on this review, the base salaries of our NEOs effective February 6, 2023, were modified as follows:

Name	2022 Base Salary	Salary Increase in 2023	Base Salary Effective 2/6/2023
Robert J. Saltiel, Jr.	$825,000	4.2%	$860,000
Kelly Youngblood	$500,000	6.0%	$530,000
Daniel J. Churay	$425,000	5.9%	$450,000
Grant R. Bates	$390,000	5.1%	$410,000
Rance C. Long	$360,000	5.0%	$378,000

No NEO base salary changes were made for 2024.

Annual STI Cash Incentive

Our annual STI plan is a performance-based plan, which provides cash compensation to eligible employees (including the executive officers), based on performance relative to certain financial and operational metrics. The STI plan is designed to motivate executive officers to achieve the Company’s annual financial and operational goals, which in turn are designed to achieve long-term profitability and value for stockholders. In 2023, a majority of our salaried employees participated in the STI plan. An employee’s annual STI bonus is determined by multiplying the employee’s annual salary by the employee’s annual STI target percentage then by the performance percentage relative to performance metrics.

Annual STI Targets

The Compensation & Human Capital Committee reviews STI targets for the executive officers, including the NEOs, annually and approves annual STI target percentages for the executive officers based on its review of market data and other internal factors, subject to the terms of any employment agreements between the Company and the executives.

Consistent with our compensation process, the CEO provided the Committee with recommendations regarding the STI targets of the other NEOs. The Committee, then with advice from its independent compensation consultant, Meridian, determined that the STI targets of Messrs. Youngblood and Churay should be adjusted to reflect market conditions (based on peer and market compensation data) and performance.

Based on this review, in 2023, the STI targets for our NEOs were modified as follows:

Annual STI Targets

Name	2022 STI Target %	2023 STI Target %	The annual cash incentive amount payable to each executive is calculated as follows: Annual Cash Incentive = Base Salary x STI Target % x Performance Relative to Performance Metrics
Robert J. Saltiel, Jr.	125%	125%
Kelly Youngblood	80%	90%
Daniel J. Churay	75%	80%
Grant R. Bates	75%	75%

Rance C. Long	75%	75%

No NEO STI target percentage changes were made for 2024.

2023 STI Plan Performance Metrics

For 2023, our STI targets for our NEOs were 87.5% on adjusted EBITDA and 12.5% on safety measures.

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Adjusted EBITDA has long been a primary driver of our business. This measure encompasses most cost and sales decisions of the Company, and we focused our management, including the NEOs, to increase adjusted EBITDA and take advantage of the market opportunities in 2023. Adjusted EBITDA has been a prime measure of our STI programs even since before we became a public company through our initial public offering in 2012. We set our 2023 adjusted EBITDA target at $300 million compared to a 2022 adjusted EBITDA target of $190 million, a 58% increase, and 2022 actual adjusted EBITDA of $261 million, a 15% increase.

In addition, safety is a core value of our Company, and we continued to include safety targets as a component of our STI program. The use of safety measures underscores our commitment to a safe workplace and our desire to continually focus on and improve upon our safety results. For 2023, the safety targets included a total recordable incident rate (TRIR) target of 0.76 or less and a lost time incident rate (LTIR) target of 0.24 or less. These 2023 safety targets were set taking into account the 2022 achievement of targets, including a record low LTIR, as well as three-year averages for these targets, excluding the unusual COVID-19 year of 2020. Both of 2023’s stretch safety targets were more stringent than the targets for 2022. Given the Company’s record performance with respect to LTIR in 2022 of 0.12, and the Company’s very favorable comparison against the average LTIR of 1.6 that the U.S. Bureau for Labor Statistics published for metal and mineral (except petroleum) merchant wholesalers for 2022, the Committee set the 2023 LTIR target well below the 0.34 Company three-year average (excluding the 2020 COVID-19 year) and below the 2022 target of 0.32 to incentivize continued performance improvement. The Committee did not want a target at a record level near zero to be a disincentive to continued safety improvement.

The following table sets forth the components of the 2023 STI plan, including the performance metrics, weighting of each, the targets at threshold, target and maximum performance, the payouts at each and the final payout calculation. The formulaic payouts for STI were 80.4% of target.

2023 STI Plan Metrics, Performance & Payouts

(in millions except for percentages and safety metrics)

Payout %*		25%	100%	200%
Performance Metric	Weighting	Threshold	Target	Maximum	Performance	Performance %	Payout %	Weighted Payout %
Adjusted EBITDA	87.5%	150.0	300.0	450.0	250.0	83.4%	75.0%	65.6%
LTIR	6.25%	0.35	0.24	0.12	0.22	108.3%	116.7%	7.3%
TRIR	6.25%	0.99	0.76	0.38	0.69	109.2%	118.0%	7.4%

	100.0%				Final Payout			80.4%

*	Between Threshold and Target, and Target and Maximum, payouts are interpolated on a straight-line basis.

Long-Term Incentive Compensation

Our LTI equity compensation is granted on an annual basis to our executive officers and is designed to align the interests of management with those of our stockholders. For 2023, our long-term incentive (LTI) grants consist of 50% of three-year, graded vesting restricted stock units (RSUs) and 50% of three-year cliff vesting performance stock units (PSUs).

Alignment of LTI Compensation to Performance

Our LTI equity compensation is strongly linked to stock price performance.

●

The realized value of PSUs is tied to long-term performance because the value is directly related to the Company’s relative TSR. Because the PSUs pay out in the form of shares, the realized value of the shares that vest are tied to stock price performance. This also aligns NEO pay with shareholder value. The PSUs also provide retention value by vesting at the end of a three-year performance period.

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●

The primary purpose of the RSUs is to support retention and continuity of executive officers. The RSUs vest over a multi-year period (3-year graded vesting for annual grants). The realized value of the RSUs is also tied to stock price performance because the value of RSUs increases or decreases depending on our stock price at vesting.

2023 Long-Term Incentive Grants

The table below describes the details of 2023 grants to the NEOs:

Grant Year 2022	RSUs	PSUs

Weighting	50% of grant value	50% of grant value

Vesting Schedule	Vesting 34% in year one and 33% in each of years two and three	Vesting at the end of three years, percentage of stock vested depends on relative TSR performance (compared to the companies in the OIH ETF plus DNOW Inc. and the Russell 2000) in four performance periods (2023, 2024, 2025 & 2023- 25) each equally weighted by 25%

2023 PSU Grants

All of the target PSUs granted to NEOs in 2023 are based on relative TSR compared to companies in the OIH index plus DNOW Inc. and the Russell 2000 (Total Return) Index. The performance will be weighted equally (25%) for each of four performance periods:

●	January 1, 2023 until December 31, 2023

●	January 1, 2024 until December 31, 2024

●	January 1, 2025 until December 31, 2025

●	January 1, 2023, until December 31, 2025

The number of shares that will be issued upon settlement at the end of 2025 is based on the scale below for each of the performance periods. This scale has remained the same since grants made in 2016.

The following table sets forth the percentile performance and percentage of target PSUs earned at each percentile.

Relative TSR	% Target PSUs Earned*
≥ 90th percentile	200%
70th percentile	150%
50th percentile	100%
30th percentile	50%

< 30th percentile	0%

*For any performance levels between the levels specified above, percentage of target shares earned will be interpolated on a straight- line basis.

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We compare our TSR to companies in the OIH index plus DNOW Inc. and the Russell 2000 Total Return Index because investors generally compare MRC Global to companies that also have customers in the oil and gas business, with volatile spending patterns depending on commodity prices. We include DNOW Inc. because DNOW Inc. is a direct competitor in certain of the sectors into which we sell. We often compete for talent with these companies. Each of our CEO, CFO and GC, for instance, have previously worked for oilfield service companies. Finally, many energy investors and sell-side analysts follow our Company along with these companies. Beginning in 2022, we added a Russell 2000 ETF to the companies used in the relative TSR calculation for PSUs to better reflect our performance against the broader market and acknowledge the broader competition for investor capital. In 2023, we replaced the OSX with the OIH in our comparator group that is used to calculate relative TSR for our PSUs to better reflect our markets for investor capital. The OSX included companies such as Hess Corporation, which is an oil and gas operator rather than oilfield service companies. We changed to the OIH to better align the index with oilfield service companies and because the index includes a greater number of comparator companies. The following table provides a list of the companies in both indices:

		OSX	OIH

Total Companies	Ticker	16	24
Cactus, Inc.	WHD	X	X
ChampionX Corporation	CHX	X	X
Core Laboratories N.V.	CLB	X	X
Drill-Quip, Inc.	DRQ	X	X
Golar LNG Limited	GLNG	X
Halliburton Company	HAL	X	X
Helmerich & Payne, Inc.	HP	X	X
Hess Corporation	HES	X
Liberty Energy, Inc.	LBRT	X
NOV, Inc.	NOV	X	X
Nabors Industries Ltd.	NBR	X	X
Oceaneering International, Inc.	OII	X	X
Oil States International, Inc.	OIS	X	X
Schlumberger Limited	SLB	X	X
Transocean Ltd.	RIG	X	X
USA Compression Partners, LP	USAC	X
Baker Hughes Company	BKR		X
Expro Group Holdings NV	XPRO		X
Helix Energy Solutions Group Inc.	HLX		X
TechnipFMC Plc	FTI		X
Tenaris SA	TS		X
Valaris Ltd.	VAL		X
Nextier Oilfield Solutions Inc.	NEX		X
Patterson-UTI Energy Inc.	PTEN		X
Propetro Holding Corp	PUMP		X
RPC Inc	RES		X
Select Energy Services In.	WTTR		X
US Silica Holdings Inc.	SLCA		X

Consistent with our compensation process, for 2023, the CEO provided the Committee with recommendations regarding the LTI grants for the other NEOs. The Committee, then with advice from its independent compensation consultant, Meridian, determined the level of LTI grants for each NEO

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(based on peer and market compensation data) and performance. The Board approved the CEO’s LTI grant after a recommendation from the Committee.

The following table sets forth the number of RSUs and PSUs granted to each NEO in 2023. The Compensation & Human Capital Committee determined a dollar value amount of RSUs and PSUs that it desired to grant each NEO (or in the case of the CEO, recommend to the Board to grant). To determine the dollar value, the Committee with advice from its independent compensation consultant, Meridian, benchmarked LTI awards and total compensation for each NEO against peer and industry data. It also considered performance of each executive as well as internal equity among the executives. It then expressed the dollar value of the desired grant as a percentage of salary based on this analysis. This dollar value amount was then divided by the 20-day VWAP of $12.68 as of the grant date in February 2023, for the NEOs to determine the number of units to be granted.

Name	RSU Grant Target Value*	Number of RSUs	Total PSU Grant Target Value*	Number of PSUs at Target

Robert J. Saltiel, Jr.	$2,042,500	161,080	$2,042,500	161,080

Kelly Youngblood	$ 728,750	57,472	$ 728,750	57,472

Daniel J. Churay	$ 405,000	31,940	$ 405,000	31,940

Grant R. Bates	$ 246,000	19,401	$ 246,000	19,401

Rance C. Long	$ 226,800	17,886	$ 226,800	17,886

* Grant values vary from the values in the Summary Compensation Table because grant values represent the dollar value of the grant that the Compensation & Human Capital Committee desired to award, which is divided by the 20-day VWAP on the date of grant to determine the number of shares awarded and the values in the Summary Compensation Table represent the fair market value of the award calculated by the different methodology set forth in FASB ASC Topic 718.

No changes in the target level of LTI grants were made for 2024.

2021-2023 PSU Grant Performance

The 2021-2023 PSUs granted in 2021 vested in February 2023. The NEOs received 110.5% of the target PSUs granted. 50% of the award was based on the Company’s relative TSR for the 2021-2023 period compared to the TSR of companies in the OSX plus DNOW Inc. MRC Global’s TSR for this period was 61.94%, which was in the 31st percentile and resulted in a payout for this component of 54%. The other 50% of this award was based on RANCE (adjusted for LIFO expense) compared to a target. MRC Global’s RANCE (adjusted for LIFO) was 10.7%, resulting in a 168% payout on the RANCE component. See “Reconciliation of Non-GAAP Financial Measures From GAAP.” Combining the components, the PSUs payout was 110.5%.

The following tables set forth the scale for each component:

RANCE	% Target PSUs Earned*	Relative TSR	% Target PSUs Earned*
≥ 12%	200%	≥ 90th percentile	200%
10%	150%	70th percentile	150%
6%	100%	50th percentile	100%
3%	50%	30th percentile	50%

≤ 1%	0%	< 30th percentile	0%

* For any performance levels earned between the levels specified above, percentage of target shares earned will be interpolated on a straight-line basis.

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The following table sets forth the results for each NEO:

Name	Grant Date Target Value[1] ($)	Total # of PSUs at Target[2]	# of Target PSUs (relative TSR component)	# of Target PSUs (RANCE component)	Total # of Target PSUs Retained

Robert J. Saltiel, Jr.	1,650,000	184,978	92,489	92,489	204,401

Kelly Youngblood	437,500	53,682	26,841	26,840	59,317

Daniel J. Churay	265,625	32,592	16,296	16,296	36,014

Grant R. Bates	157,500	19,325	9,663	9,662	21,353

Rance C. Long	135,000	16,564	8,282	8,282	18,303

(1) Grant Date Target Values represent the value that the Compensation & Human Capital Committee desired to award.

(2) Total # of PSUs at Target Grant equal the Grant Date Target Value divided by the 20-day volume weighted average price of the Company’s common stock on the date of grant.

Benefits and Perquisites

The Compensation & Human Capital Committee reviews the benefits and perquisites provided to certain of the executive officers on an annual basis to review the reasonableness of these programs. We provide competitive health, welfare and retirement benefits to our Company’s employees. Other than as outlined below, our current NEOs do not receive any additional benefits or perquisites.

The Company provides Mr. Long, as its chief sales and marketing leader, a country club membership to entertain representatives of customers. Mr. Long may use this membership for personal use as well but must pay the related charges for personal use. Mr. Long receives an imputed benefit of the Company-paid dues for personal use in addition to the specific personal charges for which he personally pays.

Mr. Bates receives a car allowance, and Mr. Long receives use of a company vehicle that can be used for business or personal purposes.

The Company provides a paid executive physical for its executive officers, including the NEOs. In 2023, Mr. Long participated in this benefit.

Company-paid parking was provided for Messrs. Saltiel, Youngblood and Churay.

Each NEO may participate along with all other employees in Company benefits such as our employee health, dental and prescription drug plans, defined contribution pension plan and group life insurance and disability plans.

We provide our current NEOs with certain severance payments and benefits pursuant to an executive separation policy or individual employment agreements in the event of a termination of their employment under certain circumstances. We designed these agreements to promote stability and continuity of senior management. For additional information, see “Potential Payments upon Termination or Change in Control”.

Realized Pay

The Compensation & Human Capital Committee strongly believes that our executive compensation programs must demonstrate long-term alignment of pay with our performance. This requires that the amount earned by our executive officers must depend upon achieving our demanding performance objectives designed to enhance long-term stockholder value. Each year a significant portion of each NEO’s compensation is “at-risk” in the form of STI and LTI.

Since 2019, our PSUs have vested on average at 59.7% of the target opportunity granted. During this period, our business has experienced significant downturns in our markets followed by a rebound after the COVID-19 lockdown year of 2020. From 2020 until 2022, our PSU payouts have decreased as our

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stock price has absorbed the impacts of these downturns. In particular, there were no payouts on the PSUs for the 2019-21 and 2020-22 grants. The payout for the 2021-23 grant has rebounded from these lows.

We have also set stretch targets to reach annual STI bonus payouts. From 2019 through 2023, our STI plan has paid out at an average of 76.5% of target. With the exception of 2022, these payouts have been below 100% for target performance and reflective of the difficult operating environment that our Company has faced.

The following charts illustrates these payouts for both our PSUs and our STI annual incentives.

The following NEOs had unexercised options that were granted from 2011 to 2013 that expired without being exercised as the strike price was above current market. These options were terminated and forfeited.

Expired Forfeited Options
NEO	Grant Date
	2011	2012	2013
Daniel Churay	83,751	48,000	34,952
Grant Bates	—	47,505	4,925
Rance Long	1,657	4,254	6,524

The Committee believes that the Company has consistently set stretch goals for its executive officers, which have often resulted in payouts below target when those goals were not met. The Committee believes that its compensation practices are aligned with shareholder interests and stock performance and that the historic reduced payout percentages have been aligned with declines in our stock price during the Company’s cyclical downturns.

Other Matters Related to Compensation

Equity Ownership Guidelines

The Compensation & Human Capital Committee believes that the Company’s executive officers and directors should own and hold a position in the common stock of the Company to further align their interests and actions with the interests of the Company’s stockholders. In addition, the Committee believes that the investment community values officer and director stock ownership, and that stock ownership demonstrates a commitment to and belief in the success and long-term profitability of the Company. Our active executive officers and directors owned 20.9% of the Company’s outstanding common stock as of March 15,

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2024 (including the preferred stock that director Henry Cornell directs on an “as-converted” basis). The Committee has adopted the Equity Ownership Guidelines described below.

Position	Equity Ownership Guidelines

Chief Executive Officer	5 times base salary

Executive Vice Presidents	3 times base salary

Senior Vice Presidents	3 times base salary

Non-employee Directors	5 times annual cash Board retainer (excludes committee retainers)

The Committee intends for executive officers and directors who are or become subject to these guidelines to achieve the applicable ownership guideline within five years from the date of adoption of the guidelines or the date the participant becomes subject to the guidelines. If an executive officer or director becomes subject to a greater ownership amount, due to promotion or an increase in base salary (or annual cash retainer), the executive officer (or director) is expected to meet the incrementally higher ownership amount within the later of three years from the effective date of the promotion or increase in base salary or cash retainer and the end of the original five-year period. The three-year period to achieve the incremental guideline begins in January following the year of the promotion or increase in base salary or cash retainer.

If an executive officer or director is not in compliance with the guidelines, the Compensation & Human Capital Committee may determine the appropriate action to take, which may include holding requirements on new grants of shares or the payment of a portion of the annual cash incentive or cash retainer in shares of our common stock. Any additional restrictions on previous awards must be agreed to by the executive officer or director. These guidelines may be waived, at the discretion of the Committee, if compliance would create severe hardship or prevent an executive officer or director from complying with a court order, as in the case of a divorce settlement.

All our executive officers and directors met the equity ownership guidelines as of December 31, 2023.

Anti-Hedging and Anti-Pledging Policy

Pursuant to the Company’s Securities Trading and Disclosure Policy, directors and executive officers of the Company that are subject to the requirements of Section 16(b) of the Exchange Act are prohibited from engaging in short-term or speculative transactions involving Company securities including:

●	Engaging in short sales;

●	Engaging in transactions in put options, call options or other derivative securities related to Company securities on an exchange or in any other organized market;

●	Engaging in hedging or monetization transactions related to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps and collars; and

●	Holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Prohibition on Re-pricing of Stock Options and Stock Appreciation Rights without Stockholder Approval

Pursuant to the terms of the Omnibus Incentive Plan, as amended, the Committee has no authority to make any adjustment (other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the plan) or amendment and no adjustment or amendment shall be made, that reduces or would have the effect of reducing the option price of an option or the grant price of a stock appreciation right previously granted under the plan whether through amendment, cancellation or replacement grants or other means, unless the Company’s stockholders approve the adjustment or amendment.

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Executive Compensation Clawback Policy

Pursuant to the Company’s Executive Compensation Clawback Policy (the “Policy”), effective as of October 2, 2023, the Company can recoup Covered Compensation (defined below) from the Company’s current and former executive officers who are subject to the requirements of Section 16 of the Exchange Act and such other senior executives or employees who the Board or Compensation & Human Capital Committee may include from time to time by amendment to the Policy (the “Covered Executives”). “Covered Compensation” means Incentive Compensation (defined below) that is granted to, earned by or vested in favor of Covered Executives on or after October 2, 2023 and after the date an executive becomes a Covered Executive. Covered Compensation does not include any compensation that an executive received during any three-year recoupment period described below if the executive was not a Covered Executive during that period.

If the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Compensation & Human Capital Committee will require reimbursement or forfeiture of any excess Covered Compensation that each Covered Executive received during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

“Incentive Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure (defined below). Incentive Compensation is “received” for purposes of the Policy in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive Compensation award is attained, even if the payment or grant of such Incentive Compensation occurs after the end of that period. As of October 2, 2023, the following are examples of Incentive Compensation of the Company that are based on a Financial Reporting Measure:

●	annual cash short-term incentive (STI)

●	PSUs

A “Financial Reporting Measure” is (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure, (ii) stock price and (iii) total shareholder return.

The recouped amount resulting from the restatement will be the excess of the Covered Compensation paid to the Covered Executive based on the erroneous data over the Covered Compensation that would have been paid to the Covered Executive had it been based on the restated results. See the MRC Global Inc. Executive Compensation Clawback Policy filed as Exhibit 10.8 to the 2023 Form 10-K. The Company’s prior Executive Compensation Clawback Policy dated February 19, 2015 was terminated as of October 2, 2023 but shall continue to apply for compensation received prior to October 2, 2023.

Compensation & Human Capital Committee Interlocks and Insider Participation

Our Compensation & Human Capital Committee is comprised solely of independent members of the Company’s Board and includes Ms. Adams, Messrs. Damiris and Jadin and Dr. McEntee. No member of the Committee was an officer or employee of the Company during 2023, and no member of the Committee was formerly an officer of MRC Global or any of its subsidiaries. None of our executive officers served as a member of a compensation committee or board of directors of any other company where one of our Board members is an executive officer.

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Compensation & Human Capital Committee Report

The Compensation & Human Capital Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with Meridian, management and with the Board. Based on such review and discussion, the Committee, on behalf of the Board, has recommended that this Compensation Discussion and Analysis be included in this Proxy Statement for fiscal year 2023, ended December 31, 2023.

The 2023-24 Compensation & Human Capital Committee

Deborah G. Adams, Chair
George J. Damiris
Ronald L. Jadin
Dr. Anne McEntee

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PROPOSAL II:

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER

COMPENSATION

We are required by Section 14A of the Exchange Act to, and accordingly, request our stockholders to approve, on an advisory basis, a non-binding resolution approving our named executive officer (NEO) compensation as disclosed in accordance with the SEC’s rules in this Proxy Statement. This proposal is commonly known as a “Say-on-Pay” proposal.

As discussed in the “Compensation Discussion and Analysis” as well as in the tables, our compensation programs are designed to attract and retain the talent needed to drive stockholder value and help each of our businesses meet or exceed financial and performance targets. Our compensation programs are intended to reward our executive officers for successfully implementing our strategy to grow our business and create long-term stockholder value. We believe our programs effectively link executive pay to the financial performance of the Company while also aligning the interests of our executive officers with the interests of our stockholders.

We are seeking our stockholders’ support for our NEO compensation as this Proxy Statement details. This proposal is solicited in response to SEC requirements and seeks our stockholders’ views on our NEO compensation. It is not intended to address any specific element of compensation, but rather the overall compensation provided to our NEOs including our pay philosophy, our pay principles and pay practices as this Proxy Statement describes. The Board asks for you to approve, on a non-binding basis, the following advisory resolution:

RESOLVED, that the stockholders of MRC Global Inc. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended, including the Compensation Discussion and Analysis, the compensation tables, and any related narrative discussion contained in this Proxy Statement.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board will take into account the outcome of the vote when considering future executive compensation decisions for NEOs. We currently conduct annual advisory votes on executive compensation and the next advisory vote following the vote at the Annual Meeting on our compensation of our NEOs will take place at our 2025 Annual Meeting.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present virtually or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions from voting on this proposal and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPANY’S NEO COMPENSATION.

Risk in Relation to Compensation Programs

We have performed a review of all of our material compensation plans and have concluded that there are no plans that provide meaningful incentives for employees, including the NEOs, to take risks that would be reasonably likely to have a material adverse effect on us. Because our current compensation

77	2024 Proxy Statement

plans have a cap on the amount of incentive compensation that can be paid under the plans, risk of excessive compensation is negligible. This limit also has the effect of not encouraging operational or strategic decisions that expose the Company to undue risk.

Summary Compensation Table for 2023

The following table, footnotes and the narrative discussion above in “Compensation Discussion and Analysis” set forth information with respect to compensation earned during each of the fiscal years ended 2021, 2022 and 2023 by our NEOs.

	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
	2023	856,635	861,445	4,914,551	21,064	6,653,695
Robert J. Saltiel, Jr. (4)	2022	825,000	1,787,156	3,578,576	15,287	6,206,019
President and Chief Executive Officer	2021	666,346	444,984	4,804,408	7,139	5,922,877
Kelly Youngblood	2023	527,116	381,654	1,706,918	18,442	2,634,130
Executive Vice President and	2022	500,000	693,200	1,064,285	13,137	2,270,622
Chief Financial Officer	2021	500,000	202,266	1,428,999	8,314	2,139,579
Daniel J. Churay	2023	447,596	288,070	948,618	21,064	1,705,348
Executive Vice President –	2022	425,000	552,394	633,244	15,759	1,626,397
Corporate Affairs, General Counsel & Corporate Secretary	2021	425,000	137,541	931,640	7,911	1,502,092
Grant R. Bates	2023	408,077	246,221	576,210	27,822	1,258,330
Senior Vice President –	2022	380,000	493,905	456,576	65,465	1,395,946
North America Operations & E-Commerce	2021	350,000	113,269	604,087	163,604	1,230,960
Rance C. Long (5)	2023	376,269	227,029	531,214	36,956	1,171,468
Senior Vice President – Sales & Marketing	2022	345,000	448,414	421,452	27,265	1,242,131

Notes to Summary Compensation Table for 2023

(1)	See “Compensation Discussion and Analysis – 2023 STI Plan Performance Metrics” for a discussion of the 2023 STI payouts.

(2)

The amounts in this column represent the grant date fair value of the RSU and PSU awards at target performance, calculated pursuant to FASB ASC Topic 718. For 2021, the PSUs vest at the end of a three-year performance period with payouts ranging from 0% - 200% for both the relative TSR component and the RANCE component. For 2022 and 2023, the PSUs vest at the end of a three-year period based on relative TSR performance for each of four periods with payouts ranging from 0% - 200%. For PSU awards based on relative TSR, the fair value is estimated on the date of grant based on a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to companies in the OSX index for 2021 and 2022 and the OIH index for 2023 (plus DNOW Inc. and, for 2022, the Russell 2000 Index). For example, for 2023 grants, this model produced a fair value per share of $17.63 for the relative TSR component of Mr. Saltiel’s PSUs, which was above the $13.15 fair value of his RSUs and the RANCE component of his PSUs.

For more information on the calculations used to determine stock-based compensation, please see Notes 1 and 13 of our 2023 Audited Financial Statements filed with the Company’s Form 10-K for the year ended December 31, 2023, filed with the SEC on February 16, 2024.

The NEOs, had a one-time modification to the RANCE component of their PSUs granted in 2021 to adjust the impact of LIFO expense or benefit on the RANCE calculation in the PSUs. See “Compensation Discussion & Analysis – 2021 Executive Compensation Program – 2021 PSU Grants (RANCE)” in the Company’s Proxy

Statement for its 2022 Annual Meeting of Stockholders that has been filed with the SEC. The amount disclosed under “Stock Awards” for these modifications, made in 2021, represent the sum of the following:

(a)	the grant date fair value of the RSUs and PSUs granted to each executive in the ordinary course of business (computed as described in the preceding paragraph); and

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(b)	the incremental fair value of certain modified awards calculated as of the modification date in accordance with FASB ASC Topic 718.

The incremental non-cash expense of these awards resulting from the modification was $173,624 for Mr. Saltiel, $50,385 for Mr. Youngblood, $30,592 for Mr. Churay and $18,138 for Mr. Bates.

(3)	Amounts in this column for 2023 are set forth in the following table:

Name	401(k) Match	Life Insurance > $50,000	Car Allowance/ Personal Use of Company Car	Executive Physical	Country Club Dues	Parking	Total

Robert J. Saltiel, Jr.	$13,200	$7,524				$340	$21,064

Kelly Youngblood	$13,200	$4,902				$340	$18,442

Daniel J. Churay	$13,200	$7,524				$340	$21,064

Grant R. Bates	$13,200	$2,622	$12,000				$27,822

Rance C. Long	$13,200	$4,902	$5,992	$2,150	$10,712		$36,956

(4)	Mr. Saltiel’s salary paid in 2021 reflects his start date in March 2021.

(5)	Mr. Long was not an NEO in 2021.

Grants of Plan-Based Awards in Fiscal Year 2023

The following table summarizes grants of RSUs, PSUs and annual STI cash awards provided to NEOs in 2022. The material terms of the Company’s annual cash incentive and long-term equity compensation programs are described in the “Compensation Discussion and Analysis” of this Proxy Statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Options Awards ($)(3)
Name	Grant Date(s)	Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert J. Saltiel, Jr.	2/7/2023	16,731	1,070,794	2,141,588				161,080	2,118,202
	2/7/2023				40,270	161,080	322,160		2,796,349
Kelly Youngblood	2/6/2023	7,413	474,404	948,809				57,472	764,378
	2/6/2023				14,368	57,472	114,944		942,541
Daniel J. Churay	2/6/2023	5,595	358,077	716,154				31,940	424,802
	2/6/2023				7,985	31,940	63,880		523,816
Grant R. Bates	2/6/2023	4,782	306,058	612,116				19,401	258,033
	2/6/2023				4,850	19,401	38,802		318,176
Rance C. Long	2/6/2023	4,409	282,202	564,404				17,886	237,884
	2/6/2023				4,472	17,886	35,772		293,330

(1)

Under the STI plan each NEO’s bonus is based 87.5% on adjusted EBITDA and 12.5% on 2023 safety measures (TRIR and LTIR, which are weighted at 6.25% each). The amounts in this column reflect the threshold payout for the NEO if the Company had only achieved one of the two safety measures and failed to achieve a payout on the adjusted EBITDA measure.

(2)

LTI equity grants included PSUs, which will vest at the end of three years based on relative total shareholder return performance (compared to companies in the OIH index plus DNOW Inc. and the Russell 2000 Index) in four separate performance periods, each weighted at 25%. Payouts may range from 0% to 200% of target shares.

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(3)

The amounts in this column represent the grant date fair value of the stock awards and performance-based awards, calculated pursuant to FASB ASC Topic 718. See “Compensation Discussion and Analysis – 2023 Long Term Incentive Compensation” for a discussion of the 2023 LTI grants.

Outstanding Equity Awards at 2023 Fiscal Year-End

			Option Awards			Stock Awards

Name	Grant Date	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Robert J. Saltiel, Jr.	3/15/2021					117,098(2)	1,289,249	184,978(3)	2,036,608
	2/8/2022					141,429(4)	1,557,133	214,286(3)	2,359,289
	2/7/2023					161,080(4)	1,773,491	161,080(3)	1,773,491

Kelly Youngblood	2/8/2021					17,716(4)	195,053	53,681(3)	591,028
	5/5/2021					9,017(4)	99,277
	2/7/2022					42,858(4)	471,867	64,935(3)	714,934
	2/6/2023					57,472(4)	632,767	57,472(3)	632,767

Daniel J. Churay	2/18/2014	25,109	—	$29.30	2/18/2024
	2/8/2021					10,756(4)	118,424	32,592(3)	358,838
	5/5/2021					7,665(4)	84,392
	2/7/2022					25,500(4)	280,755	38,636(3)	425,382
	2/6/2023					31,940(4)	351,659	31,940(3)	351,659

Grant R. Bates	2/18/2014	4,046	—	$29.30	2/18/2024	—	—
	2/8/2021					6,378(4)	70,222	19,325(3)	212,768
	5/5/2021					6,313(4)	69,506
	2/7/2022					18,386(4)	202,430	27,857(3)	306,706
	2/6/2023					19,401(4)	213,605	19,401(3)	213,605

Rance C. Long	2/18/2014	2,636	—	$29.30	2/18/2024
	2/8/2021					5,467(4)	60,192	16,564(3)	182,370
	2/7/2022					16,972(4)	186,862	25,714(3)	283,111
	2/6/2023					17,886(4)	196,925	17,886(3)	196,925

(1)	Closing price of $11.01 on December 29, 2023, the last trading day of the year, was used to determine market value.

(2)

RSUs granted in March 2021 vest 34% on the first anniversary of the date of grant and 33% on each of the second and third anniversaries of the date of grant. With respect to the additional RSU grant to Mr. Saltiel in March 2021 as a retention incentive, the RSUs vest in full on the third anniversary of the date of grant.

(3)

PSUs granted in February 2021, 2022 and 2023 and March 2021 vest after the completion of the 3-year performance period and the achievement of pre-established performance targets, upon the determination and certification by the Compensation & Human Capital Committee that such targets have been met.

(4)	RSUs granted in February 2021, 2022 and 2023 and May 2021 vest 34% on the first anniversary of the date of grant and 33% on each of the second and third anniversaries of the date of grant.

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Option Exercises and Stock Vested During 2023

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert J. Saltiel, Jr.	133,899	1,508,728
Kelly Youngblood	62,569	803,160
Daniel J. Churay	40,328	508,882
Grant R. Bates	36,640	463,751
Rance C. Long	25,123	312,197

(1)	Reflects value of RSUs that vested on February 7, 2023, February 8, 2023, February 10, 2023, March 15, 2023, May 5, 2023, and June 30, 2023.

(2)

The value realized upon vesting is based on the closing price of our common stock on February 7, 2023 of $13.81, February 8, 2023 of $13.31, February 10, 2023 of $13.27, March 15, 2023 of $8.83, May 5, 2023 of $8.86 and June 30, 2023 of $10.07.

No options were exercised by NEOs in 2023.

CEO Pay Ratio

For 2023, the CEO to median employee pay ratio is 80:1. We calculated the CEO pay ratio for MRC Global in 2023 in accordance with the SEC disclosure requirements of executive compensation under Item 402(u) of Regulation S-K. In accordance with Item 402(u), we selected a median employee for 2022 (which, as permitted by the rules, we used for 2023) by calculating the median for 2022 total target cash compensation (which includes base salary or pay and annual cash incentive at target) for all full and part time employees of MRC Global as of December 31, 2022, excluding our CEO. We included employees from all countries where we operate in this calculation, without exception. We believe that total target cash compensation is an appropriate measure to identify the median employee, since the use of long-term equity compensation is not widespread at MRC Global. Less than 5% of MRC Global employees receive long-term equity compensation.

We calculated 2023 annual total compensation for both our current CEO, Robert Saltiel, and the 2022 annual total compensation for the median employee, using the same definition for total compensation as set forth in the Proxy Statement’s Summary Compensation Table (“SCT”) plus the value of benefits not reported in the SCT. The CEO pay ratio was then determined by dividing the total compensation as calculated above for the CEO by the total compensation for the median employee.

Type of Compensation	CEO	Median Employee

Base Salary or Pay	$856,635	$53,443

Annual Incentive Compensation	$861,445	$6,614

Long Term Equity Awards	$4,914,551	$0

All Other Compensation	$21,064	$1,337

Benefits Not Reported in SCT*	$8,767	$21,786

Total	$6,662,462	$83,180

CEO to Median Employee Pay Ratio	80:1

*Benefits Not Reported in the SCT include Company contributions to the medical, dental, accidental death and dismemberment, short-term disability and long-term disability plans, and the portion of group term life insurance premium that is not imputed income.

81	2024 Proxy Statement

Pay Versus Performance Disclosure
The following table sets forth certain compensation information for the Company’s two principal executive officers (“PEOs”) during the
2020-23
period (CEOs, Andrew Lane and Robert Saltiel), the average compensation during each year in that period for the other NEOs, the cumulative total shareholder return of MRC Global and the companies in the Philadelphia Oil Services Index (expressed as the annual amount of $100 invested in each at the end of 2019) and MRC Global’s annual Net Income and adjusted EBITDA.

Pay vs. Performance (1)
							Value of Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for First PEO	Summary Compensation Table Total for Second PEO	Compensation Actually Paid to First PEO (2) (4)	Compensation Actually Paid to Second PEO (3) (4)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid for Non-PEO NEOs (4) (5)	Total Shareholder Return (6)	Philadelphia Oil Services Index Total Shareholder Return (6)	Net Income	Adjusted EBITDA (7)
2023	—	$6,653,695	—	$ 3,144,397	$1,692,319	$1,130,373	$81	$107	$ 90,000,000	$250,000,000
2022	—	$6,206,019	—	$11,019,566	$1,633,774	$2,549,179	$85	$107	$ 75,000,000	$261,000,000
2021	$1,067,972	$5,922,877	-$ 103,009	$ 4,521,852	$1,491,918	$1,211,125	$50	$ 67	-$ 14,000,000	$146,000,000
2020	$8,436,273	—	$2,407,746	—	$1,113,767	$ 175,299	$49	$ 57	-$274,000,000	$ 97,000,000

(1)
MRC Global’s first principal executive officer (“PEO”) for
2020-21
was Andrew Lane. MRC Global’s second PEO for
2021-23
was Robert Saltiel. MRC Global’s other NEOs for 2020 were Kelly Youngblood, Daniel Churay, Grant Bates, Robert Stein and James Braun. MRC Global’s other NEOs for 2021 were Kelly Youngblood, Daniel Churay, Grant Bates, John Bowhay and Karl Witt. MRC Global’s other NEOs for
2022-23
were Kelly Youngblood, Daniel Churay, Grant Bates and Rance Long.

(2)
For MRC Global’s first PEO, Andrew Lane, 2021 compensation actually paid reflects 2021 total compensation reported in Summary Compensation Table of $1,067,972 with the following modifications: (i) less the aggregate equity compensation reported in the 2021 Summary Compensation Table of $797,807 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of -$972,078 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of $598,904. 2020 compensation actually paid reflects 2020 total compensation reported in Summary Compensation Table of $8,436,273 with the following modifications: (i) less the aggregate equity compensation reported in the 2020 Summary Compensation Table of $6,862,393 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of $1,784,801 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of -$950,935.

(3)
For MRC Global’s second PEO, Robert Saltiel, 2023 compensation actually paid reflects 2023 total compensation reported in Summary Compensation Table of $6,653,695 with the following modifications: (i) less the aggregate equity compensation reported in the 2023 Summary Compensation Table of $4,914,551 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of $1,447,076 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of -$41,823. 2022 compensation actually paid reflects 2022 total compensation reported in Summary Compensation Table of $6,206,019 with the following modifications: (i) less the aggregate equity compensation reported in the 2022 Summary Compensation Table of $3,578,576 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of $8,104,077 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of $288,045. 2021 compensation actually paid reflects 2021 total compensation reported in Summary Compensation Table of $5,922,877 with the following modifications: (i) less the aggregate equity compensation reported in the 2021 Summary Compensation Table of $4,804,408 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of $3,403,383.

(4)
The fair value as of the applicable fiscal year end (prior to vesting) for RSUs and PSU awards at target performance was calculated pursuant to FASB ASC Topic 718. For 2020 and 2021, the PSUs vest at the end of a three-year performance period with payouts ranging from 0% - 200% for both the relative TSR component and the RANCE component. For 2022 and 2023, the PSUs vest at the end of a three-year period based on relative TSR performance for each of four periods with payouts ranging from 0% - 200%. For PSU awards based on relative TSR, the fair value is estimated at year end based on a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to companies in the OSX index for 2020 through 2022 and the OIH index for 2023 (plus DNOW Inc. and, for 2022 and 2023, the Russell 2000 Index). With respect to the RANCE component, to the extent it becomes likely that the RANCE component will be above or below target, the number of shares for the RANCE component was adjusted to take into account the performance.

(5)
For MRC Global’s
non-PEO
NEOs, 2023 average total compensation reported in Summary Compensation Table of $1,692,319 with the following modifications: (i) less the average aggregate equity compensation reported in the 2023 Summary Compensation Table of $940,740 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of $333,487 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of $45,307. 2022 average compensation actually paid reflects 2022 average total compensation reported in Summary Compensation Table of $1,633,774 with the following modifications: (i) less the average aggregate equity compensation reported in the 2022 Summary Compensation Table of $643,889 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of $1,461,652 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of $97,642. 2021 average compensation actually paid reflects 2021 average total compensation reported in Summary Compensation Table of $1,491,918 with the following modifications: (i) less the average aggregate equity compensation reported in the 2021 Summary Compensation Table of $780,052 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of $439,798 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of $59,462. 2020 average compensation actually paid reflects 2020 average total compensation reported in Summary Compensation Table of $1,113,767 with the following modifications: (i) less the average aggregate equity compensation reported in the 2020 Summary Compensation Table of $463,921 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year end of -$341,654 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of -$132,893.

82	2024 Proxy Statement

(6)	Total shareholder return is based on an assumed $100 investment as of December 31, 2019 and the reinvestment of any issued dividends.

(7)
The Board, and its Compensation & Human Capital Committee, determined that Adjusted EBITDA was the most important financial performance measure that the Company used to link compensation actually paid to our NEOs to financial performance for 2023. The Company and investors use Adjusted EBITDA to assess the performance of MRC Global’s business over time and against similar companies. Adjusted EBITDA directly impacts the executive annual cash bonus payments. We believe adjusted EBITDA provides investors a helpful measure for comparing our operating performance with the performance of other companies that may have different financing and capital structures or tax rates. We believe it is a useful indicator of our operating performance without regard to items, such as amortization of intangibles, which can vary substantially from company to company depending upon the nature and extent of acquisitions.

The following table sets forth the most important financial performance measures, which in the Company’s assessment, represent the most important financial performance measures used by the Company to link compensation actually paid to its executive officers, including the NEOs, during 2023.

2023 Compensation Performance Measures
Adjusted EBITDA
TRIR
LWDR
3-Year RANCE, adjusted for LIFO
3-Year Relative TSR
1-Year Relative TSR
See “Compensation, Discussion & Analysis – 2023 Executive Compensation Program” for more details.
The following graph shows the relationship between each of Net Income and adjusted EBITDA and compensation actually paid for our PEOs and the average of the other NEOs in each year. Compensation actually paid does not reflect the compensation that the NEOs will ultimately realize as it includes changes in unvested equity value.

83	2024 Proxy Statement

The following graphs show the relationship between MRC Global’s cumulative total shareholder return since December 31, 2019 each year through the end of 2023 and the cumulative total shareholder return of the companies in the Philadelphia Oil Services Index as well as Compensation Actually Paid as set forth in the Pay vs Performance Chart above. For further information see page 18 of the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023 that has been filed with the SEC.

Employment and Other Agreements
Each of Robert J. Saltiel, Jr., President and CEO, and Kelly Youngblood, the Company’s Executive Vice President and Chief Financial Officer, have entered into an employment agreement with the Company. Mr. Saltiel’s agreement commenced in March 2021, and Mr. Youngblood’s agreement commenced in November 2019, when each of them respectively started with the Company. Each of their respective agreements were amended in August 2023. In addition to the terms of these agreements described below, the employment agreements provide for certain severance payments and benefits following a termination of employment under certain circumstances. These benefits are described in the section titled “Potential Payments upon Termination or Change in Control”.
Each of Messrs. Churay, Bates and Long are not subject to employment agreements with the Company. Messrs. Churay, Bates and Long will receive certain severance payments and benefits following a termination of employment under certain circumstances pursuant to the Company’s Executive Separation Policy and the terms of RSU and PSU award agreements. These benefits are described in the section titled “Potential Payments upon Termination or Change in Control”.
Both of the employment agreements of Mr. Saltiel and Mr. Youngblood have a term of one year beginning August 4, 2023 and will be extended on each subsequent anniversary for one additional year, unless either party gives ninety days’ written notice of non-renewal.
Mr. Saltiel’s agreement provides for a base salary ($860,000 per year in 2023), to be reviewed annually. The Board (or a committee of the Board) may adjust upward his base salary at its discretion. Mr. Saltiel’s agreement also provides for an annual cash incentive opportunity, for each completed fiscal year, to be based upon individual or Company performance criteria that the Board establishes. His 2023 target annual incentive opportunity was 125% of base salary. Mr. Youngblood’s agreement provides for a base salary ($530,000 per year in 2023), to be reviewed annually. Mr. Youngblood’s agreement also provides for an annual cash incentive opportunity, for each completed fiscal year, to be based upon individual or Company performance criteria that the Board (or a committee of the Board) establishes. His 2023 target annual incentive opportunity was 90% of his base salary. Both of Mr. Saltiel and Mr. Youngblood are subject to covenants prohibiting competition, solicitation of customers and employees and interference with business relationships during their employment and for 24 months, in the case of Mr. Saltiel, and 18 months, in the case of Mr. Youngblood, thereafter and are subject to perpetual restrictive covenants regarding confidentiality, non-disparagement
and proprietary rights.

84	2024 Proxy Statement

The employment agreements
do not
contain any of the following provisions:

●	Multi-year guaranteed salary increases

●	Guaranteed non-performance bonuses or equity compensation

●	Excise tax gross-ups
Potential Payments upon Termination or Change in Control
Each of Messrs. Saltiel and Youngblood have an employment agreement with MRC Global that entitles them to certain payments and benefits following a termination of employment under certain circumstances and upon a change in control. Upon termination of employment under certain circumstances, each of Messrs. Churay, Bates and Long will receive certain separation payments and benefits pursuant to the Company’s Executive Separation Policy. In addition, upon a change in control, all of the NEOs would fully vest in their RSUs and the PSUs would vest based on achievement of applicable performance criteria through the date of such change in control;
provided
that PSUs for which the applicable performance period had not yet commenced would be deemed vested at target performance. For PSU and RSU grants made beginning in 2024, PSUs and RSUs would not automatically vest upon a change in control so long as the unvested awards are replaced with equity of an equal value by an acquiror, which e
q
uity is listed on a major U.S. stock exchange (
i.e.
NASDAQ or the New York Stock Exchange). So long as this replacement occurs, the equity will not vest upon a change in control but would vest if the recipient’s employment is terminated without “Cause” or the recipient leaves the Company for “Good Reason” (as those terms are defined in the PSU and RSU agreements).
Thus, grants beginning in 2024 have “
double-trigger
” vesting upon a change in control
. These benefits are summarized below and reflect obligations pursuant to employment agreements as well as pursuant to other compensatory arrangements.
Voluntary Separation
In the event of an executive’s voluntary separation from employment (other than retirement or for good reason), all vested stock options would remain outstanding and exercisable for a period of up to 180 days following the date of termination (but in no event after the tenth anniversary of the grant date) and all unvested RSU and PSU awards that the executive holds would be forfeited unless the executive meets the “retirement” provisions of the applicable award agreement as described in the following paragraph or is entitled to vesting or continued vesting for a termination for good reason pursuant to an employment agreement or the Executive Separation Policy.
Subject to the matters discussed in the immediately following paragraph, under terms of the options and RSUs and PSUs granted under the Omnibus Incentive Plan, as amended (the “Omnibus Incentive Plan”), if a current NEO retires and either:
(a) the current NEO is at least 65 years of age, or
(b) the current NEO’s age plus years of service is equal to at least 80,

(i)	the outstanding options would remain exercisable until the expiration date and

(ii)
subject to the NEO having been employed by the Company for at least one year following the date of grant (unless waived by the Company) and subject to continued adherence to the restrictive covenants in each award agreement, including those that require them to refrain from competition with the Company and to refrain from the solicitation of employment of Company employees until the award is fully vested during retirement,

(A)	the RSUs will continue to vest in accordance with the applicable time-based vesting schedule as if the NEO remained employed by the Company and

(B)
the PSUs will continue to be eligible to vest had the NEO remained employed by the Company, prorated based on the number of days the Company employed the NEO in each particular performance period prior to the NEO’s retirement.

85	2024 Proxy Statement

None of the current NEOs is 65 years of age, and, with the exception of Mr. Long, none of the current NEOs age plus years of service is at least 80.
Pursuant to their respective employment agreements, if either of Messrs. Saltiel or Youngblood remains employed through March 15, 2026 or November 18, 2024, respectively (for each, the “Target Date”) and voluntarily leaves or retires from employment on that date or thereafter, or if the Company decides to terminate their employment other than for Cause (as defined in their respective employment agreements), death or Disability (as defined in their respective employment agreements) or Messrs. Saltiel or Youngblood terminate employment for Good Reason (as defined in their respective employment agreements) prior to their respective Target Date, the executive will be deemed to have satisfied any “retirement” requirement for the purposes of any outstanding equity award agreement that the Company granted to them under the Omnibus Incentive Plan prior to their departure, the executive will be entitled to continued vesting pursuant to the retirement provisions of each such agreement and any requirement under the award agreement that executive must remain employed with the Company for any period of time prior to such “retirement” for the award to vest will be waived;
provided
, that in the case of any PSU award agreement the amount payable under the award will be prorated and in the case of any RSU award agreement the amount payable under the award shall be payable within 30 days following the date the award becomes vested.
To receive the retirement benefit of continued vesting upon “retirement”, each of them must meet the Company’s Equity Ownership Guidelines and continue to adhere to the restrictive covenants in each award agreement, including those that require them to refrain from competition with the Company and to refrain from the solicitation of employment of Company employees until the award is fully vested during retirement.
If a NEO voluntarily terminated his employment as of December 31, 2023, each of the current NEOs would have been entitled to unpaid obligations as of that date including salary and accrued but unused vacation time as of the termination date, each as set forth in the table below. There would have been no accelerated vesting of equity at that date.

Name	Accrued Obligations ($)(1)

Robert J. Saltiel, Jr.	3,308

Kelly Youngblood	—

Daniel J. Churay	10,385

Grant R. Bates	788

Rance C. Long	—

(1)	These amounts represent accrued but unused vacation time as of December 31, 2023.
Termination without Cause or Resignation for Good Reason
Each of Mr. Saltiel’s and Mr. Youngblood’s employment agreements provides that if his employment is terminated other than for “Cause”, death or “Disability” or if he resigns for “Good Reason”, the executive is entitled to the following severance payments and benefits:

●	All accrued, but unpaid, obligations (including salary, unpaid annual cash incentive for prior periods, expense reimbursement and vacation pay)

●
Monthly payments equal to the sum of 1/12
th
of annual base salary at the rate in effect immediately prior to termination and 1/12 th
target annual cash incentive for 24 months, in the case of Mr. Saltiel, and for 18 months, in the case of Mr. Youngblood, following termination

●	Continuation of medical benefits through reimbursement of premiums for 24 months in the case of Mr. Saltiel, and for 18 months, in the case of Mr. Youngblood

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year; and

86	2024 Proxy Statement

●
If the executive is not afforded “retirement” treatment as described above, the RSUs will continue to vest for 24 months in the case of Mr. Saltiel, and for 18 months, in the case of Mr. Youngblood, after his termination of employment and the PSUs will remain eligible to vest based on actual performance, prorated based on the number of days the Company employed the NEO in each performance period, plus vesting credit for an additional 24 months in the case of Mr. Saltiel and 18 months in the case of Mr. Youngblood.

These payments and the provision of benefits are generally subject to the execution of a release and compliance with restrictive covenants prohibiting competition, solicitation of employees and interference with business relationships during employment and thereafter during the applicable restriction period. These restrictions apply during employment and for 24 months following Mr. Saltiel’s termination and for 18 months following Mr. Youngblood’s termination. In addition, Messrs. Saltiel and Youngblood are subject to perpetual restrictive covenants regarding confidentiality, non-disparagement
and proprietary rights.
Each of Messrs. Churay, Bates and Long are participants in the Company’s Executive Separation Policy. In the event of the Company terminating the employment of any of them without Cause (as defined in the policy) or if any of them terminates their own employment for Good Reason (as defined in the policy), the terminated executive is entitled to the following severance payments and benefits:

●	All accrued, but unpaid, obligations (including salary, annual cash incentive, expense reimbursement and vacation pay);

●
Monthly payments equal to the sum of 1/12th of annual base salary at the rate in effect immediately prior to termination for 18 months, in the case of Mr. Churay, and 12 months, in the case of Messrs. Bates or Long, following termination

●	Continuation of health, dental and vision benefits through the reimbursement of premiums for 18 months, in the case of Mr. Churay, and 12 months, in the case of Messrs. Bates or Long;

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year; and

●
If the executive is not afforded “retirement” treatment, each of their RSUs will continue to vest for 18 months, in the case of Mr. Churay, and 12 months, in the case of Messrs. Bates or Long, after termination of employment and the PSUs will remain eligible to vest based on actual performance, prorated based on the number of days the Company employed the NEO in each performance period, plus vesting credit for an additional 18 months in the case of Mr. Churay and 12 months in the case of Messrs. Bates and Long.

These payments and the provision of benefits are generally subject to the execution of a release and compliance with restrictive covenants prohibiting competition, solicitation of employees and interference with business relationships during employment and thereafter during the applicable restriction period. These restrictions apply during employment and for 18 months following Mr. Churay’s termination and for 12 months following the termination of either of Messrs. Bates and Long.
“Good Reason” as defined in the employment agreements and the Executive Separation Policy does not contain any trigger for benefits tied to bankruptcy or other actions indicative of a performance failure.

87	2024 Proxy Statement

These payments and benefits are applicable, except for certain terminations in connection with a change in control of the Company are described under “– Change in Control” below.
The following table sets forth the payments and benefits provided to each NEO upon a separation without Cause or leaving for Good Reason as if such a termination occurred on December 31, 2023.

Name	Accrued Obligations ($)(1)	Separation Payments ($)	Pro Rata Incentive ($)	Value of Medical Benefits ($)	Value of Accelerated Equity Vesting ($)(2)	Total ($)

Robert J. Saltiel, Jr.	3,308	3,870,000	861,445	12,909	—	4,747,662

Kelly Youngblood	—	1,510,500	381,654	19,668	—	1,911,822

Daniel J. Churay	10,385	675,000	288,070	19,668	—	993,123

Grant R. Bates	788	410,000	246,221	6,455	—	663,464

Rance C. Long	—	378,000	227,029	21,097	—	626,126

(1)	These amounts represent accrued but unused vacation time as of December 31, 2023.

(2)
The Company’s equity agreements do not provide for accelerated vesting. Pursuant to the equity award agreements each of the employment agreements of each of Messrs. Saltiel and Youngblood, and the Executive Separation Policy, in certain instances, equity will continue vesting for the executive as if they had retired, if such executive meets the definition for retirement under the applicable award agreement. If the executive does not meet such definition, he will continue vesting for a certain period after termination.

Termination for Cause
Under the Omnibus Incentive Plan, upon a termination for Cause (as defined in the Omnibus Incentive Plan), pursuant to the applicable award agreements, unvested RSUs and PSUs that the current NEOs hold would be forfeited immediately for no consideration. Each of the current NEOs would also be paid the value of any accrued but unused vacation time as of the termination date.

Name	Accrued Obligations ($)(1)

Robert J. Saltiel, Jr.	3,308

Kelly Youngblood	—

Daniel J. Churay	10,385

Grant R. Bates	788

Rance C. Long	—

(1)	These amounts represent accrued salary and accrued but unused vacation time as of December 31, 2023.
Termination Due to Death or Disability
Pursuant to the employment agreements with Messrs. Saltiel and Youngblood, upon termination of employment due to death or Disability (as defined in the agreements), they (or their beneficiaries) would be entitled to receive a pro-rata
portion of the annual cash incentive for the fiscal year in which termination occurs, based on actual performance through the end of the fiscal year.
Under the Omnibus Incentive Plan, pursuant to the applicable award agreements, in the event of a termination due to death or Disability (as defined in the Omnibus Incentive Plan), any vested stock options that the executive holds would remain vested and would be exercisable until the first anniversary of the date of termination (but not later than the tenth anniversary of the date of grant). The executive’s RSUs would accelerate and vest with respect to an additional 33% of the shares subject to the award agreement for awards granted prior to 2023 and would accelerate and vest with respect to any remaining shares subject to the award agreement for awards granted beginning in 2023.

88	2024 Proxy Statement

With respect to PSUs, the number of the shares awarded to the executive will be based on performance at the end of the applicable PSU performance period, prorated based on the number of days the Company employed the Executive in the performance period prior to the executive’s death or Disability. Each of the NEOs (or their beneficiaries) would also be paid the value of any accrued but unused vacation time as of the termination date.
The following table sets forth what each current NEO would receive upon death or Disability under current employment arrangements as if the death or Disability occurred on December 31, 2023.

Name	Accrued Obligations ($)(1)	Pro Rata Incentive ($)	Value of Accelerated Equity Vesting ($)(2)	Total ($)
Robert J. Saltiel, Jr.	3,308	861,445	6,091,756	6,956,509
Kelly Youngblood	—	381,654	1,816,100	2,197,754
Daniel J. Churay	10,385	288,070	1,091,355	1,389,810
Grant R. Bates	788	246,221	689,633	936,642
Rance C. Long	—	227,029	552,052	779,081

(1)	These amounts represent accrued salary and accrued but unused vacation time as of December 31, 2023.

(2)
The amount in this column includes the value of the acceleration of the vesting of an additional 33% (for awards granted prior to 2023) and the remaining amount (for awards granted in 2023) of the unvested RSUs as of December 31, 2023. With respect to PSUs, the number of the shares awarded will be based on performance at the end of the applicable PSU performance period, prorated based on the number of days the Company employed the participant in the performance period prior to participant’s death or Disability, rounded up to the nearest whole year. It is not possible to predict actual performance for the 2022-2024 PSUs and 2023-2025 PSUs; however, as of December 31, 2023, the performance for the 2021-2023 PSUs was completed and, therefore, actual performance was used. In all cases, the value of the accelerated vesting is based on the closing price on December 29, 2023, of our common stock of $11.01.

Change in Control
Under our employment agreements with each of Messrs. Saltiel
a
nd Youngblood, if upo
n
a Change in Control (each as defined in the respective employment agreement), or within 24 months following a Change in Control, the Executive’s employment is terminated by the Company other than for “Cause”, death or “Disability”, or by the executive for “Good Reason” (each as defined in the employment agreements), Messrs. Saltiel and Youngblood would be entitled to the following:

●	All accrued, but unpaid obligations (including, salary, unpaid annual cash incentive for completed periods, expense reimbursement and vacation pay);

●
Payment of an amount equal to the sum of three times (for Mr. Saltiel) and two times (for Mr. Youngblood) the sum of base salary plus target annual cash incentive, as in effect on the date of termination;

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year and

●	Medical Continuation (as defined in each employment agreement) for 36 months (for Mr. Saltiel) and 24 months (for Mr. Youngblood).
Under our Executive Separation Policy, if upon a Change in Control (as defined in the Executive Separation Policy), or within 24 months following a Change in Control, the employment of Messrs. Churay, Bates or Long is terminated by the Company other than for “Cause”, death or “Disability”, or by the executive for “Good Reason” (each as defined in the agreements), Messrs. Churay, Bates and Long would be entitled to the following:

●	All accrued, but unpaid obligations (including, salary, unpaid annual cash incentive for completed periods, expense reimbursement and vacation pay);

89	2024 Proxy Statement

●	Payment of an amount equal to two times (for Mr. Churay) or 1.5 times (for Messrs. Bates and Long) the sum of base salary plus target annual cash incentive, as in effect on the date of termination;

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year; and

●	Medical Continuation (as defined in the Executive Separation Policy) for 24 months (for Mr. Churay) or 18 months (for Messrs. Bates and Long).
Additionally, pursuant to the Omnibus Incentive Plan and applicable award agreements, RSUs granted prior to 2024 outstanding on the date of a Change in Control (as defined in the Omnibus Incentive Plan) would accelerate and vest. With respect to PSUs granted prior to 2024, the closing date of the Change in Control will be deemed to be the last day of the applicable performance period for those two tranches in which the closing date occurs during such tranche’s performance period, and the TSR measures is then applied to determine the payout under the PSU awards, which fully vest on that basis;
provided
, that, if the closing date of the Change in Control occurs prior to the first day of the performance period for Tranche 2 or Tranche 3 the performance for such period will be deemed to have been achieved at target performance (50th percentile).
For PSU and RSU grants made beginning in 2024, PSUs and RSUs do not automatically vest upon a Change in Control so long as the unvested awards are replaced with equity of an equal value by an acquiror, which equity is listed on a major U.S. stock exchange (
i.e.
NASDAQ or the New York Stock Exchange). So long as this replacement occurs, the equity will not vest upon a Change in Control but would vest if the recipient’s employment is terminated without “Cause” or the recipient leaves the Company for “Good Reason” (as those terms are defined in the PSU and RSU agreements).
Thus, grants beginning in 2024 have “
double-trigger
” vesting upon a Change in Control
.
The following table sets forth what each current NEO would receive upon a Change in Control as if the Change in Control occurred on December 31, 2023 and the NEO were terminated without Cause or resigned for Good Reason upon the Change in Control.

Name	Accrued Obligations ($)(1)	Lump Sum Payment ($)	Pro Rata Incentive ($)	Value of Medical Benefits ($)	Value of Accelerated Equity Vesting ($)(2)	Total ($)

Robert J. Saltiel, Jr.	3,308	5,805,000	861,445	19,364	10,400,483	17,089,600

Kelly Youngblood	—	2,014,000	381,654	26,224	3,193,295	5,615,173

Daniel J. Churay	10,385	1,620,000	288,070	26,224	1,892,157	3,836,836

Grant R. Bates	788	1,076,250	246,221	9,682	1,237,066	2,570,007

Rance C. Long	—	992,250	227,029	31,646	1,057,189	2,308,114

(1)	These amounts represent accrued but unused vacation time as of December 31, 2023.

(2)
Equity accelerates upon a Change in Control even if the NEO is not terminated from employment. Therefore, the amounts in this column would have been payable upon a Change in Control on December 31, 2023, even if the amounts in the other columns were not payable because the NEO had not yet terminated employment. The amounts in this column include the value of the acceleration of the unvested RSUs and unvested PSUs. For PSUs, if a performance period is completed, actual performance is used; if a performance period is underway but not completed, the last date of the performance period is changed to the date that the Change in Control has occurred, and performance is then measured; for performance periods that have not started, the performance is deemed to be at target. For the purposes of the table, a December 31, 2023 Change in Control date was applied. As the 2021 – 2023 PSU performance period was completed as of December 31, 2023, the actual performance was used. For the 2022 and 2023 PSU grants, the table above reflects results of completed
1-year
performance periods in 2022 and 2023, the results the shortened performance periods at December 31, 2023 for the
3-year
performance periods that are underway, and target for the 2024 and 2025
1-year
performance periods. Actual results could vary significantly. In all cases, the value of the accelerated vesting is based on the closing price on December 29, 2023 of our common stock of $11.01.

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Certain Relationships and Related Transactions
This section describes material related party transactions between us and our directors, executive officers and 5% stockholders and their immediate family members that occurred in 2023.
Mario Investments LLC
See “Preferred Stock Issuance” for a discussion of our relationship with Mario Investments LLC, our preferred stockholder with which our director, Henry Cornell, is affiliated.
Related Employment
Mr. Bates’ wife is employed in the Marketing Department of the Company and has no direct reporting relationship to Mr. Bates. Her total compensation for 2023 was approximately $130,349.
Related Party Transaction Policy
We have in place a formal written Related Party Transaction Policy for the review, approval, ratification and disclosure of related party transactions. This policy applies to any transaction, arrangement or relationship (or any series of similar or related transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest. The Audit Committee of the Board must review, and may approve and ratify a related party transaction that is subject to the Related Party Transaction Policy, if the transaction is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, that the Audit Committee believes are no less favorable to us than could be obtained in an arm’s-length
transaction with an unrelated third-party, unless the Audit Committee otherwise determines that the transaction is not in our best interests. Our Audit Committee does not need to approve or ratify any related party transaction or modification of the transaction that the Board has approved or ratified by the affirmative vote of a majority of directors who do not have a direct or indirect material interest in such transaction. In addition, our Compensation & Human Capital Committee, rather than our Audit Committee, must approve related party transactions involving compensation of our directors and executive officers.
Our credit facilities also contain covenants which, subject to certain exceptions, require us to conduct all transactions with any of our affiliates on terms that are substantially as favorable to us as we would obtain in a comparable arm’s-length
transaction with a person that is not an affiliate.

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REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee is composed entirely of non-management, independent directors. Our Board has determined that all of the members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. In addition, the Board has determined that all of its members meet the definition of “audit committee financial expert” as defined by the rules and regulations of the SEC. In 2023, the Audit Committee held five meetings.

The Audit Committee has adopted, and annually reviews and assesses the adequacy of a charter outlining the practices it follows. The charter, which complies with all current regulatory requirements, can be viewed on the Company’s website, www.mrcglobal.com, by clicking on “Investors”, then “Corporate Governance”, then “Documents and Charters”, then “Audit Committee”.

In 2020, the Audit Committee and the Company assessed the benefits of outsourcing the Company’s internal audit function and selected KPMG LLP (the “IA Firm”) to provide these services. At each of its regularly scheduled meetings during 2023, the Audit Committee met with the senior members of the Company’s financial management team. The Audit Committee reviewed with senior members of the Company’s financial management team, the independent auditors and the IA Firm, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Additionally, the Audit Committee had, or provided the opportunity to have, separate private sessions without members of management present, during each of its regularly scheduled quarterly meetings, with the Company’s independent auditors and the IA Firm at which candid discussions regarding financial management, legal, accounting, auditing, and internal control matters took place. The Audit Committee also discussed the effectiveness of the Company’s compliance program and received status reports, including a review of hotline results and compliance issues. Members of the Audit Committee also met in executive session during each of its regularly scheduled quarterly meetings. Finally, the Audit Committee Chair met periodically with members of management, the Company’s independent auditors and representatives of the IA Firm to review Audit Committee meeting agendas and discuss accounting and reporting matters.

The chair of the Audit Committee is also a member of the Board’s Environmental, Social, Governance (“ESG”) and Enterprise Risk Committee (the “ESG Committee”). The Board’s ESG Committee assists the Board with oversight of ESG matters and the Company’s enterprise risk framework. This includes oversight of ESG risks, such as the risks associated with climate change, and cybersecurity risks. The Audit Committee coordinates with the ESG Committee regarding these matters, and the chair of the Audit Committee participates as member of the ESG Committee in oversight of these matters. The Audit Committee has worked with the ESG Committee to engage external auditors or consultants from time to time to audit or review various aspects of the Company’s climate change reporting and cybersecurity policies and programs. In 2023, the Audit Committee received reports from KPMG LLP, the Company’s outsourced internal auditor, on a review of the validation of the Company’s energy transition data reporting, IT security policies and data loss prevention processes. With respect to cybersecurity, the Company’s policies are aligned with standards promulgated by the National Institute of Standards and Technology (NIST).

The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal controls over financial reporting and management’s conclusions on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has also discussed with the independent auditors their evaluation of the Company’s system of internal controls over financial reporting.

The Audit Committee reviewed with senior members of management, representatives of the IA Firm, the general counsel, and the independent auditors, significant risks and exposures that management identified, the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs.

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During 2023, the Audit Committee also discussed with the Company’s independent auditors the auditing standard report requiring external auditors to include a discussion of critical audit matters (“CAMs”) in their audit report. During those discussions, the independent auditors indicated their determination that the Company’s inventory valuation and the impact of its LIFO costing methodology on the valuation would again likely be a CAM matter for the Corporation based on the results of the 2023 audit and expectations for matters to be addressed during the remainder of the audit.

The Audit Committee formally evaluates the performance of the Company’s independent auditors, including the senior audit engagement team members, each year and determines whether to reengage the current independent auditors or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services the auditors provided, the auditors’ global capabilities, the auditors’ technical expertise, tenure as the Company’s independent auditors, knowledge of the Company’s global operations and industry and reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also reviews the process that the external auditing firm uses to monitor its independence. Based on this evaluation, the Audit Committee decided to engage Ernst & Young LLP (“E&Y”) as our independent auditors for the year ended December 31, 2024. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its long-standing practice of recommending that the Board ask the stockholders, at their Annual Meeting, to ratify the appointment of the independent auditors (see Proposal III).

The Audit Committee is directly responsible for appointing, compensating, retaining and overseeing the work of MRC Global’s independent registered public accounting firm, including reviewing and evaluating the performance of the lead audit partner responsible for the Company’s audit, overseeing the required five-year rotation of the lead audit partner and reviewing and considering the selection of the new lead audit partner. E&Y’s lead audit partner’s five-year rotation was completed with the 2022 year-end audit. The new lead audit partner began his rotation in 2023. E&Y has served as the Company’s independent registered public accounting firm continuously since 2007.

Management has reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations and reviewed certifications that the chief executive officer and the chief financial officer prepared that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company, and have expressed to both management and the independent auditors their general preference for appropriate policies when a range of accounting options is available.

In its meetings with representatives of the independent auditors, the Audit Committee discussed those matters required to be discussed by the applicable requirements of the rules of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees (AS1301). The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence. The Audit Committee considered with the independent auditors whether the provision of non-audit services they provided to the Company during 2023 was compatible with their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting and for preparing the financial statements, and other reports, and of the independent auditors, who are engaged to audit and report

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on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee also relies upon the IA Firm in performing the internal audit function of testing internal controls over financial reporting. In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Ronald L. Jadin, Chair

Leonard M. Anthony

Barbara J. Duganier

Dr. Anne McEntee

(Mr. Hager, who joined the Board in March 2024, did not sign as he was not a member of the Audit Committee at the time of the report. The Board has determined that Mr. Hager is “financially literate” as defined by SEC rules and regulations.)

Principal Accounting Fees and Services

The following table presents by category of service the total fees for services rendered by E&Y during the fiscal years ended December 31, 2023, and 2022.

	Year Ended December 31 (Dollars in thousands)
	2023	2022
Audit Fees (1)	$2,397	$1,982
Audit Related Fees (2)	—	43
Tax Compliance Fees	190	134
Tax Advisory Fees (3)	240	282
All Other Fees (4)	—	20

	$2,827	$2,461

(1)

Includes fees and expenses related to the audit of the Company’s annual consolidated financial statements, internal controls over financial reporting, statutory audit services required internationally and reviews of the Company’s quarterly financial statements. The increase in 2023 audit fees was primarily related to an annual inflationary increase in fees, timing of payments and an agreed upon increase in audit hours for the year.

(2)

Includes fees for the audit of the Company’s retirement plan and other assurance and related services with respect to the audit or review of the Company’s financial statements, which are not reported under Audit Fees.

(3)	Includes fees for planning and advice with respect to various domestic and foreign corporate tax matters.

(4)	Miscellaneous out-of-pocket expenditures in connection with services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of Ernst & Young LLP (E&Y), our independent registered public accounting firm, based upon the quality and efficiency of services provided by E&Y, their global capabilities, and their knowledge of and expertise concerning our operations. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by our independent registered public accounting firm.

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On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of E&Y. On a periodic basis, the actual spending for these projects and services compared to the approved amounts is reported to the Audit Committee. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to the chair of the Audit Committee; provided that any pre-approvals are reported to the Audit Committee at a subsequent Audit Committee meeting. In 2022 and 2023, the Audit Committee approved all of E&Y’s services.

The Audit Committee’s pre-approval policy with respect to audit and non-audit services is an attachment to the Audit Committee Charter, which is available on our website at www.mrcglobal.com.

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PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for selecting our independent, registered public accounting firm. At a meeting held on February 6, 2024, the Audit Committee appointed Ernst & Young LLP (E&Y) as the independent auditors to audit our financial statements for calendar year 2024. A representative of E&Y will attend the Annual Meeting and will be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so. Stockholder approval of the appointment of E&Y is not required, but the Audit Committee and the Board are submitting the selection of E&Y for ratification to obtain our stockholders’ views. If a majority of the stockholders do not ratify the appointment of E&Y, the Audit Committee and the Board will consider the voting results and evaluate whether to select a different independent auditor.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present virtually or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions from voting on this proposal and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR 2024.

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PROPOSAL IV: AMEND THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION

The State of Delaware, which is the Company’s state of incorporation, enacted legislation that enables Delaware companies to limit the liability of certain of their officers in limited circumstances. In light of this update, we are proposing to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by new stockholders on behalf of the corporation) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.

The ESG & Enterprise Risk Committee believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Further, the ESG & Enterprise Risk Committee noted that the proposed provision would not negatively impact stockholder rights. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the ESG & Enterprise Risk Committee believes would accrue to the Corporation and its stockholders in the form of an enhanced ability to attract and retain talented officers, the ESG & Enterprise Risk Committee recommended to the Board an amendment to the Certificate of Incorporation to provide such exculpation to the extent permitted by Delaware law. Based on this recommendation, the Board determined that it is in the best interests of the Company and our stockholders to amend the Certificate of Incorporation as described herein.

Accordingly, we ask our stockholders to vote on the following resolution (the “Officer Exculpation Amendment’):

“RESOLVED, that the Corporation’s stockholders approve an amendment to the Corporation’s amended and restated certificate of incorporation to add, amend and replace Article VII in its entirety, which shall read as follows:

ARTICLE VII

Section 7.1 Limited Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(a)	for any breach of the director’s or officer’s respective duty of loyalty to the Corporation or its stockholders;

(b)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)	of directors under Section 174 of the DGCL; or

(d)	for any transaction from which the director or officer derived an improper personal benefit.

If the DGCL is amended to authorize corporation action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article VII by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or office of the Corporation existing at the time of such repeal or modification.

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The affirmative vote of holders of at least seventy-five percent (75%) of the voting power of issued and outstanding stock of the Company entitled to vote thereon, voting together as a single class, is required under the Certificate of Incorporation to approve the Officer Exculpation Amendment. For Proposal IV, a failure to vote, a broker non-vote or an abstention will have the same effect as a vote “AGAINST” the proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCLUDE THE OFFICER EXCULPATION AMENDMENT.

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SUSTAINABILITY AND SOCIAL RESPONSIBILITY

Our sustainability and social responsibility focus is an integral part of our business and helps us identify goals as we pursue business opportunities and manage our Company’s risk. Our focus, which is illustrated below by our Company’s core values, enables us to better serve our customers, communities, stakeholders and employees and deliver long-term value through sustainable results.

Safety Leadership	Customer Satisfaction

Our number one focus is the safety of our employees, customers and those with whom we interact. Safety is both a core value and strategy, and safety leadership is part of our culture.	Our customers are at the center of everything we do, helping us to shape our strategic priorities.

Business Ethics	Operational Excellence

As a global leader, we always strive to operate with integrity and responsibility in all aspects of our operations.	Our operational excellence strategy helps us to continually find better and more efficient ways to conduct business and provide the best services at an affordable cost for our customers.

Employee Development	Financial Performance

We seek to maintain an environment that is open and diverse, provides equal opportunity and is inclusive and where our people feel valued, included and accountable. We want each person to be developed to his or her fullest potential.

We know that by being true to our values, we will continue to achieve our goals, positively impact our industry and the communities where we live and work and deliver long-term value to our stockholders.

Community and Charity Development	Teamwork

We support our communities through MRC Global Cares initiatives and our ESG Committee, as detailed below.	MRC Global recognizes that our people are our greatest strength. We are a global team dedicated to our customers, our communities and each other.

Our core values drive environmental, social responsibility and governance (ESG) actions for all of our stakeholders and include:

Safety Performance

●	2023: The Company’s 2023 safety performance exceeded our 2023 safety target expectations by achieving a 0.69 TRIR (target of 0.76) and a 0.22 LTIR (target of 0.24).

●

2023: The Company’s 2023 safety performance continues to compare favorably to the 2022 BLS average of a TRIR 3.5 and a BLS LTIR average of 1.6, in each case, for metal and mineral (except petroleum) merchant wholesalers.

Compensation of our NEOs and other members of our executive management team is based in part on the Company attaining certain safety performance goals.

Sustainable Environment

●

As the world, including many of the Company’s major oil and gas customers, transitions from fossil fuels to fuels with lower carbon emissions, the Company is continuously reviewing its product and customer mix to enable the Company and its customers to facilitate this transition. We are participating in significant new projects involving biofuels production, offshore windfarms, hydroelectric generation, carbon capture, utilization and storage and hydrogen production.

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●	Over $1 billion (96% of total valve sales) of our valve sales in 2023 were from the sale of “Low-E” valves, which substantially reduce fugitive emissions of methane and other greenhouse gases.

●	Our senior vice president – sustainability (SVP – Sustainability) reports to the CEO and is on our leadership team.

●	We have aligned our GHG emissions reporting with the GHG Protocol and continued to improve our data processes to better track, report and manage Scope 1 and 2 emissions as well as water usage.

Supplier Quality Process (Processes, Policies & Audits)

●

We utilize supplier audits to increase ethical behavior in our supply chain, avoid improper labor practices and encourage sustainability. This diligence includes greater focus on climate change and fair labor factors for greater visibility into our supplier’s sustainability maturity.

Human Capital Management

●	We expanded our human capital management system to include recruiting operations, allowing us to further consolidate data and efficiency to a single platform.

●	We implemented a modern employee engagement survey with over 83% participation, providing actionable feedback for improved engagement.

●	We pay our hourly employees in the U.S. at least $15 per hour beginning in their first year of employment and in other countries we pay prevailing wages for our industry.

Diversity and Inclusion

●	Immediately following our 2024 Annual Meeting, assuming all directors are re-elected, 44% of our Board of Directors and 75% of our Board leadership roles will be from diversity groups.

●	At the end of 2023, 33% of our directors and above were female, and 51% of our workforce in corporate functions were women.

The Company understands the importance of proper management of sustainability and social responsibility factors and how critical meeting the high standards in these areas are for MRC Global’s operations. Proper management of these matters is of long-term significance to our stockholders, employees and communities. Our Board understands and appreciates that conscientious management of these factors leads to better returns for our stockholders. Therefore, the Board has tasked its ESG & Enterprise Risk Committee with assisting the full Board in its oversight of the Company’s efforts on environmental and sustainability matters and reporting to the entire Board on a quarterly basis.

The Company’s management has formed an ESG Management Committee. Our ESG Management Committee is spearheaded by our SVP – Sustainability and sponsored by our EVP – Corporate Affairs and is comprised of executives representing various functions within our Company including operations, finance, quality, safety, corporate services, marketing, human resources, investor relations and valve supply chain management leaders. We believe that proper management of ESG factors ultimately leads to greater returns and contributes to more engaged employees, resulting in a more effective organization. The ESG Management Committee identifies and discusses ESG issues material to MRC Global’s business, including our human capital management practices and product offerings. The SVP – Sustainability reports quarterly to our Board through the ESG & Enterprise Risk Committee and oversees disclosure to investors and stakeholders through our annual ESG Report, filings with the SEC and on our Company’s website. The ESG & Enterprise Risk Committee of the Board is comprised of non-executive directors providing oversight of governance, enterprise risk management and ESG matters. Members of the ESG & Enterprise Risk Committee assist the full Board in its oversight of the Company’s efforts on ESG matters and report to the Board on a quarterly basis.

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Please see our 2023 Environmental, Social Responsibility & Governance Report on our website at https://www.mrcglobal.com, by clicking on “ESG”, then “2023 ESG Report”. Our 2024 ESG report will also be published at this link when available.

MRC Global Cares

In 2023, MRC Global continued as a platform sponsor with the American Heart Association. We are proud that our Company and employees are supporting an organization fighting against the world’s leading cause of death. Our goal is to advance health, safety and well-being for our employees, customers and communities, and this sponsorship formalizes that commitment.

In addition, MRC Global has supported numerous charities and causes in each of the communities in which we operate.

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INCORPORATION BY REFERENCE

The Compensation & Human Capital Committee Report on Executive Compensation and the Report of the Audit Committee are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings that MRC Global makes under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that MRC Global specifically incorporates this information by reference. In addition, the website addresses contained in this Proxy Statement are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

The Board has not received valid notice of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, all proxies that have been properly submitted will be voted in respect thereof as the proxyholders deem advisable.

It is important that proxies be returned promptly to ensure that your shares are represented at the Annual Meeting. Stockholders are urged to submit your proxy or voting instructions as soon as possible electronically over the internet, or, if you received a printed copy of the proxy materials, by completing, dating, signing and returning the enclosed proxy card or voting instruction form.

ACCESS TO REPORTS AND OTHER INFORMATION

We file our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.mrcglobal.com. We make available free of charge through the Investor Relations tab of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Ethics for Senior Officers, Board committee charters, and the MRC Global Code of Ethics are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above (i) upon written request to our Corporate Secretary at 1301 McKinney Street, Suite 2300, Houston, Texas 77010, or (ii) by e-mail request to our Corporate Secretary at gc@mrcglobal.com, or (iii) by calling toll free at 877-294-7574.

Houston, Texas

March   , 2024

102	2024 Proxy Statement

PRELIMINARY COPY SUBJECT TO COMPLETION c/o Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230 VOTE B Y INTERNET Please have your WHITE universal proxy card available when you access the website www.cesvote.com and follow the simple directions that will be presented to you. VOTE B Y MA I L Please mark, sign and date your WHITE universal proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS WHITE UNIVERSAL PROXY CARD TODAY! Control Number If submitting your WHITE universal proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. MRC Global Inc. WHITE UNIVERSAL PROXY CARD Proxy Solicited on Behalf of the Board of Directors of MRC Global Inc. for the Virtual Annual Meeting of Stockholders on ["], 2024. The stockholder of MRC Global Inc. (MRC Global) referenced below hereby appoints DANIEL J. CHURAY and KELLY YOUNGBLOOD, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of MRC GLOBALs Stock the stockholder referenced below is entitled to vote at the Annual Meeting of Stockholders of MRC Global Inc. to be held on the ["] day of ["], 2024, and at any and all adjournments thereof, on all matters coming before said meeting. THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED COMPANY NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERENCED ON THE REVERSE SIDE HEREOF. PLEASE SEE THE REVERSE SIDE FOR VOTING INSTRUCTIONS. If you vote by telephone or the internet, please DO NOT mail back this proxy card. THANK YOU FOR VOTING Signature Date Title or Authority Signature if Held Jointly NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. (Continued and to be marked on the other side)PRELIMINARY COPY SUBJECT TO COMPLETION c/o Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230 VOTE B Y INTERNET Please have your WHITE universal proxy card available when you access the website www.cesvote.com and follow the simple directions that will be presented to you. VOTE B Y MA I L Please mark, sign and date your WHITE universal proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS WHITE UNIVERSAL PROXY CARD TODAY! Control Number If submitting your WHITE universal proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. MRC Global Inc. WHITE UNIVERSAL PROXY CARD Proxy Solicited on Behalf of the Board of Directors of MRC Global Inc. for the Virtual Annual Meeting of Stockholders on May 7, 2024. The stockholder of MRC Global Inc. (MRC Global) referenced below hereby appoints DANIEL J. CHURAY and KELLY YOUNGBLOOD, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of MRC GLOBALs Stock the stockholder referenced below is entitled to vote at the Annual Meeting of Stockholders of MRC Global Inc. to be held on the ["] day of ["], 2024, and at any and all adjournments thereof, on all matters coming before said meeting. THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED COMPANY NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERENCED ON THE REVERSE SIDE HEREOF. PLEASE SEE THE REVERSE SIDE FOR VOTING INSTRUCTIONS. If you vote by telephone or the internet, please DO NOT mail back this proxy card. THANK YOU FOR VOTING Signature Date Title or Authority Signature if Held Jointly NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. (Continued and to be marked on the other side)

MRC GLOBAL INC. Virtual Annual Meeting of Stockholders via the Internet at ["] ["], 2024 ["] Houston, Texas time You may register to attend the virtual meeting by visiting ["]. To register for the virtual meeting, you must have your control number that is printed on the reverse side of this form. Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders. The 2024 Proxy Statement and Annual Report are available at: www.edocumentview.com/MRC If you have any questions, require assistance in voting your WHITE universal proxy card, or need additional copies of the Companys proxy materials, please contact our proxy solicitor: M O R R O W S O D A L I 430 Park Ave., 14th Floor New York, New York 10022 or Call Collect (203) 658-9400 Email: MRC@info.morrowsodali.com TO SUBMIT YOUR WHITE UNIVERSAL PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. MRC Global Inc. WHITE Universal Proxy Card The Board of Directors recommends a vote FOR ONLY each of the following 8 Company nominees listed in Item 1 (A-H) below. 1. Election of eight Directors for a term to end as of the 2025 annual meeting. You may mark instructions with respect to any or all of the nominees, however you should mark a vote FOR only eight nominees in total. If you vote FOR more than eight nominees, all of your votes on Proposal 1 will be invalid and will not be counted. You are permitted to vote for fewer than eight nominees. If you vote FOR fewer than eight nominees, your shares will only be voted FOR those nominees you mark. Company Nominees: The Board of Directors of the Company recommends you vote FOR only the following eight Company nominees 1A through 1H: FOR WITHHOLD (1A) Deborah G. Adams (1B) Leonard M. Anthony (1C) George John Damiris (1D) David A. Hager (1E) Ronald L. Jadin (1F) Dr. Anne McEntee (1G) Robert J. Saltiel, Jr. (1H) Robert L. Wood Engine Capital Nominees Opposed by the Company: The Board of Directors of the Company recommends you vote WITHHOLD for the following two Engine Capital nominees 1I through 1J: FOR WITHHOLD (1I) Bradley T. Favreau (1J) Daniel B. Silvers The Board of Directors recommends a vote FOR Proposals 2, 3 and 4. 2. Approve a non-binding advisory resolution approving the Companys named executive officer compensation. FOR AGAINST ABSTAIN 3. Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2024. FOR AGAINST ABSTAIN 4. Approve a proposal to amend the Corporations Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. FOR AGAINST ABSTAIN NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof to the extent permitted by Rule 14a-4(c) of the Exchange Act. Continued and to be signed on the reverse side MRC GLOBAL INC. Virtual Annual Meeting of Stockholders via the Internet at https://www.cesonlineservices.com/mrc24 vm May 7, 2024 10:00 a.m. Houston, Texas time You may register to attend the virtual meeting by visiting https://www.cesonlineservices.com/mrc24_vm. To register for the virtual meeting, you must have your control number that is printed on the reverse side of this form. Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders. The 2024 Proxy Statement and Annual Report are available at: www.edocumentview.com/MRC If you have any questions, require assistance in voting your WHITE universal proxy card, or need additional copies of the Companys proxy materials, please contact our proxy solicitor: M O R R O W S O D A L I 430 Park Ave., 14th Floor New York, New York 10022 or Call Collect (203) 658-9400 Email: MRC@info.morrowsodali.com TO SUBMIT YOUR WHITE UNIVERSAL PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. MRC Global Inc. WHITE Universal Proxy Card The Board of Directors recommends a vote FOR ONLY each of the following 8 Company nominees listed in Item 1 (A-H) below. 1. Election of eight Directors for a term to end as of the 2025 annual meeting. You may mark instructions with respect to any or all of the nominees, however you should mark a vote FOR only eight nominees in total. If you vote FOR more than eight nominees, all of your votes on Proposal 1 will be invalid and will not be counted. You are permitted to vote for fewer than eight nominees. If you vote FOR fewer than eight nominees, your shares will only be voted FOR those nominees you mark. Company Nominees: The Board of Directors of the Company recommends you vote FOR only the following eight Company nominees 1A through 1H: FOR WITHHOLD (1A) Deborah G. Adams (1B) Leonard M. Anthony (1C) George John Damiris (1D) David A. Hager (1E) Ronald L. Jadin (1F) Dr. Anne McEntee (1G) Robert J. Saltiel, Jr. (1H) Robert L. Wood Engine Capital Nominees Opposed by the Company: The Board of Directors of the Company recommends you vote WITHHOLD for the following two Engine Capital nominees 1I through 1J: FOR WITHHOLD (1I) Bradley T. Favreau (1J) Daniel B. Silvers The Board of Directors recommends a vote FOR Proposals 2, 3 and 4. 2. Approve a non-binding advisory resolution approving the Companys named executive officer compensation. FOR AGAINST ABSTAIN 3. Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2024. FOR AGAINST ABSTAIN 4. Approve a proposal to amend the Corporations Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. FOR AGAINST ABSTAIN NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof to the extent permitted by Rule 14a-4(c) of the Exchange Act. Continued and to be signed on the reverse side MRC GLOBAL INC. Virtual Annual Meeting of Stockholders via the Internet at ["] ["], 2024 ["] Houston, Texas time You may register to attend the virtual meeting by visiting ["]. To register for the virtual meeting, you must have your control number that is printed on the reverse side of this form. Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders. The 2024 Proxy Statement and Annual Report are available at: www.viewourmaterial.com/mrc If you have any questions, require assistance in voting your WHITE universal proxy card, or need additional copies of the Companys proxy materials, please contact our proxy solicitor: M O R R O W S O D A L I 430 Park Ave., 14th Floor New York, New York 10022 or Call Collect (203) 658-9400 Email: MRC@info.morrowsodali.com TO SUBMIT YOUR WHITE UNIVERSAL PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. MRC Global Inc. WHITE Universal Proxy Card The Board of Directors recommends a vote FOR ONLY each of the following 8 Company nominees listed in Item 1 (A-H) below. 1. Election of eight Directors for a term to end as of the 2025 annual meeting. You may mark instructions with respect to any or all of the nominees, however you should mark a vote FOR only eight nominees in total. If you vote FOR more than eight nominees, all of your votes on Proposal 1 will be invalid and will not be counted. You are permitted to vote for fewer than eight nominees. If you vote FOR fewer than eight nominees, your shares will only be voted FOR those nominees you mark. Company Nominees: The Board of Directors of the Company recommends you vote FOR only the following eight Company nominees 1A through 1H: FOR WITHHOLD (1A) Deborah G. Adams (1B) Leonard M. Anthony (1C) George John Damiris (1D) David A. Hager (1E) Ronald L. Jadin (1F) Dr. Anne McEntee (1G) Robert J. Saltiel, Jr. (1H) Robert L. Wood Engine Capital Nominees Opposed by the Company: The Board of Directors of the Company recommends you vote WITHHOLD for the following two Engine Capital nominees 1I through 1J: FOR WITHHOLD (1I) Bradley T. Favreau (1J) Daniel B. Silvers The Board of Directors recommends a vote FOR Proposals 2, 3 and 4. 2. Approve a non-binding advisory resolution approving the Companys named executive officer compensation. FOR AGAINST ABSTAIN 3. Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2024. FOR AGAINST ABSTAIN 4. Approve a proposal to amend the Corporations Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. FOR AGAINST ABSTAIN NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof to the extent permitted by Rule 14a-4(c) of the Exchange Act. Continued and to be signed on the reverse side